As submitted with the Securities and Exchange Commission on January 21, 2022

Registration Number__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Expion360 Inc. (Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	3691 (Primary Standard Industrial Classification Code Number)	81-2701049 (I.R.S. Employer Identification No.)

John Yozamp

Chief Executive Officer

2025 SW Deerhound Avenue

Redmond, OR 97756

(541) 797-6714

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company 112 North Curry Street Carson City, Nevada 89703 (775) 684-5708 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Rowland Day 465 Big Echo Bay Bigfork, Montana 59911 (949) 350-6500 Dane Johansen	Richard A. Friedman Greg Carney Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112 (212) 653-8700
Parr Brown Gee & Loveless
101 South 200 East, Suite 700
Salt Lake City, Utah 84111
(801) 532-7840

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered		Proposed Maximum Offering Price per Share(1)(2)(3)			Proposed Maximum Aggregate Offering Price			Amount of Registration Fee
Common Stock, par value $0.001 (6)	2,145,000		$	[●	]		[●	]		[●	]
Underwriters’ Warrants to Purchase Common Stock(4)(5)
Shares of common stock underlying underwriters’ warrants(1)(3)(5)
Shares of common stock registered on behalf of certain selling stockholders(7)
	[●	]		$7.00		$	[●	]	$	[●	]
Total:	—			—		$	[●	]	$	[●	]

(1)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes shares of common stock and/or warrants to purchase common stock the underwriters have the option to purchase to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may, from time to time, be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(4)	No fee pursuant to Rule 457(g) of the Securities Act.

(5)	Represents underwriters’ warrants to purchase up to an aggregate of 8% of the shares of common stock sold in the offering (excluding shares issuable upon the exercise of the over-allotment option described herein), at an exercise price equal to 130% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares of common stock underlying the underwriters’ warrants is $[●] (which is equal to 100% of $[●] ((100% of $[●])).

(6)	Pursuant to Rule 457(i) under the Securities Act, no separate fee is required.

(7)	Represents shares of common stock issuable to selling stockholders upon the exercise of certain warrants, in each case issued by the registrant in prior private placement offerings.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Prior to November 16, 2021, Expion360 Inc., the registrant whose name appears on the cover of this registration statement, was an Oregon limited liability company under the name of Yozamp Products Company, LLC. Yozamp Products Company, LLC filed articles of conversion with the Nevada Secretary of State to convert to a Nevada corporation (the “Corporate Conversion”) dated filed as of November 16, 2021. As a result of the Corporate Conversion, each membership interest in Yozamp Products Company, LLC was converted into capital stock of Expion360 Inc. The Corporate Conversion has heretofore been approved by the sole manager and majority members in interest of Yozamp Products Company, LLC.

The financial statements and summary historical financial data included in this registration statement are those of Yozamp Products Company, LLC and do not give effect to the Corporate Conversion. All share amounts and related prices reflected in the accompanying prospectus give effect to the Corporate Conversion.

In addition, this registration statement contains two forms of prospectus. One form of prospectus, which we refer to as the initial public offering prospectus, is to be used in connection with an initial public offering of 2,145,000 shares of common stock (plus an over-allotment option for an additional 321,750 of common stock). The other form of prospectus, which we refer to as the resale prospectus, is to be used in connection with the potential resale by certain selling stockholders of an aggregate of 559,431 shares of our common stock underlying warrants previously issued by us in private placement offerings to certain selling stockholders. The initial public offering prospectus and the resale prospectus will be identical in all respects except for the alternate pages for the resale prospectus included herein which are labeled “Alternate Page for Resale Prospectus.”

The information contained herein is subject to completion or amendment. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer, solicitation, or sale is not permitted.

Subject to Completion, dated January 21, 2022.

PRELIMINARY PROSPECTUS

EXPION360 INC.

Common Stock

This is an initial public offering of shares of Expion360 Inc. We are offering up to 2,466,750 shares of our common stock, par value $0.001 per share.

Prior to this offering, there has been no public market for our securities. We anticipate that the public offering price of the shares will be between $[●] and $[●]. We have applied to list our common stock and warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbol “[●]”. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on the Nasdaq, we will not complete this offering.

We intend to use the proceeds from this offering for sales and marketing expenses, research and development expenses, purchases of capital equipment, repayment of indebtedness, working capital and general corporate purposes. See “Use of Proceeds.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page [●] of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share			Total
Initial public offering price	$	[●	]	$	[●	]
Underwriting discounts and commissions (1)	$	[●	]	$	[●	]
Proceeds, before expenses, to us	$	[●	]	$	[●	]

(1)	See “Underwriting” beginning on page [●] this prospectus for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of 45 days to purchase up to [●] additional shares on the same terms and conditions set forth above.

The underwriters expect to deliver the shares against payment in New York, New York on [●] [●], 2022.

Paulson Investment Company LLC	Alexander Capital, LP

The date of this prospectus is [●]

[Insert Artwork]

Dealer Prospectus Delivery Obligation

Through and including [●][●], 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “Expion360” “we,” “our,” or “us” in this prospectus mean Expion360 Inc.;

●	assumes an initial public offering price of the shares of $7.00 per share, the midpoint of the estimated range of $[●] to $[●] per share;

●	all references to the “offering” refer to the offering contemplated by the IPO Prospectus;

●	“year” or “fiscal year” mean the Company’s fiscal year ending December 31; the Company’s current reporting period starts on January 1, 2020 and ends on December 31, 2020 (“fiscal 2020”); prior reporting periods referenced in this prospectus include the fiscal year ended December 31, 2019 (“fiscal 2019”); and the nine months ended September 30, 2021; and

●	all dollar or $ references when used in this prospectus refer to United States dollars.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal Company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications, articles and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions, or the negative of these terms or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

Summary of Risk Factors

●	We operate in an extremely competitive industry and are subject to pricing pressures.

●	We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

●	Our audited financial statements included a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

●	Our results of operations may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”).

●	If we fail to expand our sales and distribution channels, our business could suffer.

●	Our ability to expand into international markets is uncertain.

●	Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product deliver difficulties could interfere with our distribution plans and reduce our revenue.

●	The uncertainty in global economic conditions could negatively affect the Company’s operating results.

●	Government reviews, inquiries, investigations, and actions could harm our business or reputation.

●	Our operating results could be adversely affected by changes in the cost and availability of raw materials.

●	Increases in costs, disruption of supply or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

●	We could face potential product liability claims relating to products we assemble, manufacture or distribute which could result in significant costs and liabilities, which would reduce our profitability.

●	Our operations expose us to litigation, tax, environmental and other legal compliance risks.

●	Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

●	Quality problems with our products could harm our reputation and erode our competitive position.

●	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

●	Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

●	Our management team has limited experience managing a public company.

●	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this section and “Risk Factors”, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We focus on the design, assembly, manufacturing and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles (“RV’s”) and marine applications with plans to expand into home energy storage products and industrial applications. We design, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts from a creative sales and marketing approach. Our product-offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have over 175 customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize off of the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding, electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is manufactured for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Our Market Opportunity

The trend of vehicle electrification is expected to be a significant growth catalyst for lithium compounds over the next decade and beyond. According to a recent report from Allied Market Research Group, the global electric vehicle market was valued at $162.34 billion in 2019, and is projected to reach $801.81 billion by 2027, a CAGR of 22.6%. The North American electric vehicle market was projected to reach $194.20 billion by 2027, a CAGR of 27.5%.

Furthermore, the North American recreational vehicle (RV) market was estimated at roughly $26.7 billion in 2020, and is expected to grow at a 5% CAGR, approaching $36 billion by 2026 according to Mordor Intelligence. There are almost 400 national chain RV dealers in the United States according to Mordor Intelligence, further exemplifying the robust market for these vehicles. In addition, according to Mordor Intelligence, the global recreational boating market was valued at $29.0 billion in 2019, and is projected to reach $35.4 billion by 2027, growing at a CAGR of 5.1% from 2020 to 2027.

At the intersection of both these trends lies the rapidly expanding lithium battery market. The market for lithium-ion batteries is expected to grow at 12.3% CAGR between 2021 and 2030, from roughly $41 billion to $116 billion according to a report by Markets and Markets. The vast expansion of the lithium battery market can be attributed to global trends promoting clean energy, as well as the compact and flexible nature of lithium battery packs which make them easy to install in RV’s and boats. Our technology, which we believe offers industry leading battery pack flexibility for the most efficient energy storage, is poised to be able to offer power to these large vehicles such as RV’s and recreational boats.

Expion360 is focused on expanding its position in the deep cycle, off-grid and stationary energy storage markets. We believe that our products and vision align perfectly with the Biden Administration’s “National Blueprint for Lithium Batteries”.

The Biden Administration has laid out a bold agenda to address the climate crisis and build a clean and equitable energy economy that achieves carbon-pollution-free electricity by 2035 and puts the United States on a path to achieve net-zero emissions, economy-wide. We believe this government support will continue to drive rapid growth in the industry.

Lithium-based batteries power our daily lives, from consumer electronics to national defense. They enable electrification of the transportation sector and provide stationary grid storage, critical to developing the clean-energy economy. The U.S. has a strong research community, a robust innovation infrastructure for technological advancement of batteries, and an emerging lithium-based, battery manufacturing industry According to the US Department of Energy.

It is our desire to work closely with federal, state and local governments, as well as private industry to help America be the leader in lithium battery technology.

Competitive Strengths

We believe the following strengths differentiate Expion360 and create long-term, sustainable competitive advantages.

Superior Capacity to Lead Acid Competitors

Lead-acid batteries have always been the standard in RV and marine transportation vehicles. Our lithium-ion batteries offer superior capacity to our lead-acid competitors. Our batteries utilize lithium-iron phosphate, and therefore, are expected to have a lifespan of approximately 12 years — three to four times that of certain lead-acid batteries and with ten times the number of charging cycles. Furthermore, our typical battery provides three times the power of the typical, lead-acid battery despite being half the weight (comparing, for example, a typical lead-acid battery like Renogy Deep Cycle AGM, which is rated at 100Ah, to our own LFP 100Ah battery and assuming slow discharge at a .1C rate).

Battery Pack Flexibility

Our battery packs are also highly flexible, designed to be moved and used in various applications seamlessly. We plan to onshore our semi-automated pack assembly in Redmond, Oregon beginning in the fourth quarter of 2022. This should allow us to use a more flexible approach to forming and creating new battery packs. By onshoring, we expect to be able to react to market demands at a much quicker pace and increase profit levels over our competition.

Strong National Retail Customers

We have a national presence with several large retail customers, such as Camping World.

Long-time RV and Marine Industry Experience and Relationship

John Yozamp, Founder of Expion360, pioneered multiple new recreational concepts in the RV industry. As the previous founder and owner of Zamp Solar, he has extensive relationships in the RV OEM industry.

Strong Insider Ownership

Expion360 is owned and managed by a team with a strong track record in the RV and clean energy spaces. In addition, our company insiders owned over 59% equity in the company immediately prior to the offering, signaling a strong commitment and personal investment in the company.

Expansion into New Markets

While RV and marine applications currently drive revenue, Expion360 has plans to expand into the home energy market in the coming years. We are currently planning to launch the e360 Home Energy Storage system in 2024, providing customers a cost-effective and flexible energy storage system. Our e360 Home Energy Storage system is planned to target entry level customers with its modular design that will allow for DIY expansion. We see the vision of stored energy as a portable, moving concept, where stored energy can be transported from the home to other devices outside of it. Furthermore, Expion360 plans to file for IP protection for Expion360’s “Smart Talk” upon completion of development. “Smart Talk” is designed to allow multiple batteries in a bank to communicate as one and be linked to a network.

Strong Distribution Channels

Expion360 has sales relationships with many major RV and marine retailers and plans to use, what we believe is, a strong reputation in the lithium battery space to create an even stronger distribution channel. John Yozamp has used his decades of experience in the energy and RV industries to cultivate relationships with numerous retailers in the space. Expion360 has already established a sales relationships with Camping World, the largest RV retailer with sales representing around 25% of all new RV’s sold nationwide, as well as Electric World, Patrick Distribution, and NTP-STAG, a leading distributor of aftermarket RV parts.

Looking forward, Expion360 has a chance to further expand revenue in the first half of 2022. We have planned sales relationships with Meyer Distributing and Land ‘n Sea, which have combined annual revenues approaching $200 million. We also plan to begin sales relationships with Lewis Marine Supply, Northern Wholesale Supply, and Lorenz and Jones, which are large wholesalers of RV and boat parts, in 2022.

Recent Developments

On November 9, 2021, we issued to five individuals in consideration for services rendered to the Company warrants to purchase in aggregate up to 151,000 shares of our common stock at an exercise price of $2.90 per share (the “November 9 Warrants”). The November 9 Warrants are exercisable for a period of 3-years from the date of issuance and may be exercised via cashless exercise/net exercise provisions contained in the Warrants.

On November 22, 2021, we completed a private placement (the “Secured Note Financing”). In connection therewith, we issued an aggregate of $1,600,000 of 15% senior secured notes (the “Notes”) and warrants to purchase an aggregate of 559,431 shares of common stock at an exercise price of $3.32 per share (the “November 22 Warrants”). After deducting offering related expenses, including legal fees of $15,000 and certain diligence and advisory fees of $200,000 paid to an entity controlled by an employee of the underwriter, the net proceeds to us were approximately $1,385,000. Out of the total November 22 Warrants, warrants to purchase 28,936 shares of our common stock were issued to the same entity controlled by an employee of the underwriter that received the advisory fee. The maturity date of the Notes is the earlier of (i) May 15, 2023, (ii) the closing a Qualified Subsequent Equity Financing and (iii) the closing of a Change of Control. The Notes bear interest at a rate of 15% per annum of which (i) 10% accrues from the Closing Date and is paid to holder within 10 days after the first day of each month and (ii) 5% accrues and compound annually and payable in arrears on the Maturity Date. The Notes are general secured obligations as set forth in a security agreement between us and the noteholders. The November 22 Warrants are exercisable for a period of 10-years from the date of issuance and may be exercised via cashless exercise/net exercise provisions contained in the November 22 Warrants.

Company and Other Information

Expion360 Inc. was initially organized as a limited liability company under the name Yozamp Products Company, LLC in the State of Oregon on June 16, 2016 and converted to a Nevada corporation under its current name pursuant to articles of conversion dated as of November 16, 2021. Our principal executive offices are located at 2025 SW Deerhound Avenue, Redmond, OR 97756. Our main telephone number is (541) 797-6714. Our corporate website address is: www.expion360.com The information contained on, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon with respect to this offering.

Expion360, the Expion360 logo and any other current or future trademarks, service marks and trade names appearing in this prospectus are the property of Expion360. Other trademarks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This Prospectus Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this prospectus.

Nasdaq Listing Application and Proposed Symbol

We have filed an application to have our common stock and our shares underlying warrants listed on the Nasdaq under the symbol “[●]”. No assurance can be given that our application will be approved. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on the Nasdaq, we will not complete the offering.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold securities.

THE OFFERING

Shares to be offered by us	2,145,000 shares of common stock.

Common Stock outstanding before this offering (1)	4,300,000 shares

Common Stock outstanding after this offering (1) (2)	6,445,000 shares

Over-allotment option of common stock offered by us	321,750 shares of common stock at a price of $[●] less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Use of proceeds	Sales and marketing expenses, research and development expenses, purchases of capital equipment, repayment of indebtedness, working capital and general corporate purposes

Proposed Nasdaq Ticker Symbols

We have applied to have our common stock offered in the offering listed on the Nasdaq Capital Market under the symbol “[●]”. The listing of our common stock on the Nasdaq is a condition to consummating the offering.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” on page [●], together with all of the other information set forth in this prospectus, before deciding to invest in the securities offered by this prospectus.

(1)	Does not include (i) outstanding options to purchase 30,000 shares of our common stock issued to an individual; (ii) outstanding warrants to purchase 710,431 shares of our common stock issued to various individuals, of which warrants to purchase 559,431 shares have an exercise price of $3.32 per share and warrants to purchase 151,000 shares have an exercise price of $2.90 per share; (ii) shares of our Common Stock underlying the underwriters’ over-allotment option; and (iii) warrants to purchase up to 171,600 shares of our common stock issuable to the underwriters in connection with this offering at a price of 130% of the IPO price.

(2)	The number of shares of common stock outstanding after this offering, as set forth in the table above, is based on 4,300,000 shares of our common stock outstanding as of December 31, 2021, which excludes, as of that date, options to purchase 30,000 shares of our common stock issued to an individual and warrants to purchase 710,431 shares of our common stock issued to various individuals.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in this prospectus and the other information set forth or incorporated by reference in this prospectus. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus. See also the information contained under the heading “Cautionary Note Regarding Forward Looking Statements” above.

Risks Related to Our Business

We operate in an extremely competitive industry and are subject to pricing pressures.

We compete with a number of major international manufacturers, assemblers and distributors, as well as a large number of smaller, regional competitors. We anticipate continued competitive pricing pressure as foreign producers are able to employ labor at significantly lower costs than producers in the U.S. expand their export capacity and increase their marketing presence in our major Americas markets. Several of our competitors have strong technical, marketing, sales, manufacturing, distribution and other resources, as well as significant name recognition, established positions in the market and long-standing relationships with OEMs and other customers. Our ability to maintain and improve our operating margins has depended, and continues to depend, on our ability to control and reduce our costs. We cannot assure you that we will be able to continue to control our operating expenses, to raise or maintain our prices or increase our unit volume, in order to maintain or improve our operating results.

We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

We have experienced net losses in each period since inception. We generated net losses of $730,404 for the nine months ended September 30, 2021, $876,480 for the year ended December 31, 2020, and $201,273 for the year ended December 31, 2019.

Part of our business strategy is to focus on our long-term growth. As a result, our profitability may be lower in the near-term than it would be if our strategy were to maximize short-term profitability. Significant expenditures on sales and marketing efforts, expanding our platform, products, features, and functionality, and expanding our research and development, each of which we intend to continue to invest in, may not ultimately grow our business or cause long-term profitability. If we are ultimately unable to achieve profitability at the level anticipated by industry or financial analysts and our stockholders, our stock price may decline.

Our efforts to grow our business may be costlier than we expect, or our revenue growth rate may be slower than we expect, and we may not be able to increase our revenue enough to offset the increase in operating expenses resulting from these investments. If we are unable to continue to grow our revenue, the value of our business and Class A common stock may significantly decrease.

Our audited financial statements included a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

Our audited financial statements as of and for the years ended December 31, 2020 and 2019 were prepared on the assumption that we would continue as a going concern. There is a substantial doubt about our ability to continue as a going concern over the next twelve months and our independent auditors have included a “going concern” explanatory paragraph in their report on our financial statements as of and for the years ended December 31, 2020 and 2019. If our operating results fail to improve, then our financial condition could render us unable to continue as a going concern.

We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our sales in 2020 and 2019.

We currently derive a significant portion of our revenues from a limited number of customers. During the year ended December 31, 2020, sales to four customers individually totaled $273,102, $250,142, $221,726, and $186,897, and, in the aggregate, totaled $931,867 comprising approximately 57% of our total sales. Amounts due from these customers represented approximately 69% of total accounts receivable as of December 31, 2020. During the year ended December 31, 2019, sales to two customers totaled $273,840 and $151,973, comprising approximately 30% of our total revenues. Amounts due from these two customers represented approximately 37% of total accounts receivable as of December 31, 2019. An additional three customers comprised 49% of our accounts receivable as of December 31, 2019. There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers.  If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our products which could have an adverse effect on our margins and financial position, and could negatively affect our revenues and results of operations and/or trading price of our common stock.

We may not be able to successfully manage our growth.

We have been continuously expanding our operations since our founding in 2016. As we continue to grow, we must continue to improve our managerial, technical and operational knowledge and allocation of resources, and to implement an effective management information system. To effectively manage our expanded operations, we need to continue to recruit and train managerial, accounting, internal audit, engineering, assembly and manufacturing, technical, sales and other staff to satisfy our development requirements and there are currently significant In order to fund our ongoing operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, we will be required to manage relationships with a greater number of customers, suppliers, contractors, service providers, lenders and other third parties. We will need to further strengthen our internal control and compliance functions to ensure that we are able to comply with our legal and contractual obligations and to reduce our operational and compliance risks. We cannot assure you that we will not experience issues such as capital constraints, construction delays, operational difficulties at new locations, or difficulties in expanding our existing business and operations and in recruiting and training an increasing number of personnel to manage and operate the expanded business. Our expansion plans may also adversely affect our existing operations and thereby have a material adverse effect on our business, prospects, financial condition and results of operations.

Our results of operations may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”).

Public health epidemics or outbreaks could adversely impact our business. In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China, infections have been reported globally and causing disruption to many economies. The extent to which the coronavirus continues to impact our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, as well as the distribution and effectiveness of COVID-19 vaccines, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations, including among others, our manufacturing and supply chain, sales and marketing and could have an adverse impact on our business and our financial results. Additionally, countries may impose prolonged quarantines and travel restrictions, which may significantly impact the ability of our employees to get to their places of work to produce products, may make it such that we are unable to obtain sufficient components or raw materials and component parts on a timely basis or at a cost effective price or may significantly hamper our products from moving through the supply chain.

Our global operations expose us to risks associated with public health crises and epidemics/pandemics, such as COVID-19. We rely on our production facilities, as well as third-party suppliers and manufacturers, in the United States the People’s Republic of China (“PRC”), and other countries significantly impacted by COVID-19. This outbreak has resulted in the extended shutdown of certain businesses in many of these countries, which has resulted and may continue to result in disruptions or delays to our supply chain. Any disruption in these businesses will likely impact our sales and operating results. COVID-19 has had, and may continue to have, an adverse impact on our operations, supply chains and distribution systems and increase our expenses, including as a result of impacts associated with preventive and precautionary measures that we, other businesses and governments are taking. Due to these impacts and measures, we have experienced, and may continue to experience, significant and unpredictable reductions in demand for certain of our products. The degree and duration of disruptions to business activity are unknown at this time. The rapid spread of a contagious illness such as a novel coronavirus, or fear of such an event, can have a material adverse effect on the demand for our products and services and therefore have a material adverse effect on our business and results of operations.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our products. The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on our business, financial condition and results of operations. The extent of the impact will depend on future developments, including actions taken to contain COVID-19, and if these impacts persist or exacerbate over an extended period of time.

If we fail to expand our sales and distribution channels, our business could suffer.

If we are unable to expand our sales and distribution channels, we may not be able to increase revenue or achieve market acceptance of our products. We have recently expanded our direct sales force and plan to recruit additional sales personnel. New sales personnel will require training and take time to achieve full productivity, and there is strong competition for qualified sales personnel in our business. In addition, we believe that our future success is dependent upon establishing successful relationships with a variety of distribution partners. To date, we have entered into agreements with only a small number of these distribution partners. We cannot be certain that we will be able to reach agreement with additional distribution partners on a timely basis or at all, or that these distribution partners will devote adequate resources to selling our products. Furthermore, if our distribution partners fail to adequately market or support our products, the reputation of our products in the market may suffer. In addition, we will need to manage potential conflicts between our direct sales force and third-party reselling efforts.

Our ability to expand into international markets is uncertain.

We intend to expand our operations into international markets. In addition to general risks associated with international expansion, such as foreign currency fluctuations and political and economic instability, we face the following risks and uncertainties any of which could prevent us from selling our products in a particular country or harm our business operations once we have established operations in that country:

●	the difficulties and costs of localizing products for foreign markets;

●	the need to modify our products to comply with local requirements in each country; and

●	our lack of a direct sales presence in other countries, our need to establish relationships with distribution partners to sell our products in these markets and our reliance on the capabilities and performance of these distribution partners.

If we are unable to expand into international markets in the manner expected, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product deliver difficulties could interfere with our distribution plans and reduce our revenue.

We currently rely exclusively on foreign manufacturers to manufacture the lithium-ion batteries used as raw materials in our products, as well as certain other of our raw materials. We may suffer delays in receiving raw materials due to work stoppages, strikes or lockouts or other bottlenecks at the ports through which our raw materials are shipped. Likewise, we rely on trucking carriers to deliver products from the port of arrival to our distribution facilities and from our distribution facilities to our customers. Additionally, in some cases, third parties sort, store and direct-ship products to our customers. Labor unrest or other disruptions could result in product shortages and delays in distributing our products to retailers, which could materially and adversely affect our business, financial condition, results of operations and prospects.

The uncertainty in global economic conditions could negatively affect the Company’s operating results.

Our operating results are directly affected by the general global economic conditions of the industries in which our major customer groups operate. Our business segments are highly dependent on the economic and market conditions in each of the geographic areas in which we operate. Our products are heavily dependent on the end markets that we serve and our operating results will vary by location, depending on the economic environment in these markets. Sales of our RV and marine power products, for example, depend significantly on demand for new electric products for RV’s and marine applications, which, in turn, depends on end-user demand for RV’s and boats. The uncertainty in global economic conditions varies by geographic location, and can result in substantial volatility in global credit markets, particularly in the United States, where we service the vast majority of our debt. These conditions affect our business by reducing prices that our customers may be able or willing to pay for our products or by reducing the demand for our products, which could, in turn, negatively impact our sales and earnings generation and result in a material adverse effect on our business, cash flow, results of operations and financial position.

Government reviews, inquiries, investigations, and actions could harm our business or reputation.

As we operate in various locations around the world, our operations in certain countries are subject to significant governmental scrutiny and may be adversely impacted by the results of such scrutiny. The regulatory environment with regard to our business is evolving, and officials often exercise broad discretion in deciding how to interpret and apply applicable regulations. From time to time, we receive formal and informal inquiries from various government regulatory authorities, as well as self-regulatory organizations, about our business and compliance with local laws, regulations or standards. Any determination that our operations or activities, or the activities of our employees, are not in compliance with existing laws, regulations or standards could result in the imposition of substantial fines, interruptions of business, loss of supplier, vendor, customer or other third-party relationships, termination of necessary licenses and permits, or similar results, all of which could potentially harm our business and/or reputation. Even if an inquiry does not result in these types of determinations, regulatory authorities could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business, and it potentially could create negative publicity which could harm our business and/or reputation.

Our operating results could be adversely affected by changes in the cost and availability of raw materials.

Lithium-ion batteries are our most significant raw material and are used along with significant amounts of plastics, steel, copper and other materials in our assembly and manufacturing processes. We estimate that raw material costs account for over half of our cost of goods sold. The costs of these raw materials, particularly lithium-ion batteries, are volatile and beyond our control. Additionally, availability of the raw materials used to manufacture our products may be limited at times resulting in higher prices and/or the need to find alternative suppliers. Furthermore, the cost of raw materials may also be influenced by transportation costs. Volatile raw material costs can significantly affect our operating results and make period-to-period comparisons extremely difficult. We cannot assure you that we will be able to either hedge the costs or secure the availability of our raw material requirements at a reasonable level or, even with respect to our agreements that adjust pricing to a market-based index for lithium, pass on to our customers the increased costs of our raw materials without affecting demand or that limited availability of materials will not impact our production capabilities. Our inability to raise the price of our products in response to increases in prices of raw materials or to maintain a proper supply of raw materials could have an adverse effect on our revenue, operating profit and net income.

Increases in costs, disruption of supply or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

From time to time, we may experience increases in the cost or a sustained interruption in the supply or shortage of our components. For example, a global shortage and component supply disruptions of electronic battery components is currently being reported, and the full impact to us is yet unknown. Other examples of shortages and component supply disruptions could include the supply of electronic components and raw materials (such as resins and other raw metal materials) that go into the production of our components. Any such cost increase or supply interruption could materially and negatively impact our business, prospects, financial condition and operating results. The prices for our components fluctuate depending on market conditions and global demand and could adversely affect our business, prospects, financial condition and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for battery cells. These risks include, but are not limited to:

•	supply shortages caused by the inability or unwillingness of our suppliers and their competitors to build or operate component production facilities to supply the numbers of battery components required to support the rapid growth of the electric RV and marine component vehicle industry and other industries in which we operate as demand for such components increases;

•	disruption in the supply of electronic circuits due to quality issues or insufficient raw materials;

•	a decrease in the number of manufacturers of battery components; and

•	an increase in the cost of raw materials.

We are dependent on the continued supply of battery components for our products. We have, to date, fully qualified only a very limited number of such suppliers and have limited flexibility in changing suppliers, though we are actively engaged in activities to qualify additional suppliers. Any disruption in the supply of battery components could temporarily disrupt production of our products until a different supplier is fully qualified The cost of our battery products depends in part upon the prices and availability of raw materials such as lithium, nickel, cobalt and/or other metals. The prices for these materials fluctuate and their available supply may be unstable, depending on market conditions and global demand for these materials, including as a result of increased global production of electric vehicles and energy storage products. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges. Any reduced availability of these raw materials or substantial increases in the prices for such materials may increase the cost of our components and consequently, the cost of our products. There can be no assurance that we will be able to recoup increasing costs of our components by increasing prices, which in turn could damage our brand, business, prospects, financial condition and operating results.

We could face potential product liability claims relating to products we assemble or manufacture or distribute which could result in significant costs and liabilities, which would reduce our profitability.

We face an inherent business risk of exposure to product liability claims in the event that the use of any of our products results in personal injury or property damage. We are also exposed to potential liability and product performance warranty risks that are inherent in the design, assemble, manufacture and sale of our products. In the event that any of our products prove to be defective, we may be required to recall or redesign such products, which would result in significant unexpected costs. Any insurance we maintain may not be available on terms acceptable to us or such coverage may not be adequate for liabilities actually incurred. Further, any claim or product recall could result in adverse publicity against us, which could adversely affect our sales or increase our costs.

Our operations expose us to litigation, tax, environmental and other legal compliance risks.

We are subject to a variety of litigation, tax, environmental, health and safety and other legal compliance risks. These risks include, among other things, possible liability relating to product liability matters, personal injuries, intellectual property rights, contract-related claims, government contracts, taxes, health and safety liabilities, environmental matters and compliance with competition laws and laws governing improper business practices. We could be charged with wrong doing as a result of such matters. If convicted or found liable, we could be subject to significant fines, penalties, repayments or other damages (in certain cases, treble damages). In the area of taxes, changes in tax laws and regulations, as well as changes in related interpretations and other tax guidance could materially impact our tax receivables and liabilities and our deferred tax assets and tax liabilities. We plan to manufacture lithium-ion batteries in the future which involves processing, storing, disposing of and otherwise moving large amounts of hazardous materials. As a result, we will be subject to extensive and changing environmental, health and safety laws and regulations governing, among other things: the generation, handling, storage, use, transportation and disposal of hazardous materials; remediation of polluted ground or water; emissions or discharges of hazardous materials into the ground, air or water; and the health and safety of our employees. Our ongoing compliance with environmental, health and safety laws, regulations and permits could require us to incur significant expenses, limit our ability to modify or expand our facilities or continue production and require us to install additional pollution control equipment and make other capital improvements. In addition, private parties, including employees, could bring personal injury or other claims against us due to the presence of, or exposure to, hazardous substances used, stored or disposed of by us or contained in our products.

Certain environmental laws assess liability on owners or operators of real property for the cost of investigation, removal or remediation of hazardous substances at their current or former properties or at properties at which they have disposed of hazardous substances. These laws may also assess costs to repair damage to natural resources. We may be responsible for remediating damage to our properties caused by former owners by our existing operations or by our future operations.

Changes in environmental and climate laws or regulations could lead to new or additional investment in production designs and could increase environmental compliance expenditures. For example, the United States Environmental Protection Agency has promulgated regulations applicable to projects involving greenhouse gas emissions above a certain threshold, and the United States and certain states within the United States have enacted, or are considering, limitations on greenhouse gas emissions.

Changes in climate change concerns, or in the regulation of such concerns, including greenhouse gas emissions, could subject us to additional costs and restrictions, including increased energy and raw materials costs. Additionally, we cannot assure you that we have been or at all times will be in compliance with environmental laws and regulations or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits, or that we will not be exposed to material environmental, health or safety litigation. Also, the U.S. Foreign Corrupt Practices Act (“FCPA”) and similar worldwide anti-bribery laws in non-U.S. jurisdictions generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. The FCPA applies to companies, individual directors, officers, employees and agents. Under the FCPA, U.S. companies may be held liable for actions taken by strategic or local partners or representatives. The FCPA also imposes accounting standards and requirements on publicly traded U.S. corporations and their foreign affiliates, which are intended to prevent the diversion of corporate funds to the payment of bribes and other improper payments. Our policies mandate compliance with these antibribery laws. Despite meaningful measures that we undertake to facilitate lawful conduct, which include training and internal control policies, these measures may not always prevent reckless or criminal acts by our employees or agents as we expand our operations from the U.S. domestically to abroad. As a result, we could be subject to criminal and civil penalties, disgorgement, further changes or enhancements to our procedures, policies and controls, personnel changes or other remedial actions. Violations of these laws, or allegations of such violations, could disrupt our operations, involve significant management distraction and result in a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

Many new energy storage technologies have been introduced over the past several years. For certain important and growing markets, such as aerospace and defense, lithium-based battery technologies have a large and growing market share. Our ability to achieve significant and sustained penetration of key developing markets, including the RV and marine markets, will depend upon our success in developing or acquiring these and other technologies, either independently, through joint ventures or through acquisitions. If we fail to develop or acquire, assemble and manufacture and sell, products that satisfy our customers’ demands, or we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, then market acceptance of our products could be reduced and our business could be adversely affected. We cannot assure you that our portfolio of primarily lithium ion products will remain competitive with products based on new technologies.

We may not be able to adequately protect our proprietary intellectual property and technology.

We rely on a combination of copyright, trademark, patent and trade secret laws, non-disclosure agreements and other confidentiality procedures and contractual provisions to establish, protect and maintain our proprietary intellectual property and technology and other confidential information. Certain of these technologies, especially battery case construction, are important to our business and are not protected by patents. Despite our efforts to protect our proprietary intellectual property and technology and other confidential information, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property and proprietary technologies. If we are unable to protect our intellectual property and technology, we may lose any technological advantage we currently enjoy and may be required to take an impairment charge with respect to the carrying value of such intellectual property or goodwill established in connection with the acquisition thereof. In either case, our operating results and net income may be adversely affected.

Quality problems with our products could harm our reputation and erode our competitive position.

The success of our business will depend upon the quality of our products and our relationships with customers. In the event that our products fail to meet our customers’ standards, our reputation could be harmed, which would adversely affect our marketing and sales efforts. We cannot assure you that our customers will not experience quality problems with our products.

Any acquisitions that we complete may dilute stockholder ownership interests in the Company, may have adverse effects on our financial condition and results of operations and may cause unanticipated liabilities.

Future acquisitions may involve the issuance of our equity securities as payment, in part or in full, for the businesses or assets acquired. Any future issuances of equity securities would dilute stockholder ownership interests. In addition, future acquisitions might not increase, and may even decrease, our earnings or earnings per share and the benefits derived by us from an acquisition might not outweigh or might not exceed the dilutive effect of the acquisition. We also may incur additional debt or suffer adverse tax and accounting consequences in connection with any future acquisitions.

If our electronic data is compromised, our business could be significantly harmed.

We and our business partners maintain significant amounts of data electronically in locations around the world. This data relates to all aspects of our business, including current and future products and services under development, and also contains certain customer, supplier, partner and employee data. We maintain systems and processes designed to protect this data, but notwithstanding such protective measures, there is a risk of intrusion, cyberattacks, tampering, theft, misplaced or lost data, programming and/or human errors that could compromise the integrity and privacy of this data, improper use of our systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions, which in turn could adversely affect our reputation, competitiveness, and results of operations. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, harm our customers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material. We operate a number of critical computer systems throughout our business that can fail for a variety of reasons. If such a failure were to occur, we may not be able to sufficiently recover from the failure in time to avoid the loss of data or any adverse impact on certain of our operations that are dependent on such systems. This could result in lost sales and the inefficient operation of our facilities for the duration of such a failure.

We may not be able to maintain adequate credit facilities.

Our ability to continue our ongoing business operations and fund future growth depends on our ability to maintain adequate credit facilities and to comply with the financial and other covenants in such credit facilities or to secure alternative sources of financing. However, such credit facilities or alternate financing may not be available or, if available, may not be on terms favorable to us. If we do not have adequate access to credit, we may be unable to refinance our existing borrowings and credit facilities when they mature and to fund future acquisitions, and this may reduce our flexibility in responding to changing industry conditions.

Our indebtedness could adversely affect our financial condition and results of operations.

As of September 30, 2021, we had $6,736,725 of total liabilities (including operating leases). This level of indebtedness could:

●	increase our vulnerability to adverse general economic and industry conditions, including interest rate fluctuations, because a portion of our borrowings bear, and will continue to bear, interest at floating rates;

●	require us to dedicate a substantial portion of our cash flow from operations to debt service payments, which would reduce the availability of our cash to fund working capital, capital expenditures or other general corporate purposes, including acquisitions;

●	limit our flexibility in planning for, or reacting to, changes in our business and industry;

●	restrict our ability to introduce new products or new technologies or exploit business opportunities;

●	place us at a disadvantage compared with competitors that have proportionately less debt;

●	limit our ability to borrow additional funds in the future, if we need them, due to financial and restrictive covenants in our debt agreements; and

●	have a material adverse effect on us if we fail to comply with the financial and restrictive covenants in our debt agreements.

We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

Our success depends in part on our ability to attract, retain and motivate senior management and other key employees. Achieving this objective may be difficult due to many factors, including fluctuations in global economic and industry conditions, competitors’ hiring practices, cost reduction activities, and the effectiveness of our compensation programs. Competition for qualified personnel can be very intense. We must continue to recruit, retain and motivate senior management and other key employees sufficient to maintain our current business and support our future projects. We are vulnerable to attrition among our current senior management team and other key employees. A loss of any such personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business, financial condition and results of operations. In addition, if we are unsuccessful in our succession planning efforts, the continuity of our business and results of operations could be adversely affected.

Changes in tax laws or tax rulings could materially affect our financial position, results of operations, and cash flows.

The income and non-income tax regimes we are subject to or operate under are unsettled and may be subject to significant change. Changes in tax laws or tax rulings, or changes in interpretations of existing laws, could materially affect our financial position, results of operations, and cash flows. For example, changes to U.S. tax laws enacted in December 2017 had a significant impact on our tax obligations and effective tax rate beginning 2018. These enactments and future possible guidance from the applicable taxing authorities may have a material impact on the Company’s operating results. The Company closely monitors these proposals as they arise in the countries where it operates. Changes to the statutory tax rate may occur at any time, and any related expense or benefit recorded may be material to the fiscal quarter and year in which the law change is enacted. The Company regularly assesses the likely outcomes of its tax audits and disputes to determine the appropriateness of its tax reserves. However, any tax authority could take a position on tax treatment that is contrary to the Company’s expectations, which could result in tax liabilities in excess of reserves.

A failure to keep pace with developments in technology could impair our operations or competitive position.

Our business continues to demand the use of sophisticated systems and technology. These systems and technologies must be refined, updated and replaced with more advanced systems on a regular basis in order for us to meet our customers’ demands and expectations. If we are unable to do so on a timely basis or within reasonable cost parameters, or if we are unable to appropriately and timely train our employees to operate any of these new systems, our business could suffer. We also may not achieve the benefits that we anticipate from any new system or technology, such as fuel abatement technologies, and a failure to do so could result in higher than anticipated costs or could impair our operating results.

Risks Related to this Offering

Our stock price may fluctuate significantly, and you may be unable to resell your shares at or above the offering price.

The trading price of our securities may be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market;

●	actual or anticipated fluctuations in our quarterly financial condition and results of operations, or those of other companies in our industry;

●	actual or anticipated strategic, technological, or regulatory threats, whether or not warranted by actual events;

●	whether any securities analysts cover our stock;

●	issuance of new or changed securities analysts’ reports or recommendations, if any;

●	investor perceptions of our Company, the lithium battery and accessory industry;

●	the volume of trading in our stock;

●	changes in accounting standards, policies, guidance, interpretations, or principles;

●	sales, or anticipated sales, of large blocks of our stock;

●	additions or departures of key management personnel, creative, or other talent;

●	regulatory or political developments, including changes in laws or regulations that are applicable to our business;

●	litigation and governmental investigations;

●	sales or distributions of our common stock by significant shareholders, the entity through which our controlling shareholder holds its investment, or other insiders;

●	natural disasters and other calamities; and

●	macroeconomic conditions.

Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our securities to fluctuate substantially, which may limit or prevent investors from readily selling their securities and it may otherwise negatively affect the liquidity of our securities. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the Company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

There is no existing market for our securities, and we do not know if one will develop to provide you with adequate liquidity.

Prior to this offering, there has not been a public market for our securities. An active market for our securities may not develop following the completion of this offering, or if it does develop, may not be maintained. If an active trading market does not develop, or if the volume of trading in that market is limited, you may have difficulty selling any of our securities that you purchase. The initial public offering price for the securities will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may be unable to sell securities at prices equal to or greater than the price you paid in this offering.

We do not anticipate paying dividends on our common stock in the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any dividends in the foreseeable future on our common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our credit documents contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our common stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our securities will be influenced by the research and reports that securities or industry analysts publish about us or our business (or the absence of such research or reports). If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock prices or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock prices could decline and such decline could be material.

You may be diluted by the future issuance of additional common stock in connection with our incentive plans, acquisitions or otherwise.

We had 200,000,000 shares of common stock authorized of which 195,700,000 were unissued immediately prior to this offering. Our certificate of incorporation authorizes us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our Board of Directors in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved 1,000,000 shares of common stock for issuance upon the exercise of outstanding stock options under the 2021 Incentive Award Plan, (the “2021 Incentive Award Plan”) and 2,500,000 shares of common stock for issuance pursuant to our 2021 Equity Stock Purchase Plan (the “2021 ESPP”). Any common stock that we issue, including stock issued under our 2021 Incentive Award Plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options would dilute the percentage ownership held by the investors who purchase common stock in this offering.

Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

If our existing stockholders sell substantial amounts of our securities in the public market following this offering, the market price of our securities could decrease significantly. The perception in the public market that our existing stockholders might sell securities could also depress our market price. As of the date of this offering, we had 4,300,000 shares of common stock outstanding. We, our directors, executive officers and significant stockholders are subject to the lock-up agreements described in “Underwriting” and also to the Rule 144 holding period requirements described in “Shares Eligible for Future Sale.” Following the expiration of the lock-up period, our principal stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our common stock under the Securities Act. After this offering (assuming no exercise of the underwriters’ option to purchase additional shares from us) and the expiration of the lock-up period, additional shares will be eligible for sale in the public market. The market price of shares of our securities may drop significantly when the restrictions on resale by our existing stockholders lapse or when we are required to register the sale of our stockholders’ remaining shares of our common stock. A decline in the price of shares of our securities might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Our costs could increase significantly as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.

As a public company, and particularly after we cease to be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), we could incur significant legal, accounting and other expenses not incurred in previous years. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules promulgated by the Securities and Exchange Commission (“SEC”) and NASDAQ, require us to adopt corporate governance practices applicable to U.S. public companies. These rules and regulations may increase our legal and financial compliance costs.

Sarbanes-Oxley, as well as rules and regulations subsequently implemented by the SEC and NASDAQ, have imposed increased disclosure and enhanced corporate governance practices for public companies. Our efforts to comply with evolving laws, regulations and standards are likely to result in increased expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We may not be successful in continuing to implement these requirements and implementing them could adversely affect our business, results of operations and financial condition. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our financial results on a timely and accurate basis could be impaired.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant reporting obligations and regulatory oversight, and the continuous scrutiny of investors and analysts. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, operating results and financial condition.

We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

As an “emerging growth company,” we plan to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our securities less attractive because we chose to rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We choose to avail ourselves of this extended transition period and defer adoption of certain changes in accounting standards.

As described in Section 101 of the JOBS Act, the “emerging growth company” classification can be retained for up to five years following our IPO or until the earlier occurrence of the following:

1.	the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700 million as of the prior June 30th; or

2.	the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

If some investors find our securities less attractive as a result of any choices to reduce future disclosure, there may be a less active market for our securities and our stock price may be more volatile.

If you purchase securities in this offering, you will suffer immediate and substantial dilution.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your securities, because the price that you pay will be substantially greater than the net tangible book value per share of the common shares and warrants to acquire common shares that you acquire. The pro forma as-adjusted net tangible book value per share, calculated as of [●], 2021 and after giving effect to the offering at an estimated initial public offering price of $[the midpoint of the price range set forth on the cover page of this prospectus], is $[●], resulting in dilution of your shares of $[●] per common share.

You will experience additional dilution upon the exercise of options and warrants to purchase our common stock, including those options currently outstanding and possibly those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial additional dilution. See “Dilution.”

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

We are required to comply with certain SEC rules that implement Sections 302 and 404 of Sarbanes-Oxley, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we are required to disclose changes made in our internal control procedures on a quarterly basis, we take advantage of certain exceptions from reporting requirements that are available to “emerging growth companies” under the JOBS Act, each independent registered public accounting firm that performs an audit for us has not been required to attest to and report on our annual assessment of our internal controls over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. While we expect to be ready to comply with Section 404 of Sarbanes-Oxley by the applicable deadline, we cannot assure you that this will be the case. Furthermore, we may identify material weaknesses that we may be unable to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of Sarbanes-Oxley. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may be unable to conclude that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. If we are unable to implement the requirements of Section 404 of Sarbanes-Oxley in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of the shares may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock and warrants on Nasdaq.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq listing requirements, our common stock may be delisted. If we fail to meet any of Nasdaq’s listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

If our shares of securities become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Risks Related to Our Capital Structure

Our indebtedness could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our financial obligations and our creditors have broad remedies in the event of default.

As of December 31, 2020 and September 30, 2021, we had total liabilities of $2,984,058 and $6,736,725, respectively, This indebtedness is secured in part by a security interest in substantially all of our assets, and our security agreements includes broad remedies in favor of the Lenders, including the right to foreclose on pledged assets in connection with an event of default.

If we cannot generate sufficient cash flow from operations to service our debt, we may need to further refinance our debt, dispose of assets or issue equity to obtain necessary funds. We do not know whether we will be able to do any of this on a timely basis or on terms satisfactory to us, or at all. Our substantial indebtedness could have important consequences, including:

●	our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes may be limited;

●	a portion of our cash flows from operations will be dedicated to the payment of principal and interest on the indebtedness and will not be available for other purposes, including operations, capital expenditures and future business opportunities; and

●	we may be vulnerable in a downturn in general economic conditions or in business or may be unable to carry on capital spending that is important to our growth.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, or at all, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing stockholders may experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

The terms of our security agreement and other debt documents restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations.

Our security agreements and other debt documents contain, and any future indebtedness will likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

●	incur additional debt;

●	pay dividends and make other restricted payments;

●	create liens; or

●	sell our collateral, other than inventory in the ordinary course of business.

After this offering, our principal stockholder will continue to have substantial control over us.

After the consummation of this offering, John Yozamp, our CEO and the Chairman of our Board of Directors will beneficially own approximately 24.0% of our outstanding common stock, and approximately 22.9% of our outstanding common stock if the underwriters’ over-allotment option is exercised in full and, together with his brothers Joel R. Yozamp and James Yozamp, Jr., 37.7% and 35.9%, respectively. As a consequence, Mr. Yozamp and his affiliates, including his brothers, will be able to substantially influence matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. The interests of Mr. Yozamp may not always align with our interests or the interests of our other stockholders. For instance, this concentration of ownership may have the effect of delaying or preventing a change of control otherwise favored by our other stockholders and could depress our stock price.

Our Certificate of Incorporation provides that the Nevada Eighth Judicial District Court of Clark County Nevada shall be the exclusive forum for certain litigation that may be initiated by our stockholders, including claims under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Certificate of Incorporation provides that, subject to limited exceptions, the Nevada Eighth Judicial District Court of Clark County Nevada shall be, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of Nevada Revised statutes Chapters 78 or 92A, our Articles of incorporation or our bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our articles of incorporation or bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Nevada Eighth Judicial District Court of Clark County Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Nevada. The Nevada Eighth Judicial District Court of Clark County Nevada may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition. Certain federal laws provide for exclusive jurisdiction in federal court and thus may preempt such provisions in our articles of incorporation.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $13,400,000 (or approximately [●] million if the underwriters’ over-allotment option is exercised in full) from the sale of the shares offered by us in this offering, based on an assumed public offering price of $7.00 per Share (the midpoint of the range set forth on the cover page of this prospectus), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

A $1.00 increase or decrease in the assumed public offering price of $7.00 per share (the midpoint of the range set forth on the cover page of this prospectus), would increase or decrease the net proceeds to us from this offering by [●], assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase or decrease of 100,000 shares offered by us, as set forth on the cover page of this prospectus, would increase or decrease net proceeds to us from this offering by [●], assuming no change in the assumed public offering price of $7.00 per share (the midpoint of the range set forth on the cover page of this prospectus), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility as well as our visibility in the marketplace and create a public market for our securities. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds to us from this offering for sales and marketing expenses, research and development expenses, purchases of capital equipment, repayment of indebtedness, working capital and general corporate purposes, as more fully described in the table below.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our securities.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Description	Amount
Working Capital and Inventory	$7,735,000
Sales and Marketing	$750,000
Debt Repayment*	$2,390,000
Research and Development	$575,000
Purchases of Capital Equipment	$950,000
General Corporate Purposes	$1,000,000
Total	$13,400,000

* Debt to be repaid consists of working capital loans with principal balances of $400,000 and $150,000 with interest rates of 10% and 15% per annum, respectively, and each maturing December 31, 2021 (we are currently discussing extensions with the lenders), bridge loans with an aggregate principal balance of $1,600,000 and with an interest rate of 15% per annum, and all related accrued interest, including a minimum of one year interest totaling $240,000. The maturity date of the bridge loan notes is the earlier of (i) May 15, 2023, (ii) the closing a Qualified Subsequent Equity Financing and (iii) the closing of a Change of Control.

As of September 30, 2021, the total principal balance due on the short-term revolving loans to be repaid was $600,000. Subsequent to September 30, 2021, $50,000 was repaid to reduce the outstanding principal balance to an aggregate of $550,000, representing the amount of debt repayment referenced above. The table below sets forth our short-term revolving loans as of September 30, 2021 (proceeds from the $1,600,000 in bridge loans that are to be repaid were received subsequent to September 30, 2021 and are therefore not included in the table below):

·	On an actual basis as of September 30, 2021

·	On an as adjusted basis to reflect the debt repayment of $50,000 subsequent to September 30, 2021 and the expected debt repayment of $550,000 from the use of proceeds.

As of September 30, 2021
	Actual	As adjusted
Current liabilities
Line of credit and short-term revolving loans	$ 600,000	$ -

Total interest paid on the $600,000 short-term revolving loans during the nine months ended September 30, 2021 was $52,500.  The as adjusted net loss per membership unit (basic and diluted) is decreased to ($6) from actual of ($7) as of September 30, 2021 as a result of the debt repayment.

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

Dividend Policy

We have never declared or paid any dividends on our common stock and do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our board of directors.

CAPITALIZATION

The following table sets forth our cash and capitalization, as of September 30, 2021 on:

●	an actual basis; and

●	a pro forma as-adjusted basis, giving effect to the issuance and sale of 2,145,000 shares in this offering, at the assumed public offering price of $7.00 per share, the midpoint of the range set forth on the cover of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

As of September 30, 2021

	Actual	Pro Forma Assuming No Exercise of the Over Allotment Option (1)	Pro Forma Assuming Exercise in Full of the Over Allotment Option(1)

Accumulated deficit
Total stockholders’ (deficit) equity

Total capitalization

(1)	A $1.00 increase (decrease) in the assumed initial public offering price of $7.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) each of additional paid-in capital, total stockholders’ (deficit) equity and total capitalization on a pro forma as adjusted basis by approximately $[●], assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of [●] shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) each of additional paid-in capital, total stockholders’ (deficit) equity and total capitalization on a pro forma as adjusted basis by approximately $[●], assuming the assumed initial public offering price of $7.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The actual, pro forma and pro forma as adjusted information set forth in the table excludes:

●	options to purchase 30,000 shares of our common stock issued to an individual;

●	warrants to purchase 710,431 shares of our common stock issued to various individuals; and

●	warrants to purchase up to 171,600 shares of our common stock issuable to the underwriters in connection with this offering.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value (deficit) as of September 30, 2021 was $[●], or $[●] per share of our common stock. Our historical net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities and convertible preferred stock, which is not included within our stockholders’ (deficit) equity. We do not currently have any shares of, or securities convertible into, preferred stock outstanding. Historical net tangible book value per share represents historical net tangible book value (deficit) divided by the number of shares of our common stock issued as of September 30, 2021. This data is solely based on the historical amounts as shown in our balance sheet as of September 30, 2021.

Our pro forma net tangible book value (deficit) as of September 30, 2021 was $[●], or $[●] per share of our common stock. Pro forma net tangible book value (deficit) represents the amount of our total tangible assets less our total liabilities.

After giving further effect to our sale of shares in this offering at an assumed initial public offering price of $7.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2021 would have been approximately $[●], or approximately $[●] per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $[●] to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value per share of approximately $[●] to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing securities in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share				$7.00
Historical net tangible book value (deficit) per share as of September 30, 2021	$	[●]
Pro forma net tangible book value (deficit) per share as of September 30, 2021	$	[●]
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing shares in this offering		[●]
Pro forma as adjusted net tangible book value per share after this offering		[●]
Dilution per share to new investors purchasing shares in this offering			$	[●]

A $1.00 increase (decrease) in the assumed initial public offering price of $7.00 per share would increase (decrease) our pro forma as-adjusted net tangible book value by $[●], the pro forma as-adjusted net tangible book value per share after this offering by $[●] and the dilution per share to new investors by $[●], assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of [●] shares in the number of shares offered by us would increase (decrease) our pro forma as-adjusted net tangible book value by $[●], the pro forma as-adjusted net tangible book value per share after this offering by $[●] and the dilution per share to new investors by $[●], assuming the assumed public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

If the underwriters exercise their option to purchase additional shares of shares in this offering in full at the assumed initial public offering price of $7.00 per share, the midpoint of the price range set forth on the cover of this prospectus and assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value per share after this offering would be $[●] per share, and the dilution in pro forma as adjusted net tangible book value per share to new investors purchasing common stock in this offering would be $[●] per share.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2021, the number of shares of common stock purchased from us on an as converted to common stock basis, the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by existing stockholders and by new investors in this offering at an assumed initial public offering price of $7.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration			Average Price
	Number	Percent	Amount	Percent		Per Share
	(in thousands)
Existing stockholders	4,300,000	66.7%	$		%	$
New investors	2,145,000	33.3%	$		%	$
Total	6,445,000	100%	$		%

The table above assumes no exercise of the underwriters’ over-allotment option in this offering. If the underwriters’ over-allotment option is exercised in full, the number of shares of our common stock held by existing stockholders would be reduced to 65.0% of the total number of shares of our common stock outstanding after this offering, and the number of shares held by new investors participating in the offering would be increased to 35.0% of the total number of shares outstanding after this offering.

The tables above do not include:

●	outstanding options to purchase 30,000 shares of our common stock issued to an individual;

●	outstanding warrants to purchase 710,431 shares of our common stock issued to various individuals; and

●	warrants to purchase up to 171,600 shares of our common stock issuable to the underwriters in connection with this offering.

To the extent that options are issued and exercised or shares are issued under our 2021 Incentive Award Plan, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

FINANCIAL INFORMATION

Set forth below are our summary historical and as adjusted financial and other data for the periods ending on and as of the dates indicated. Our historical results are not necessarily indicative of future results of operations. The summary of historical financial and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and the notes related thereto, included elsewhere in this prospectus.

Balance Sheets

As of December 31,	2020	2019
Assets

Current Assets
Cash and cash equivalents	$290,675	$139,510
Accounts receivable	208,725	32,125
Inventory	368,278	362,788
Prepaid/in-transit inventory	353,192	179,540
Other current assets	4,150	3,750

Total current assets	1,225,020	717,713

Property and equipment	212,761	71,436
Accumulated depreciation	(51,720)	(45,501)
Property and equipment, net	161,041	25,935

Other Assets
Operating leases – right-of-use asset	210,218	92,125
Deposits	8,117	3,111

Total assets	$1,604,396	$838,884

Liabilities and members’ deficit

Current liabilities
Accounts payable	$52,003	$86,406
Accrued expenses and other current liabilities	87,896	33,750
Line of credit and short-term revolving loans	830,000	52,574
Current portion of operating lease liability	68,102	31,424
Liability for sale of future revenues, net	120,844	—
Current portion of long-term-debt	17,440	—
Liability for refunds	58,000	—

Total current liabilities	1,234,285	204,154

Long-term-debt, net of current portion	248,470	—
Operating lease liability, net of current portion	153,146	62,912
Member promissory notes	1,075,000	1,075,000
Convertible notes and accrued interest	273,157	—

Total liabilities	2,984,058	1,342,066

Members’ deficit	(1,379,662)	(503,182)

Total liabilities and members’ deficit	$1,604,396	$838,884

Statements of Operations

For the years ending December 31,	2020	2019
Sales, net	$1,571,736	$1,412,699
Cost of sales	1,268,769	917,163
Gross profit	302,967	495,536

Selling, general and administrative	1,056,858	597,599
Loss from operations	(753,891)	(102,063)

Other (Income) Expense
Grant income	(80,000)	—
Interest Income	(851)	(5)
Interest expense	196,887	99,065
Loss on disposal of property and equipment	4,574	—
Total other (income) expense	120,610	99,060

Loss before taxes	(874,501)	(201,123)

Franchise Taxes	1,979	150

Net loss	$(876,480)	$(201,273)

Net loss per membership unit (basic and diluted)	$(9)	$(2)
Weighted-average number of membership units outstanding	100,000	100,000

Statements of Cash Flows

Years Ended December 31,	2020	2019

Cash flows from operating activities
Net loss	$(876,480)	$(201,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	16,572	13,785
Accrued interest on convertible debt	3,157	—
Amortization of debt discount (sale of future liabilities)	4,171	—
Loss on disposal of property and equipment	4,573	—
Changes in operating assets and liabilities:
(Increase) Decrease in accounts receivable	(176,600)	57,987
(Increase) Decrease in inventory	(5,490)	7,194
Increase in prepaid/in-transit inventory	(173,652)	(70,540)
(Increase) Decrease in other current assets	(400)	159
Increase in deposits	(5,006)	(1,111)
Increase (Decrease) in accounts payable	(34,403)	70,248
Increase (Decrease) in accrued expenses and other current liabilities	54,146	(934)
Increase in liability for refunds	58,000	—
Increase in right-of-use assets and lease liabilities	8,819	2,211
Net cash used in operating activities	(1,122,593)	(122,274)

Cash flows from investing activities
Purchases of property and equipment	(38,426)	(9,798)
Proceeds from disposal of property and equipment	1,675	—

Net cash used in investing activities	(36,751)	(9,798)

Cash flows from financing activities

Borrowings on line of credit and short-term revolving loans	970,000	85,000
Repayments on line of credit and short-term revolving loans	(192,574)	(32,426)
Proceeds from issuance of long-term debt	150,000	—
Principal payments on long-term debt	(3,590)	—
Proceeds from sale of future revenues, net of discount	125,000	—
Payments on liability for sale of future revenues	(8,327)	—
Proceeds from issuance of member promissory notes	—	125,000
Proceeds from issuance of convertible notes	270,000	—

Net cash provided by financing activities	1,310,509	177,574

Net change in cash and cash equivalents	151,165	45,502

Cash and cash equivalents, beginning	139,510	94,008
Cash and cash equivalents, ending	$290,675	$139,510

Supplemental disclosure of cash flow information:
Cash paid for interest	$196,887	$99,065
Cash paid for franchise taxes	$1,979	$150

Non-cash operating activities:

Reclassification of members’ equity contributions to member promissory notes	$—	$450,000

Acquisition/modification of operating lease right-of-use asset and lease liability	$180,494	$122,189

Purchases of property and equipment in exchange for long-term debt	$119,500	$—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and related notes for the fiscal years ended December 31, 2019 and December 31, 2020 and interim nine-month periods ended September 30, 2020 and September 30, 2021, included in this prospectus.

Overview

We focus on the design, assembly, manufacturing and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for RV’s and marine applications with plans to expand into home energy storage products and industrial applications. We design, assemble, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts from a creative sales and marketing approach. Our product-offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have over 175 customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize off of the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding, electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is designed for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Expion360 sees lithium as the element of choice to displace the multi-billion dollar market for antiquated lead-acid batteries (which are using technology initially developed in 1860). Lithium technology offers power-to-weight advantages, increased life cycles, higher performance ratios, better hot-and-cold weather characteristics, zero maintenance, and more.

Recent Developments

On November 9, 2021, we issued to five individuals in consideration for services rendered to the Company warrants to purchase in aggregate up to 151,000 shares of our common stock at an exercise price of $2.90 per share (the “November 9 Warrants”). The November 9 Warrants are exercisable for a period of 3-years from the date of issuance and may be exercised via cashless exercise/net exercise provisions contained in the Warrants.

On November 22, 2021, we completed a private placement (the “Secured Note Financing”). In connection therewith, we issued an aggregate of $1,600,000 of 15% senior secured notes (the “Notes”) and warrants to purchase an aggregate of 559,431 shares of common stock at an exercise price of $3.32 per share (the “November 22 Warrants”). After deducting offering related expenses, including legal fees of $15,000 and certain diligence and advisory fees of $200,000 paid to an entity controlled by an employee of the underwriter, the net proceeds to us were approximately $1,385,000. Out of the total November 22 Warrants, warrants to purchase 28,936 shares of our common stock were issued to the same entity controlled by an employee of the underwriter that received the advisory fee. The maturity date of the Notes is the earlier of (i) May 15, 2023, (ii) the closing a Qualified Subsequent Equity Financing and (iii) the closing of a Change of Control. The Notes bear interest at a rate of 15% per annum of which (i) 10% accrues from the Closing Date and is paid to holder within 10 days after the first day of each month and (ii) 5% accrues and compound annually and payable in arrears on the Maturity Date. The Notes are general secured obligations as set forth in a security agreement between us and the noteholders. The November 22 Warrants are exercisable for a period of 10-years from the date of issuance and may be exercised via cashless exercise/net exercise provisions contained in the November 22 Warrants.

Key Measures of Our Performance

In assessing the performance of our business, we consider a variety of performance and financial measures. The key measures we evaluate include the following:

Key Line Item Descriptions

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Cost of Sales

Our primary cost of sales is related to our direct product and landing costs. Direct labor costs consist of payroll costs (including taxes and benefits) of employees directly engaged in assembly activities. Overhead consists primarily of warehouse rent, utilities, and depreciation of warehouse equipment. The costs can increase or decrease based on costs of product and assembly parts, purchased as market pricing, customer supply requirements, and the amount of labor required to assemble a product, along with the allocation of fixed overhead, which is dependent on production volume.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of salaries, benefits, and sales and marketing costs. Other costs include facility and related costs such as professional fees and other legal expenses, consulting, tax and accounting services, insurance, and IT systems.

A significant portion of our sales and marketing costs will include marketing and sales materials used to promote and sell our products and business development. A general and administrative costs will include costs related to accounting, audit, legal regulatory and tax-related services required for us to maintain compliance with exchange listing and SEC regulations, director and officer insurance costs, and investor and public relations costs.

Interest and Other Income, net

Interest expense consists of interest costs on various member promissory notes at a fixed rate of 10% per annum, payable monthly, working capital loans with interest rates ranging from 10% to 15%, interest payable monthly, an SBA loan at 3.75% paid monthly, various vehicle and equipment loans with rates ranging from 5.45% to 11.21%, payable monthly, and accrued interest on convertible notes at interest rated ranging from 6% to 10%.

In December 2020 and January 2021, under two separate agreements, Reliant Funding purchased a 50% interest in our future revenues for a total purchase price of $250,000. Pursuant to the agreement, we will repay a total purchase price of $349,750, the difference of which is amortized as interest expense at an effective interest rate of 71%.

Provision for Income Taxes

Through September 30, 2021, there was no provision of income taxes because we were taxed as an S corporation, which is not a tax paying entity for federal income tax purposes. Certain states impose minimum franchise taxes, which are included in our provision for taxes.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Nine months Ended September 30, 2021 Compared to Nine months Ended September 30, 2020

Results of Operations

The following table presents select data for the periods noted. Unless otherwise noted, percentages represent a percentage of total revenues. All information is derived from our unaudited statements of operation included elsewhere in this prospectus:

The following information is derived from the accompanying unaudited statements of operations for the periods noted. Unless otherwise noted, percentages represent a percentage of total revenues. The following table presents the results of operations for the nine months ended September 30, 2021 and the nine months ended September 30, 2020:

	Nine Months Ended 9/30/2021 (Unaudited)	Nine Months Ended 9/30/2020 (Unaudited)
Statement of Operations Data:
Revenues:	$3,209,847	$1,153,576
Cost of revenues:	2,024,442	919,470
	1,185,405	234,106
Operating expenses:
Salaries and benefits	652,826	330,918
Sales and marketing	216,135	154,098
Legal and professional	212,647	31,068
Rents, maintenance, utilities	176,239	42,070
Software, fees, tech support	77,676	3,718
Supplies, office	60,695	34,352
Travel expenses	37,780	18,133
Insurance	25,614	8,564
Research and development	14,917	118,593
Other	40,518	31,325
Total operating expenses	1,515,047	772,839
Operating profit/(loss)	(329,642)	(538,733)
Interest expense	322,800	127,011
Other	77,962	(796)
Loss before provision (benefit) for income taxes	(730,404)	(664,948)
Provision (benefit) for franchise taxes	—	150
Net loss	$(730,404)	$(665,098)

Sales, Net

Sales, net increased for the nine months ended September 30, 2021 from the nine months ended September 30, 2020, from $1,153,576 to $3,209,847, or by 178.3%, which was primarily due to an increase in sales of our products as we commenced sales of six new battery models around November 2020 and only had limited sales of one model prior to that.

Cost of Sales

The total cost of sales increased for the nine months ended September 30, 2021 from the nine months ended September 30, 2020 from $919,470 to $2,024,442, or by 120.2% which was primarily due to our increased sales and partially offset by reduced warehouse and labor costs as a percentage of sales.

Gross Profit

As a result of the foregoing, our gross profit increased from $234,106 for the nine months ended September 30, 2020 to $1,185,405 for the nine months ended September 30, 2021, or by 406.4%.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased for the nine months ended September 30, 2021 from the nine months ended September 30, 2020, from $772,839 to $1,515,047, or by 96.0%, which was primarily the result of increased costs to support our growth in sales and corporate development. The most substantial increases were in staffing costs, sales and marketing costs, legal and professional services, rents for expanded operations, and tech support. These increases were partially offset by development costs incurred in connection with our six new batteries in the nine months ended September 30, 2020 which were launched in November 2020 and for which we did not incur similar costs in the nine months ended September 30, 2021. Presented in the table below is the composition of selling, general and administrative expenses:

	Nine Months Ended September 30, 2021 (Unaudited)	Nine Months Ended September 30, 2020 (Unaudited)
Operating expenses:
Salaries and benefits	652,826	330,918
Sales and marketing	216,135	154,098
Legal and professional	212,647	31,068
Rents, maintenance, utilities	176,239	42,070
Software, fees, tech support	77,676	3,718
Supplies, office	60,695	34,352
Travel expenses	37,780	18,133
Insurance	25,614	8,564
Research and development	14,917	118,593
Other	40,518	31,325
Total operating expenses	1,515,047	772,839

Other (Income) Expense

Our other expenses increased from $126,215 for the nine months ended September 30, 2020 to $400,762 for the nine months ended September 30, 2021, or by 217.5%, primarily due to an increase in interest expense, from $127,011 for the nine months ended September 30, 2020 to $322,800 for the nine months ended September 30, 2021, which was attributable to an increase in our borrowings, and an increase in debt conversion expense, from nil for the nine months ended September 30, 2020 to $112,133 for the nine months ended September 30, 2021. The increase was partially offset by an increase in sublease income from nil for the nine months ended September 30, 2020 to $54,677 for the nine months ended September 30, 2021.

Net Loss

We had a net loss of $730,404 for the nine months ended September 30, 2021 as compared to a net loss of $665,098 for the nine months ended September 30, 2020, an increase of 9.8% and improved as a percentage of sales. The losses were primarily due to increased selling, general and administrative expenses, interest expense and debt conversion expense.

Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

Sales, net

Sales, net for the year ended December 31, 2020 increased by $159,037 or 11.3% compared to the year ended December 31, 2019, from $1,412,699 for year ended December 31, 2020 to $1,571,736 for the year ended December 31, 2021. The year over year increase was primarily attributable to initial launch of our six new battery products around November 2020.

Cost of Sales

The total cost of sales was $1,268,769 for the year ended December 31, 2020 and $917,163 for the year ended December 31, 2019. From 2019 to 2020, cost of revenues increased by $351,606 or 38.3%, primarily attributable to expansion of our sales in line with the launch of our six new battery products offset by decrease in margins for product and warehousing costs as we transitioned to a new product line and expanded warehousing capacity to support growth.

Gross Profit

As a result of the foregoing, our gross profit decreased from $495,536 for the year ended December 31, 2019 to $302,967 for the year ended December 31, 2020, or by 38.9%.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $459,259, or 76.9%, to $1,056,858 for the year ended December 31, 2020 compared to $597,599 for the year ended December 31, 2019 due to increased costs to support our growth in sales and corporate development. The most substantial increases were in staffing costs, research and development, sales and marketing costs, office support, and legal and professional services.

Presented in the table below is the composition of selling, general and administrative expenses:

	Fiscal Year Ended 12/31/2020	Fiscal Year Ended 12/31/2019

Salaries and benefits	$505,127	$292,730
Sales and marketing	185,972	138,574
Research and development	126,218	17,319
Rents, maintenance, utilities	47,803	34,939
Supplies, office	46,192	13,813
Legal and professional	44,087	21,030
Travel expenses	24,968	38,098
Software, fees, tech support	16,230	960
Insurance	13,086	7,985
Other	47,175	32,151
Total	$1,056,858	$597,599

Other (Income) Expense

Our other expenses increased from $99,060 for the year ended December 31, 2019 to $120,610 for the year ended December 31, 2020, or by 21.8%, which was primarily attributable to an increase in interest expense, from $99,065 for the year ended December 31, 2019 to $196,887 for the year ended December 31, 2020, which was due to an increase in our borrowings and an increase on the applicable interest rates of new borrowings, and as partially offset by grant income of $80,000 for the year ended December 31, 2020 as compared to nil for the year ended December 31, 2020, which was related to the Paycheck Protection Program (“PPP”) provision of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

Net Loss

We had a net loss of $876,480 for the year ended December 31, 2020 as compared to a net loss of $201,273, an increase of 335.5%, which was primarily due to increased selling, general and administrative expenses and increased cost of sales attributable to decrease in margins for product and warehousing costs as we transitioned to a new product line and expanded warehousing capacity to support growth.

Liquidity and Capital Resources

Overview

Our operations have been financed primarily through net proceeds from the sale of securities and from borrowings. As of December 31, 2020 and September 30, 2021, we had cash and cash equivalents of $290,675 and $353,609, respectively.

Short-term liquidity requirements1

We generally consider our short-term liquidity requirements to consist of those items that are expected to be incurred within the next twelve months and believe those requirements to consist primarily of funds necessary to pay operating expenses, interest and principal payments on our debt and liability for sale of future revenues, and capital expenditures related to assembly line expansion.

As of September 30, 2021, we expect our short-term liquidity requirements to include (a) approximately $450,000 to $950,000 of capital additions; (b) scheduled debt service payments under our line of working capital loans and other borrowing programs of $998,950 including interest payments of $160,235; and (c) lease obligation payments of $156,168.

Long-term liquidity requirements

We generally consider our long-term liquidity requirements to consist of those items that are expected to be incurred beyond the next twelve months and believe these requirements consist primarily of funds necessary for eighteen months.

Based on our current business plan, we believe that cash flows from operations, together with the proceeds from this offering will be sufficient to meet our anticipated cash needs for working capital, capital expenditures, and debt service for the next eighteen months. Our ability to make scheduled principal and interest payments, or to refinance our indebtedness, or to fund planned capital expenditures, will depend on future performance, which is subject to general economic conditions, the competitive environment and other factors, including those outlined in the “Risk Factors” section of this prospectus. If our estimates of revenues, expenses, capital or liquidity requirements change or are inadequate to support our growth or if cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity and/or arrange additional debt financing. We may also seek to raise additional equity and/or arrange debt financing to give us the financial flexibility to pursue attractive opportunities that may arise in the future.

Cash Flows

The following table shows a summary of our cash flows for the periods presented:

	Year Ended December 31,		Nine Months Ended September 30,
	2020	2019	2021	2020
			(Unaudited)
Net cash used in operating activities	$(1,122,593)	$(122,274)	$(2,772,511)	$(667,262)
Net cash provided by (used in) investing activities	$(36,751)	$(9,798)	$(94,203)	$(24,449)
Net cash provided by financing activities	$1,310,509	$177,574	$2,929,648	$856,525

Operating Activities

Our largest source of operating cash is cash collection from sales of our products. Our primary uses of cash from operating activities are for inventory purchases, and increases in accounts receivable. In the last several years, we have generated negative cash flows from operating activities and have supplemented working capital requirements through net proceeds from the sales of membership interests and convertible notes and incurrence indebtedness.

Net cash used in operating activities of $1,122,593 for the year ended December 31, 2020 reflects our net loss of $876,480, adjusted by a $176,600 increase in accounts receivable and a $173,652 increase in prepaid/in-transit inventory in connection with our expanded operations. These increases were partially offset by a $58,000 increase in liability for refunds estimated for returns.

Net cash used in operating activities of $122,274 for the year ended December 31, 2019 reflects our net loss of $201,273, partially offset a decrease of $57,987 in accounts receivable.

Net cash used in operating activities of $2,772,511 for the nine months ended September 30, 2021 reflects our net loss of $730,404, adjusted by increases in accounts receivable, other current assets, and deposits of $532,296, $58,303, and $48,284, respectively, and increases in inventory and prepaid/in-transit inventory of $523,358 and $1,177,264, respectively, in connection with our expanded operations. These increases were partially offset by $331,630 in increases of non-cash expenses including, amortization of interest and debt discounts and debt conversion expense.

Net cash used in operating activities of $667,262 for the nine months ended September 30, 2020 primarily reflects our net loss of $665,098 slightly increased by changes in operating assets and liabilities.

Investing Activities

Net cash used in investing activities of $36,751 for the year ended December 31, 2020 consisted of purchases of property and equipment of $38,426 as partially offset by $1,675 proceeds from disposal of property and equipment.

Net cash used in investing activities of $9,798 for the year ended December 31, 2019 consisted entirely of purchases of property and equipment.

Net cash used in investing activities of $94,203 for the nine months ended September 30, 2021 consisted of purchases of property and equipment.

Net cash used in investing activities of $24,449 for the nine months ended September 30, 2020 consisted of purchases of property and equipment of $26,124 which was partially offset by proceeds of $1,675 from the disposal of property and equipment.

Financing Activities

Net cash provided by financing activities of $1,310,509 for the year ended December 31, 2020 primarily consisted of $777,426 net borrowings on line of credit and short-term revolving loans, $270,000 proceeds from issuance of convertible notes and $150,000 proceeds from issuance of long-term debt.

Net cash provided by financing activities of $177,574 for the year ended December 31, 2019 consisted of $125,000 proceeds from issuance of member promissory notes and $52,574 net borrowings on line of credit and short-term revolving loans.

Net cash provided by financing activities of $2,929,648 for the nine months ended September 30, 2021 primarily consisted of $2,781,000 net proceeds from the issuance of convertible notes, $522,000 proceeds from the issuance of membership interests, and $125,516 net proceeds from the sale of future revenues.

Net cash provided by financing activity of $856,525 for the nine months ended September 30, 2020 primarily consisted of proceeds of $250,000 from the issuance of convertible notes, $230,000 from the issuance of long-term debt, and $377,426 net borrowings on lines of credit.

Critical Accounting Policies and Estimates

The above discussion and analysis of our financial condition and results of operations is based upon our financial statements. The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and disclosures of contingent assets and liabilities. Our significant accounting policies are described in Note 2 of the accompanying financial statements for the years ended December 31, 2020 and 2019. Critical accounting policies are those that we consider to be the most important in portraying our financial condition and results of operations and also require the greatest amount of judgments by management. Judgments or uncertainties regarding the application of these policies may result in materially different amounts being reported under different conditions or using different assumptions. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing the financial statements.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the years ended December 31, 2020 and 2019.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 – 7 years
Office furniture and equipment	5 – 7 years
Molds	5 – 10 years
Warehouse equipment	5 – 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives. Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the statements of operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s balance sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s balance sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Product Warranties

The Company sells the majority of its products to customers along with unconditional repair or replacement warranties. The Company’s branded DC mobile chargers are warranted for two years from date of sale and its branded VPR 4EVER Classic and Platinum batteries are warranted at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of December 31, 2020 and 2019 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is reasonably possible that the Company’s estimate of a liability for product liability claims will change in the near term.

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal, however, in 2020 the Company sold discontinued products recorded as a liability for refunds. As of December 31, 2020, the liability totaled $58,000. Revenue is recorded net of this amount. Any returns of discontinued product are not added back to inventory and therefore related costs are nominal and not recorded as an asset.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Concentration of Major Customers

Customers are considered major customers when net revenue exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

During the year ended December 31, 2020, sales to four customers individually totaled $273,102, $250,142, $221,726, and $186,897, and $931,867 in the aggregate, comprising in aggregate approximately 57% of our total sales. Amounts due from these customers represented approximately 69% of total accounts receivable as of December 31, 2020.

During the year ended December 31, 2019, sales to two customers totaled $273,840 and $151,973, comprising approximately 30% of our total revenues. Amounts due from these two customers represented approximately 37% of total accounts receivable as of December 31, 2019. An additional three customers comprised 49% of our accounts receivable as of December 31, 2019.

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified on the Statement of Operations as “Sales, net” and totaled $1,513 and $2,981 for 2020 and 2019, respectively. Shipping and handling costs for shipping product to customers totaled $54,664 and $39,068 for 2020 and 2019, respectively, and are classified in selling, general, and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $84,178 and $45,035 for the years ended December 31, 2020 and 2019, respectively, and is included in selling, general, and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $126,218 and $17,319 for the years ended December 31, 2020 and 2019, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

Until November 2021, the Company was a limited liability company taxed as a Subchapter S corporation and is not a taxpaying entity for federal income tax purposes. The Company’s taxable income or losses was allocated to its members in accordance with their respective ownership percentage. Therefore, no provision or liability for federal income taxes has been included in the accompanying historical financial statements. Certain states impose minimum franchise taxes on entities taxed as a S corporation, accordingly, the accompanying financial statements include provisions for state franchise tax fees.

The Company has adopted the provisions in ASC 740, Income Taxes, related to accounting for uncertain tax positions. It requires that the Company recognize the impact of a tax position in the financial statements if the position is more likely than not to be sustained upon examination and on the technical merits of the position. Management has concluded that there are no material unrecognized tax benefits at December 31, 2020 and 2019.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company’s balance sheet at December 31, 2020 and 2019 and has not recognized interest and/or penalties in the statement of operations for the years ended December 31, 2020 and 2019, since there are no material unrecognized tax benefits. Management believes no material change to the amount of unrecognized tax benefits will occur within the next twelve months.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. At December 31, 2020, the Company has not recorded any income tax provision/(benefit) resulting from the CARES Act mainly due the Company’s history of net operating losses generated and the maintenance of a full valuation allowance against its net deferred tax assets.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2021 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, line of credit and short-term revolving loans, member promissory notes, convertible notes, and notes payable. The fair value of cash and cash equivalents, accounts receivable, accounts payable, line of credit and short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the member promissory notes, convertible notes, and notes payable approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

We currently operate in one reportable segment and our Chief Executive Officer is the chief operating decision maker.

New Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. Similarly, equity-classified convertible preferred stock instruments will be accounted for as single units of account in equity unless the conversion feature needs to be bifurcated under Topic 815. The new guidance also made amendments to the earnings per share guidance in Topic 260, Earnings Per Share, for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted earnings per share calculation. Further, ASU 2020-06 made revisions to Subtopic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. Effective January 1, 2021, the Company early adopted ASU 2020-06 using the modified retrospective approach. Adoption of the new standard did not have a material impact on the Company’s financial statements or disclosures.

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The new guidance clarifies the interaction of accounting for the transition into and out of the equity method and the accounting for measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We adopted this guidance on January 1, 2021. The adoption of this guidance did not have an impact on the Company’s financial statements or disclosures. Effective January 1, 2019, the Company adopted the new lease accounting guidance in ASU 2016-02, Leases (Topic 842), as amended. See Note 12 Commitments and Contingencies.

Accounting Guidance Issued but Not Yet Adopted

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force).” ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the guidance, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. ASU 2021-04 is applied prospectively and is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this guidance.

Quantitative and Qualitative Disclosures About Market Risk

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

Financial Statements and Supplementary Data

The required financial statements and the notes thereto appear at the end of this prospectus beginning on page F-1.

DESCRIPTION OF BUSINESS

Our Company

We focus on the design, assembly, manufacturing and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for RV’s and marine applications with plans to expand into home energy storage products and industrial applications. We design, assemble, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts from a creative sales and marketing approach. Our product-offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have over 175 customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize off of the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding, electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is designed for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Expion360 sees lithium as the element of choice to displace the multi-billion dollar market for antiquated lead-acid batteries (which are using technology initially developed in 1860). Lithium technology offers power-to-weight advantages, increased life cycles, higher performance ratios, better hot-and-cold weather characteristics, zero maintenance, and more.

Management Team

John Yozamp – CEO and Head of Global Sales. John has been our CEO since inception in June 2016. John boasts over 30 years of sales and marketing experience, of which includes 24 years of product concept, development and manufacturing. John was recognized in the HDTV’s “Best New Idea” at the 2008 Chicago Hardware Show. In 2008, John supported the #1 item sold at the Sam’s club individual road show. Just prior to launching Expion360, John was founder, owner, and operator of the largest solar manufacturing company (Zamp solar) in the US focusing on the RV and off grid markets.

Paul Shoun – Chief Operating Officer.  Paul has been our Chief Operating Office since March 2020. Paul brings over 30 years of engineering experience, with over 17 years managing a corporate consulting firm. He brings extensive expertise in Project management, product development, engineering leadership, business accounting, ERP/CRM system management, and product marketing. Notable clients include Chrysler, Boeing, Nike IHM, Intel, and Daimler Trucks North America.

Paul Colburn – Chief Financial Officer.  Paul has been our Chief Financial Officer since November 2021. Paul is a seasoned executive with additional decades of experience as a business owner, investor, and consultant. Starting in 1984, he was the chief financial officer for two utilities in the Northwest where he led major modernization efforts. In 1990, Paul joined an early-stage software company located in Bend, Oregon. As Vice President of Development and Implementation Services, he was part of the executive team that was able to grow the company from a start-up to its eventual acquisition by a publicly traded utility. The software company was an IBM Premier Business Partner and was the first partner to be awarded the IBM Silver Mark of Quality award, which is based upon the Malcolm Baldrige quality model. In 1999 Paul worked international consulting groups that supported large utility projects in North America. From 2000 to 2021, Paul started and successfully operated his own management consulting practice that provided management and consulting services to clients across the United States and Canada.

Our Market Opportunity

The trend of vehicle electrification is expected to be a significant growth catalyst for lithium compounds over the next decade and beyond. According to a recent report from Allied Market Research Group, the global electric vehicle market was valued at $162.34 billion in 2019, and is projected to reach $801.81 billion by 2027, a CAGR of 22.6%. The North American electric vehicle market was projected to reach $194.20 billion by 2027, a CAGR of 27.5%.

Furthermore, the North American recreational vehicle (RV) market was estimated at roughly $26.7 billion in 2020, and is expected to grow at a 5% CAGR, approaching $36 billion by 2026 according to Mordor Intelligence. There are almost 400 national chain RV dealers in the United States according to Mordor Intelligence, further exemplifying the robust market for these vehicles. In addition, according to Mordor Intelligence, the global recreational boating market was valued at $29.0 billion in 2019, and is projected to reach $35.4 billion by 2027, growing at a CAGR of 5.1% from 2020 to 2027.

At the intersection of both these trends lies the rapidly expanding lithium battery market. The market for lithium-ion batteries is expected to grow at 12.3% CAGR between 2021 and 2030, from roughly $41 billion to $116 billion according to a report by Markets and Markets. The vast expansion of the lithium battery market can be attributed to global trends promoting clean energy, as well as the compact and flexible nature of lithium battery packs which make them easy to install in RV’s and boats. Our technology, which we believe offers industry leading battery pack flexibility for the most efficient energy storage, is poised to be able to offer power to these large vehicles such as RV’s and recreational boats.

Expion360 is focused on expanding its position in the deep cycle, off-grid and stationary energy storage markets. We believe that our products and vision align perfectly with the Biden Administration’s “National Blueprint for Lithium Batteries”.

The Biden Administration has laid out a bold agenda to address the climate crisis and build a clean and equitable energy economy that achieves carbon-pollution-free electricity by 2035 and puts the United States on a path to achieve net-zero emissions, economy-wide. We believe this government support will continue to drive rapid growth in the industry.

Lithium-based batteries power our daily lives, from consumer electronics to national defense. They enable electrification of the transportation sector and provide stationary grid storage, critical to developing the clean-energy economy. The U.S. has a strong research community.

Competitive Strengths

We believe the following strengths differentiate Expion360 and create long-term, sustainable competitive advantages.

Superior Capacity to Lead Acid Competitors

Lead-acid batteries have traditionally been the standard in the RV and marine industries. Our lithium-ion batteries offer superior capacity to our lead-acid competitors. Our batteries utilize lithium-iron phosphate, and therefore, have an expected lifespan of 12 years — three to four times that of certain lead-acid batteries and with ten times the number of charging cycles. Furthermore, our typical battery provides three times the power of the typical, lead-acid battery despite being half the weight (comparing, for example, a typical lead-acid battery like Renogy Deep Cycle AGM, which is rated at 100Ah, to our own LFP 100Ah battery and assuming slow discharge at a .1C rate).

Battery Pack Flexibility

Our battery packs are also highly flexible, designed to be moved and used in various applications seamlessly. We plan to onshore our semi-automated pack assembly in Redmond, Oregon beginning in the fourth quarter of 2022. This should allow us to use a more flexible approach to forming and creating new battery packs. By onshoring, we expect to be able to react to market demands at a much quicker pace and increase profit levels over our competition.

Strong National Retail Customers

We have a national presence with several large retail customers, such as Camping World.

Long-time RV and Marine Industry Experience and Relationship

John Yozamp, Founder of Expion360, pioneered multiple new recreational concepts in the RV industry. As the previous founder and owner of Zamp Solar, he has extensive relationships in the RV OEM industry.

Strong Insider Ownership

Expion360 is owned and managed by a team with a strong track record in the RV and clean energy spaces. In addition, our company insiders owned over 59% equity in the company immediately prior to the offering, signaling a strong commitment and personal investment in the company.

Expansion into New Markets

While RV and marine applications currently drive revenue, Expion360 has plans to expand into the home energy market in the coming years. We are currently planning to launch the e360 Home Energy Storage system in 2024, providing customers a cost-effective and flexible energy storage system. Our e360 Home Energy Storage system is planned to target entry level customers with its modular design that will allow for DIY expansion. We see the vision of stored energy as a portable, moving concept, where stored energy can be transported from the home to other devices outside of it. Furthermore, Expion360 plans to file for IP protection for Expion360’s “Smart Talk” upon completion of development. “Smart Talk” is designed to allow multiple batteries in a bank to communicate as one and be linked to a network.

Strong Distribution Channels

Expion360 has sales relationships with many major RV and marine retailers and plans to use, what we believe is, a strong reputation in the lithium battery space to create an even stronger distribution channel. John Yozamp has used his decades of experience in the energy and RV industries to cultivate relationships with numerous retailers in the space. Expion360 has already established a sales relationships with Camping World, the largest RV retailer with sales representing around 25% of all new RV’s sold nationwide, as well as Electric World, Patrick Distribution, and NTP-STAG, a leading distributor of aftermarket RV parts.

Looking forward, Expion360 has a chance to further expand revenue in the first half of 2022. We have planned sales relationships with Meyer Distributing and Land ‘n Sea, which have combined annual revenues approaching $200 million. We also plan to begin sales relationships with Lewis Marine Supply, Northern Wholesale Supply, and Lorenz and Jones, which are large wholesalers of RV and boat parts, in 2022.

Product Section

The Company has the following products:

-	Group 24 batteries, the VPR 4EVER Classic 60Ah lithium battery, the VPR 4EVER Classic 80Ah lithium battery, and the VPR 4EVER Platinum 95Ah lithium battery;

-	Group 27 batteries, the VPR 4EVER Classic 100Ah lithium battery and the VPR 4EVER Platinum 120 Ah lithium battery;

-	Custom battery, the VPR 4EVER Platinum 360Ah lithium battery;

-	Six models of industrial tiedowns;

-	Industrial tie downs – 6 models;

-	A battery monitor;

-	A terminal block; and

-	Bus bars

Competitors

Our competitors include Relion, which was acquired by Brunswick Corporation in September 2021, Battle Born Batteries and Dakota Lithium

Supply Chain

As the adoption and popularity of lithium ion batteries continues to increase, we are ever vigilante in studying the possible risks to our supply chain. Our current contract manufacturers that produce our cells have assured us a continued supply for at least the next 5 years. They are based in China, but also have joint venture factories outside of China, and have secured sourcing contracts from Lithium suppliers in South America and Australia.

The potential shortage of lithium has been a discussion in the news for over 10 years, but so far has been mostly speculative. In addition, lithium is used in a variety of different industries, which adds to the uncertainty of future demand, due to the fluctuations in those industries.

From 2010 until 2015, the price of lithium stayed fairly flat. In 2016 the price started to rise, fueled by the fear of material shortages. As a result of the higher prices, new mining operations that had been in development, came online and companies invested in more efficient extraction processes.  The increases in production, led to an oversupply of lithium in 2019 and a sharp drop in prices. The lithium prices in 2020 ended below the 2016 prices that started the uptick. As a result, several operations were halted because the mining operations were not as lucrative. These operations still remain viable and are expected to go back into swing production as the market price moves above their target. The following link has information on the historical pricing.

In addition to increased mining and newly located reserves, there is also an industry push to provide more efficient ways to extract lithium from the mined ore. One example of this, that we are keeping a close eye on, is a new refining technology developed by EnergyX and currently in large scale testing. Their proprietary process reduces the average extraction time from 18 months to just a few days. It also increases the recovery rate from approximately 30% to over 90%. These technology advancements by EnergyX and several other companies in the industry, will help the global supply be more efficiently captured. The following link provides a summary of the EnergyX’s LiTAS technology.

Another development of the past couple years is lithium cell recycling. This process will recapture the raw lithium from the cell, for reuse in future cells. There are three large projects currently underway or slated to start this year. The first recycling plant is scheduled to open in 2022. The ability to recover lithium from these discarded batteries, will provide an additional resource for many years to come.

The bigger issue for the EV market is not the supply of lithium for batteries, but instead the limited rare earth magnets that are required for the electrical motors used in those EV’s. Until suitable alternatives are developed, this will limit the growth of the EV market and their consumption of lithium. This will allow the newer lithium energy storage market to grow at an exponential rate, as seen in the last couple years.

The need for lithium reserves and other rare earth minerals has been an active topic of discussion in our government. Under the DOE, the National Energy Technology Laboratory is helping to manage the “Critical Minerals Sustainability Program”.

This program will not only focus on increasing the reserves of rare earth elements and critical minerals, but will provide R&D resources to develop more efficient mining and extraction processes. These new processes, will not only extract the rare earth elements, but will also extract the critical minerals that are currently discarded as waste during some extraction processes. With governments around the world setting a priority for the increased efficiency to extract these materials, and to support companies that are apart of this global push, we should continue to see huge strides in the supply of lithium.

Facilities

Our corporate headquarters are in Redmond Oregon. This location houses our engineering, sales, accounting, and operations staff. It is also our primary product warehouse. Our headquarters is approximately 14,976 square feet at a cost of $17,971.20 per month. In Q1 of 2022 we added a second distribution warehouse in Elkhart Indiana to service and provide a stocking location for several large manufacturers in the area. Elkhart is the hub for 80% of all RV manufacturing in the United States. Other east coast customers will be supported from this location in order to reduce shipping times and costs to the customers. The square footage of this facility is approximately 7,000 square feet at a cost of $4,853.00 per month. As part of our onshoring agenda, we have also entered into an agreement to lease another facility in Redmond Oregon. This new facility will be used for our first battery pack assembly plant in the United States. Our current plan would be to have this plant operational and producing the first production parts by fourth quarter of 2022. The square footage of this facility is approximately 31,425 square feet at a cost of $31,425.00 per month.

Employees

As of September 30, 2021, we had 17 full-time employees. None of our employees are covered by collective bargaining agreements and we have never experienced an organized work stoppage, strike or labor dispute. We believe working conditions and compensation packages are competitive with those offered by competitors and consider our relations with our employees to be good.

Legal Proceedings

We are not currently engaged in any material legal proceedings.

OUR MANAGEMENT

Directors and Executive Officers

Below is a list of the names, ages as of September 30, 2021, positions, and a brief account of business experience, of the individuals who serve as the executive officers and directors effective as of the pricing of the offering.

Name	Age	Position
Executive Officers
John Yozamp	55	Chief Executive Officer, Chairman of the Board
Paul Shoun	50	Chief Operating Officer, Director
Paul Colburn	62	Chief Financial Officer
Non-Employee Director Nominees
David Diamond(1)(2)(3)	71	Director Nominee
J. Allen Kosowsky(1)(2)(3)	73	Director Nominee
David Hendrickson(1)(2)(3)	68	Director Nominee

(1)	Will be a member of our audit committee upon appointment

(2)	Will be a member of our compensation committee upon appointment to our board of directors

(3)	Will be a member of our Nominating and Corporate Governance Committee upon appointment

Executive Officers

John Yozamp—CEO and Chairman of the Board. John has been our CEO since inception in June 2016. John boasts over 30 years of sales and marketing experience, of which includes 24 years of product concept, development and manufacturing. John was recognized in the HDTV’s “Best New Idea” at the 2008 Chicago Hardware Show. In 2008, John supported the #1 item sold at the Sam’s club individual road show. Just prior to launching Expion360, John was founder, owner, and operator of the largest solar manufacturing company (Zamp solar) in the US focusing on the RV and off grid markets.

Paul Shoun—Chief Operating Officer. Paul has been our COO since inception in June 2016. Paul brings over 30 years of engineering experience, with over 17 years managing a corporate consulting firm. He brings extensive expertise in Project management, product development, engineering leadership, business accounting, ERP/CRM system management, and product marketing. Notable clients include Chrysler, Boeing, Nike IHM, Intel, and Daimler Trucks North America.

Paul Colburn – Chief Financial Officer.  Paul has been our Chief Financial Officer since November 2021. Paul is a seasoned executive with additional decades of experience as a business owner, investor, and consultant. Starting in 1984, he was the chief financial officer for two utilities in the Northwest where he led major modernization efforts. In 1990, Paul joined an early-stage software company located in Bend, Oregon. As Vice President of Development and Implementation Services, he was part of the executive team that was able to grow the company from a start-up to its eventual acquisition by a publicly traded utility. The software company was an IBM Premier Business Partner and was the first partner to be awarded the IBM Silver Mark of Quality award, which is based upon the Malcolm Baldrige quality model. In 1999 Paul worked international consulting groups that supported large utility projects in North America. From 2000 to 2021, Paul started and successfully operated his own management consulting practice that provided management and consulting services to clients across the United States and Canada.

Non-Employee Director Nominees

David Diamond—Independent Director. David is a nominee to our board of directors, compensation committee, and nominating and corporate governance committee, whose formal election will occur concurrent with the effectiveness of this registration statement. David has significant experience assisting management teams and boards of directors with capital financing and strategic business planning especially IPOs, exit strategies and complex business challenges. David is the National Life Sciences and Technology Practice Lead at Mayer Hoffman McCann P.C. a national CPA firm, a position he has held since 2010. His record of success is built on 30+ years of experience in both public accounting and industry. He is an active CPA and a former auditor. David successfully grew two local CPA firms in San Diego and sold them to national CPA firms. In 2005, David started a Life Science practice in San Diego and grew it into a National Practice. David leads the practice which is currently the second largest Life Sciences practice in San Diego. He has worked with companies such as Agouron Pharmaceuticals, Invitrogen, NantKwest, Ignyta, Organovo, OncoSec, Aridis, Mustang, Innovate Pharma, Krystal Biotech, Menlo Therapeutics, and a host of other public and privately-backed life sciences companies. He extensively consults with US and international private life science companies on going public with a focus on strategy. He is a subject matter expert on financial and strategic subjects affecting public companies and regularly speaks at industry events including ROTH Capital Conference, Oppenheimer Healthcare Conference, and the OBN Conference in London. He is also a Certified Director in Corporate Governance – UCLA Anderson Graduate School of Management and is a certified CPA in the USA, Israel and South Africa.

J. Allen Kosowsky—Independent Director. Allen is a nominee to our board of directors, compensation committee, and Nominating and Corporate Governance Committee, whose formal election will occur concurrent with the effectiveness of this registration statement. Allen is a highly experienced and credentialed Independent Director, and Financial Consultant. His experience includes serving as COO/CFO for two micro-cap public companies, Memry Corporation (1995-1996) and FIND/SVP Corp (1993-1994), and service on six boards, those of Shelton Bancorp (Vice Chairman from 1986-1995), Webster Bank (from 1995-2003), ON2 Technologies (Chairman from 2003-2010), Thor Industries (2010-2021), Naugatuck Valley Corporation (approximately, 2014-2016) and BlackRidge Technology (Lead Director 2017-2019). He is an Independent Financial Expert for SEC and NYSE purposes, and is Cybersecurity credentialed. He has experience in accounting, auditing, SEC reporting, taxation and dispute resolution. His career began with Ernst & Young (then Arthur Young). Allen is now a partner with Cirone Friedberg, CPA a full service accounting firm where he is Litigation Services partner in charge, a position he has held since January 2020. This is an extension of the forensic accounting and business advisory firm he founded in 1985 to provide expert investigative and litigation support to law firms, as well as tax, accounting, business valuation and intellectual property valuation and financial advice to both public and private firms. From 2010 to 2021, Allen was on the Board of Thor Industries, the world’s largest manufacturer of recreation vehicles, where he served on the Audit Committee, and Chaired the Nominating and Governance Committee. He also served on the Boards of Naugatuck Valley Corporation, a $500 million publicly traded bank, ON2 Technologies, acquired by Google, where he was Chairman of the Board, Chairman of the Audit Committee, the Executive Committee and the Governance & Nominating and Corporate Governance Committees, Webster Bank (a $40 billion major New England financial institution), and Shelton Bancorp. He holds his Leadership Fellow governance accreditation with The National Association of Corporate Directors (NACD). Allen received his Bachelor of Science degree from American International College in Springfield, Massachusetts. He is a CPA and holds several expert credentials. His memberships include the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants, the National Association of Certified Valuation Analysts, the Association of Certified Fraud Examiners, and the American Arbitration Association. He also holds the title of Wharton Fellow after successfully completing the Program at the U-Penn’s Wharton School of Business.

David Hendrickson—Independent Director. David is a nominee to our board of directors, compensation committee, and Nominating and Corporate Governance Committee, whose formal election will occur concurrent with the effectiveness of this registration statement. David is an accomplished business advisor of publicly traded global corporations across many industries. He has an intimate understanding of effective corporate governance and how it affects a company’s valuation. He has served as Chief Executive Officer of DLH International since 2001. His focus includes board governance, organizational development, C-suite buildouts, strategic planning, compensation, marketing and Environmental, Social, and Corporate Governance (ESG) risk factors. Prior to founding DLH International, he was a Senior Partner and Board Member at Heidrick & Struggles International, Inc., in London, Paris, New York and Greenwich. He was a founding partner of the Firm’s Transnational Practice and a senior member of the Firm’s International Technology Practice.

David serves on the advisory board of a private liberal arts college and has served on private company boards. He served as an elected Board Member of the Rainforest Alliance, New York, NY, and the Stanford Institute for the Quantitative Study of Society (SIQSS), Stanford University. He is an active member of the National Association of Corporate Directors.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Effective immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, each committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq, which is available on our website at www.expion360.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our common stock.

Audit Committee

Our audit committee will consist of Messrs. Diamond, Kosowsky and Hendrickson, each of whom meet the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Mr. Diamond will be the chair of our audit committee and will be our “audit committee financial expert” as such term is defined under SEC rules and regulations. Our audit committee is responsible for, among other things:

●	overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

●	monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

●	being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

●	overseeing the independence and performance of our independent registered public accounting firm;

●	overseeing compliance with applicable legal and regulatory requirements as they relate to our financial statements and disclosure of financial information to our stockholders and other interested parties;

●	facilitating communication among our independent registered public accounting firm, management, and the board of directors;

●	preparing the audit committee report required by SEC rules and regulations to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as are enumerated in and consistent with the audit Our audit committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable SEC rules and Nasdaq listing standards.

Our Audit Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable Nasdaq listing standards.

Compensation Committee

Our compensation committee will consist of Messrs. Diamond, Kosowsky and Hendrickson, each of whom meet the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. In addition, each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 of the Exchange Act. Mr. Hendrickson is the chair of our compensation committee. The compensation committee is responsible for, among other things:

●	assisting the board of directors in developing and reviewing compensation programs applicable to our executive officers and directors;

●	overseeing our Company’s overall compensation philosophy, strategy, and objectives;

●	approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;

●	administering our equity-based and cash-based compensation plans applicable to our directors, officers, and employees;

●	preparing the report of the compensation committee required by SEC rules to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as an enumerated and consistent with the compensation committee charter.

Our Compensation Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable Nasdaq listing standards.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of Messrs. Diamond, Kosowsky and Hendrickson, each of whom meets the requirements for independence under Nasdaq listing standards. Mr. Kosowsky will be the chair of our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for, among other things:

●	assisting the board of directors in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the board of directors and the nominating and corporate governance committee;

●	recommending to the board of directors the appointment of director nominees that meet the selection criteria;

●	recommending to the board of directors the appointment of directors to serve on each committee of the board of directors;

●	developing and recommending to the board of directors such corporate governance policies and procedures as the nominating and corporate governance committee determines is appropriate from time to time;

●	overseeing the performance and evaluation of the board of directors, and of each committee of the board of directors; and

●	performing such other duties and responsibilities as are consistent with the nominating and corporate governance committee charter.

Our nominating and corporate governance committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable Nasdaq listing standards.

Code of Business Conduct and Ethics

Prior to the completion of this offering, our board of directors will adopt a written code of business conduct and ethics that applies to our directors, officers, and employees, including our chief executive officer, chief financial officer, and chief operational officer or persons performing similar functions. The code of business conduct and ethics will be available on the investor relations portion of our website at www.expion360.com upon the completion of this offering.

We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any chief executive officer, chief financial officer, chief operations officer, or persons performing similar functions, or our directors, on our website identified above. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Upon the close of the offering, the composition of our Board Committees will be as follows:

Director	Executive Officer	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John Yozamp	CEO	No	—	—	—
Paul Shoun	COO	No	—	—	—
David Diamond	Audit Chair	Yes	Yes	Yes	Yes
J. Allen Kosowsky	Governance Chair	Yes	Yes	Yes	Yes
David Hendrickson	Compensation Chair	Yes	Yes	Yes	Yes

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or on our compensation committee.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers (“NEOs”). This discussion contains forward-looking statements that are based on our current plan documents and considerations regarding possible future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Executive Compensation Summary

This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2020 and 2021. Our named executive officers are:

●	John Yozamp - Chairman and Chief Executive Officer

●	Paul Shoun - Chief Operating Officer, Secretary and Director

●	Paul Colburn - Chief Financial Officer

The following table provides details with respect to the total compensation of our NEOs during the fiscal years ended December 31, 2020 and 2021. Our NEOs are (a) each person who served as our Chief Executive Officer during 2020 and 2021, (b) the next two most highly compensated executive officers serving as of December 31, 2020 and 2021 whose total compensation exceeded $100,000 and (c) any person who could have been included under (b) except for the fact that such persons were not an executive officer on December 31, 2020 or 2021.

2020 and 2021 Summary Compensation Table[1]

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

John Yozamp	2021	197,269	—	—	—	—	—	197,269
(Chairman & CEO)	2020	87,000	__	__	__	__	__	87,000
Paul Shoun	2021	165,824	—	—	—	—	—	165,824
(COO and Director)	2020	91,307	__	__	__	__		91,307
Paul Colburn (1)	2021	22,500	—	—	—	—	—	22,500
(CFO)	2020	__	__	__	__	__	__	__

Employment Agreements and Incentive Compensation

We have entered into employment agreements with our CEO and COO to reflect their current compensation arrangements and to include additional restrictive covenants, including a two year non-competition provision (as permissible by applicable state law) and a two year no solicitation and no disparagement provision. The employment agreement for each of our CEO and COO provides for continuing at-will employment from the executive until the earlier of the termination of employment of the executive with the Company or the termination of the employment agreement. Under the terms of the employment agreements, each of these officers is entitled to a base salary, eligible for an annual bonus and may receive an annual salary increase commensurate with such officer’s performance during the year. Bonuses and salary increases are at the discretion and established by the Board of Directors. Our CEO and COO are also entitled to participate in the 2021 Incentive Award Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, vacation, paid time off, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. Our CEO and COO are also entitled to annual fringe benefits and perquisites and reimbursement for reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred in connection with the performance of their duties. In addition, the employment agreements contain provisions providing for severance payments and continuation of benefits under certain circumstances including termination by us without cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us. Each employment agreement also contains covenants relating to confidentiality and non-competition (as permissible by applicable state law).

Incentive Compensation Plans

The following summarizes the material terms of our Expion360 Inc. 2021 Incentive Award Plan (the “2021 Incentive Award Plan”) and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which will be the long-term incentive compensation plans in which our directors and employees (including our NEOs) are eligible to participate following the consummation of this offering.

2021 Incentive Award Plan

We adopted the 2021 Incentive Award Plan to become effective on the date immediately prior to the date our registration statement of which this prospectus forms a part became effective. The principal purpose of the 2021 Incentive Award Plan is to attract, retain and motivate select employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. The material terms of the 2021 Incentive Award Plan are summarized below.

Share Reserve

Under the 2021 Incentive Award Plan 10% of the fully diluted shares of all classes of the Company’s common stock outstanding immediately following the first date upon which our common stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system will be initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, SARs, restricted stock awards, RSUs, performance bonus awards, performance stock unit awards, dividend equivalents or other stock- or cash-based awards. The number of shares initially reserved for issuance or transfer pursuant to awards under the 2021 Incentive Award Plan will be increased by an annual increase on January 1, 2022 and ending January 1, 2031, equal to the lesser of (A) 5% of the shares of all series of our common stock outstanding on the last day of the immediately preceding year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 1,000,000 shares of stock may be issued upon the exercise of incentive stock options (“ISOs”), as adjusted for any equity restructuring.

The following counting provisions will be in effect for the share reserve under the 2021 Incentive Award Plan:

●	to the extent that an award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased or canceled, in any case, in a manner that results in the Company acquiring the underlying shares at a price not greater than the price paid by the participant or not issuing the underlying shares, such unused shares subject to the award at such time will be available for future grants under the 2021 Incentive Award Plan;

●	to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2021 Incentive Award Plan, such tendered or withheld shares will be available for future grants under the 2021 Incentive Award Plan;

●	to the extent shares subject to stock appreciation rights (“SARs”) are not issued in connection with the stock settlement of SARs on exercise thereof, such shares will be available for future grants under the 2021 Incentive Award Plan;

●	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2021 Incentive Award Plan; and

●	shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our future subsidiaries will not be counted against the shares available for issuance under the 2021 Incentive Award Plan.

In addition, the sum of the grant date fair value of all equity-based awards and the maximum that may become payable pursuant to all cash-based awards to any individual for services as a non-employee director during any calendar year may not exceed $1,000,000.

Administration

The compensation committee of our board of directors is expected to administer the 2021 Incentive Award Plan unless our board of directors assumes authority for administration. The board of directors may delegate its powers to a committee, which, to the extent required to comply with Rule 16b-3 under the Exchange Act (“Rule 16b-3”), is intended to be comprised of “non-employee directors” for purposes of Rule 16b-3. The 2021 Incentive Award Plan provides that the board of directors or compensation committee may delegate its authority to grant awards other than to individuals subject to Section 16 of the Exchange Act or to officers or directors to whom authority to grant awards has been delegated.

Subject to the terms and conditions of the 2021 Incentive Award Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2021 Incentive Award Plan. The administrator is also authorized to adopt, amend or rescind rules relating to the administration of the 2021 Incentive Award Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2021 Incentive Award Plan.

Eligibility

Awards under the 2021 Incentive Award Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our future subsidiaries. Such awards also may be granted to our directors. However, only employees of the Company or certain of the Company’s future subsidiaries may be granted incentive stock options.

Awards

The 2021 Incentive Award Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, performance bonus awards, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

●	ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2021 Incentive Award Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

●	Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

●	Restricted Stock Units (“RSUs”) may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

●	Stock Appreciation Rights (“SARs”) may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2021 Incentive Award Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. SARs under the 2021 Incentive Award Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

●	Performance Bonus Awards and Performance Stock Units are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

●	Other Stock- or Cash-Based Awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock- or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock- or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

●	Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.

Adjustments of Awards

The administrator has broad discretion to take action under the 2021 Incentive Award Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the administrator will make equitable adjustments to the 2021 Incentive Award Plan and outstanding awards.

Change in Control

In the event of a change in control, unless the administrator elects to terminate an award in exchange for cash, rights or other property, or cause an award to accelerate in full prior to the change in control, such award will continue in effect or be assumed or substituted by the acquirer, provided that any performance-based portion of the award will be subject to the terms and conditions of the applicable award agreement. In the event the acquirer refuses to assume or replace awards granted, prior to the consummation of such transaction, awards issued under the 2021 Incentive Award Plan (other than any portion subject to performance-based vesting) will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. The administrator may also make appropriate adjustments to awards under the 2021 Incentive Award Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Amendment and Termination

The administrator may terminate, amend or modify the 2021 Incentive Award Plan at any time and from time to time. However, we must generally obtain stockholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule), and generally no amendment may materially and adversely affect any outstanding award without the affected participant’s consent. Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional stockholder approval.

No ISOs may be granted pursuant to the 2021 Incentive Award Plan after the tenth anniversary of the effective date of the 2021 Incentive Award Plan, and no additional annual share increases to the 2021 Incentive Award Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2021 Incentive Award Plan will remain in force according to the terms of the 2021 Incentive Award Plan and the applicable award agreement.

2021 ESPP

We adopted the 2021 ESPP effective on the date immediately prior to the date our registration statement of which this prospectus forms a part became effective. The 2021 ESPP is designed to allow our eligible employees to purchase shares of our common stock, at periodic intervals, with their accumulated payroll deductions. The 2021 ESPP consists of two components: a Section 423 component, which is intended to qualify under Section 423 of the Code and a non-Section 423 component, which need not qualify under Section 423 of the Code. The material terms are summarized below.

Administration

Subject to the terms and conditions of the 2021 ESPP, our compensation committee will administer the 2021 ESPP. Our compensation committee can delegate administrative tasks under the 2021 ESPP to the services of an agent and/or employees to assist in the administration of the 2021 ESPP. The administrator will have the discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the 2021 ESPP or of any rights thereunder will be conclusive and binding on all persons. We will bear all expenses and liabilities incurred by the administrator.

Share Reserve

The number of shares initially reserved for issuance or transfer pursuant to awards under the 2021 Incentive Award Plan will be increased by an annual increase on January 1, 2022 and ending January 1, 2031, equal to the lesser of (A) 1% of the shares of all series of our common stock outstanding on the last day of the immediately preceding year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 2,500,000 shares of stock may be issued upon the exercise of incentive stock options (“ISOs”).

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the 2021 Equity Incentive Plan but not yet placed under option, as well as the price per share and the number of shares of common stock covered by each option under the 2021 Incentive Award Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the administrator, whose determination in that respect shall be final, binding and conclusive.

Eligibility

Employees eligible to participate in the 2021 ESPP for a given offering period generally include employees who have been employed by us or one of our future subsidiaries for a specified period of time prior to the first day of the offering period, or the enrollment date. Our employees (and, if applicable, any employees of our future subsidiaries) who customarily work less than five months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the 2021 ESPP. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our future subsidiaries will not be allowed to participate in the 2021 ESPP.

Effectiveness

We adopted the 2021 ESPP to become effective on the date immediately prior to the date our registration statement of which this prospectus forms a part became effective.

Participation

Employees will enroll under the 2021 ESPP by completing a payroll deduction form permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation. Such payroll deductions will be expressed as a whole number percentage, and the accumulated deductions will be applied to the purchase of shares on each purchase date. However, a participant may not purchase more 100,000 shares in each purchase period and, under the Section 423 component, may not accrue the right to purchase shares of common stock at a rate that exceeds $25,000 in fair market value of shares of our common stock (determined at the time the option is granted) for each calendar year the option is outstanding (as determined in accordance with Section 423 of the Code). The administrator has the authority to change the per purchase period limitation for any subsequent offering period.

Offering

Under the 2021 ESPP, participants are offered the option to purchase shares of our common stock at a discount during a series of offering periods, which may be comprised of multiple purchase periods. The administrator may determine the duration and timing of offering periods in its discretion. However, in no event may an offering period be longer than 27 months in length.

The option purchase price will be the lower of 85% of the closing trading price per share of our common stock on the first day of an offering period in which a participant is enrolled or 85% of the closing trading price per share on the purchase date, which will occur on the last day of each purchase period.

Unless a participant has previously canceled his or her participation in the 2021 ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will receive a refund of the participant’s account balance in cash without interest. Following at least one payroll deduction, a participant may also decrease (but not increase) his or her payroll deduction authorization once during any purchase period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Expion360, 2025 SW Deerhound Avenue, Redmond, Oregon 97756.

Amendment and Termination

Our board of directors may amend, suspend or terminate the 2021 ESPP at any time. However, the board of directors may not amend the 2021 ESPP without obtaining stockholder approval within twelve months before or after such amendment to the extent required by applicable laws.

Option Exercises and Stock Vested in 2020

During 2020, there were no option exercises and no vesting of options for any of our named executive officers or senior management employees.

Compensation of Non-Executive Directors

As the appointment of each of our non-executive directors is conditional upon completion of the offering, they had not received any compensation from us immediately prior to the offering.

Director Compensation Arrangements

Our Board of Directors are not remunerated for their services as directors, other than being reimbursed for out-of-pocket expenses incurred in connection with rendering such services.

The independent members of the Board of Directors will each be compensated for their services as directors either through a grant of [●] stock option grants with a value of $[●]/share, each grant representing a fractional ownership interest in the Company of [●]% on a fully diluted basis.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We have adopted a Related Party Transaction policy effective January 1, 2022, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S- K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantee sof indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

As of January 1, 2020, the Company had an outstanding principal balance of $250,000 under an unsecured promissory note owed to John Yozamp, Chairman of the Board of Directors and CEO (the “CEO Note”). The CEO Note was converted into a convertible debenture in May 2021 which was subsequently converted into 236,498 shares of our common stock on October 29, 2021.

As of January 1, 2020, the Company had an outstanding principal balance of $262,500 under an unsecured promissory note owed to James Yozamp, a holder of approximately 12.9% of our outstanding capital stock as of December 31, 2021 and brother to John Yozamp, our CEO and Chairman of our Board, (the “James Yozamp Note”), which remained outstanding immediately prior to this offering. The James Yozamp Note requires monthly interest only payments at 10% per annum. The James Yozamp Note matures in December 31, 2024.

On May 21, 2021, in exchange for his $20,000 investment, the Company issued a convertible debenture in principal amount of $20,000 to Paul Shoun, our COO (the “COO Debenture”), which was converted into 17,325 shares of our common stock on October 29, 2021.

As we had not adopted our Related Party Transaction policy prior to the date of the issuances, the issuances of the CEO Note, the James Yozamp Note and the COO Debenture, and the conversions of the CEO Note into a debenture and subsequently into shares, and the COO Debenture into shares, were not approved in accordance with our Related Party Transaction policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2021, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock; (2) each of our directors; (3) each named executive officer; and (4) all directors and executive officers of the Company as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Expion360, 2025 SW Deerhound Avenue, Redmond, OR 97756.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days of December 31, 2021 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 4,300,000 shares of common stock outstanding as of December 31, 2021.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Class*

5% or Greater Stockholders:

John Yozamp	1,546,287	36.0
AOS Holdings, LLC	637,935	14.9	8
James Yozamp Jr.	552,673	12.9
Joel R. Yozamp	331,604	7.7

Directors and Named Executive Officers:

John Yozamp (Chairman of the Board and Chief Executive Officer)	1,546,287	36.0
Paul Shoun (Chief Operations Officer and Director)	137,471	3.2
Paul Colburn (Chief Financial Officer)	—	—
David Diamond (Director)	—	—
Allen Kosowsky (Director)	—	—
David Hendrickson (Director)	—	—

Directors and Executive Officers as a Group (six persons) (6)	1,683,758	39.3	2

*  Based on the 4,300,000 shares of common stock issued and outstanding immediately prior to the offering

DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws. The descriptions of the common stock and preferred stock give effect to changes to our capital structure that will occur immediately prior to the completion of this offering.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share.

Immediately prior to this offering, 4,300,000 shares of our common stock on a pro forma basis were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Warrants

Outstanding Warrants

Immediately prior to this offering, we had outstanding warrants to purchase up to 710,431 shares of common stock, of those warrants, warrants to purchase 151,000 of the shares had an exercise price of $2.90 per share and warrants to purchase the remaining 559,431 shares had an exercise price of $3.32 per share.

Options

Outstanding Options

Immediately prior to this offering, we had outstanding options to purchase 30,000 shares of common stock granted to one individual which had an exercise price of $3.32.

Anti-Takeover Effects of Provisions of Our Charter Documents

The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

Our articles of incorporation include a mandatory forum provision that, to the fullest extent permitted by law, the Nevada Eighth Judicial District of Clark County Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company's stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92Aor any provision of the Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine. Certain federal laws provide for exclusive jurisdiction in federal court and thus may preempt such provisions in our articles of incorporation.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws

Our articles of incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s articles of incorporation. In the event that a few stockholders end up owning a significant portion of our issued and outstanding common stock, the lack of cumulative voting would make it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors. Our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Registration Rights

In November 2021, the Company issued senior secured promissory notes in aggregate principal amount of $1,600,000. The notes included detachable warrants to purchase 559,431 shares of common stock at an exercise price of $3.32 per share. The warrants are exercisable for a period of 10 years from date of grant. The related subscription agreement included an obligation by the Company to register the shares underlying these warrants upon the Company’s initial public offering. We expect to register the shares underlying these warrants by filing a separate registration statement with the SEC substantially concurrently with this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Pacific Stock Transfer Company. Pacific Stock Transfer Company’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782.

Listing

We have applied to list our common stock on Nasdaq under the symbol “[●]”. We expect that our common stock will be listed on Nasdaq on or promptly after the effective date of the registration statement. We cannot guarantee that our shares and warrants will be approved for listing on Nasdaq.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our securities. Future sales of substantial amounts of shares of our common stock or securities convertible into our common stock, including shares issued upon the exercise of outstanding options or warrants, in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

After our initial public offering, we will have outstanding 6,445,000 shares of our common stock, based on the number of shares outstanding as of September 30, 2021. This includes 2,145,000 shares that we are selling in our initial public offering, which shares may be resold in the public market immediately following our initial public offering, and assumes no additional exercise of outstanding options or warrants.

As a result of the lock-up agreements and market standoff provisions described below and subject to the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

•	on the date of this prospectus, none of these restricted securities will be available for sale in the public market.

UNDERWRITING

Paulson Investment Company LLC and Alexander Capital, LP are acting as the representatives of the underwriters of this offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares

Paulson Investment Company LLC
Alexander Capital, LP
Total

The underwriting agreement provides that the underwriters’ obligation to purchase Shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

●	the representations and warranties made by us to the underwriters are true;

●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$
Underwriting discount (8%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriters propose to offer the Shares directly to the public at the public offering price on the cover of this prospectus and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $____ per share.

The expenses of this offering that are payable by us are estimated to be approximately $_______ (which excludes estimated underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters). We will be responsible for all of the underwriters expenses related to this offering, including filing fees and communication expenses for the registration of the shares, all filing fees associated with the review of this offering by FINRA, fees and expenses relating to the listing of the shares of common stock and Warrants on The Nasdaq Capital Market, fees relating to background checks (up to a maximum of $_____), fees relating to the registration, qualification or exemptions of the shares under securities laws of foreign jurisdictions, cost of making and printing the underwriting documents, cost and expenses of a public relations firm, cost of preparing, printing and delivering stock certificates, fees and expenses of the transfer agent, and fees and expenses of our legal counsel, road show expenses for this offering, and fees and expenses of the underwriters legal counsel. The maximum amount of fees, costs and expenses incurred by the underwriters that we shall be responsible for may not exceed $_______. We have also agreed to pay the representative a non-accountable expense fee equal to $25,000.

Option to Purchase Additional Securities

We have granted the underwriters an option exercisable for 45 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 321,750 shares of common stock (15% of the shares of common stock sold in this offering) from us in any combination thereof to cover over allotments, if any, at the public offering price, less underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares or Warrants based on the underwriter’s percentage underwriting commitment in this offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

All of our directors, executive officers and certain of our shareholders have agreed that, for a period of 180 days after the date of this prospectus and subject to certain limited exceptions, we and they will not, directly or indirectly, without the prior written consent of Paulson Investment Company LLC (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities, (iv) engage in any short selling of common stock or (v) publicly disclose the intention to do any of the foregoing.

Paulson Investment Company LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Paulson Investment Company LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

We also agreed pursuant to that lock-up agreement that, without the prior written consent of the representatives, we will not, during the restricted period (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock (other than the shares sold in this offering and common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing prior to this offering or pursuant to currently outstanding options, warrants or rights) provided that either (a) such shares shall not vest during the restricted period or (b) the grantee of such shares will execute a lock-up agreement; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock other than a registration statement on Form S-4 or S-8; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph do not apply to (i) the securities to be sold in connection with this offering, (ii) the issuance of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding prior to this offering, (iii) the issuance of any security under any equity compensation plan, (iv) the issuance of shares of common stock in the connection with mergers, acquisitions or joint ventures, (v) the issuance of shares of common stock to consultants in our ordinary course of business and not for capital raising transactions and (vi) the issuance of shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock at a price per share greater than $[●] per share.

Underwriters’ Warrants

We have also agreed to issue to the underwriters or their designees at the closing of this offering, warrants (the “Underwriters’ Warrants”) to purchase an aggregate of 171,600 shares of common stock (8% of the number of shares sold in the offering, excluding the over-allotment option). The Underwriters’ Warrants will be exercisable at any time and from time to time, in whole or in part, during a period commencing six months from the effective date of this offering and expiring five years from the effective date of the offering. The Underwriters’ Warrants will be exercisable at a price equal to 130% of the public offering price per share of common stock and such warrants shall be exercisable on a cash basis, provided that if a registration statement registering the common stock underlying the Underwriters’ Warrants is not effective, the Underwriters’ Warrants may be exercised on a cashless basis. The Underwriters’ Warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters or their permitted assignees under this Rule 5110(g)(1) shall not sell, transfer, assign, pledge or hypothecate the Underwriters’ Warrants, nor engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriters’ Warrants, for a period of 180 days from the effective date of the offering, except that they may be assigned, in whole or in part, as specifically set forth in the underwriting agreement. The Underwriters’ Warrants will provide for customary anti-dilution provisions (for stock dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110, and the number of shares underlying the Underwriters’ Warrants shall be reduced, or the exercise price increased, if necessary, to comply with FINRA rules or regulations. Further, the Underwriters’ Warrants will provide for a one-time demand registration right and unlimited piggyback rights. The Underwriters’ Warrants and underlying shares are included in this prospectus.

Right of First Refusal

We granted the representative a right of first refusal to act as sole and exclusive underwriter, bookrunner, and placement agent for any and all future equity, equity-issued or debt offerings for the 36 month period following closing of this offering.

Offering Price Determination

The actual offering price of the Shares we are offering will be negotiated between us and the underwriters based upon, among other things, the trading of our shares prior to the offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on The Nasdaq Capital Market

We have filed an application to have our common stock and our shares underlying warrants listed on the Nasdaq under the symbol “[●]”. No assurance can be given that our application will be approved. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on the Nasdaq, we will not complete the offering.

Discretionary Sales

The underwriters have informed us that they do not expect to sell more than 5% of the common stock in the aggregate to accounts over which they exercise discretionary authority.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier). This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.	persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.	the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

Notice to Prospective Investors in Germany

Our common stock may be offered and sold in the Federal Republic of Germany only in compliance with the Prospectus Regulation, the Commission Delegated Regulations (EU) 2019/979 and (EU) 2019/980, each as of March 14, 2019 and the German Securities Prospectus Act (Wertpapierprospektgesetz), as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities. This prospectus has not been approved under the Prospectus Regulation and, accordingly, our common stock may not be offered publicly in the Federal Republic of Germany. Our common stock will only be offered in the Federal Republic of Germany in reliance on an exemption from the requirement to publish an approved securities prospectus under the Prospectus Regulation. Any resale of our common stock in Germany may only be made in accordance with the Prospectus Regulation and other applicable laws.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in China

This prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

MARKET PRICE AND DIVIDENDS

Market for Common Stock

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock, or securities or instruments convertible into shares of our common stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after the offering concludes, due to the contractual and legal restrictions described below, there may be resales of substantial amounts of our common stock in the public market after those restrictions lapse. This could adversely affect the market price of our common stock prevailing at that time.

Upon the completion of the offering, a total of 6,445,000 shares of our common stock 6,766,750 shares if the underwriters exercise their option to purchase additional shares in full) will be outstanding. This number excludes any issuance of an aggregate of additional shares of common stock that could occur in connection with the conversion of our outstanding convertible warrants.

All shares of common stock sold in this offering by us will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act. Shares of our common stock not sold in this offering are “restricted securities” within the meaning of Rule 144 and would be tradable only if they are sold pursuant to an effective registration statement filed under the Securities Act, or if they qualify for an exemption from registration, including under Rule 144.

Holders of Common Stock

Immediately prior to this offering, 4,300,000 shares of our common stock were outstanding.

Warrants and Stock Options

Immediately prior to this offering, we had outstanding warrants to purchase up to 710,431 shares of common stock, of those warrants, warrants to purchase 151,000 of the shares had an exercise price of $2.90 per share and warrants to purchase the remaining 559,431 shares had an exercise price of $3.32 per share. Immediately prior to this offering, we had outstanding options to purchase 30,000 shares of common stock granted to one individual which had an exercise price of $3.32.

Dividend Policy

We have never declared nor paid any cash dividends on our common stock, and we do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future.  Any future determination regarding the payment of cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time.

Equity Compensation Plan Information

No securities were issued and outstanding under our equity compensation plans immediately prior to the offering as the adoption of these plans is contingent upon the completion of the offering.

EXPERTS

The Company’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019 appearing elsewhere in this prospectus have been included herein in reliance upon the report of M&K CPAS PLLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of M&K CPAS PLLC as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Rowland Day of Bigfork, Montana and Parr Brown Gee & Loveless, PC, Salt Lake City, Utah. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, is acting as counsel to the underwriters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our Company and the shares we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement and other materials that we file with the Securities and Exchange Commission without charge at the Public Reference Section of the Securities and Exchange Commission at 100 F Street, NE Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

Expion360 Inc.

2025 SW Deerhound Avenue

Redmond, OR 97756

(541) 797-6714

Our Internet address is https://expion360.com/. There we make available free of charge, on or through the investor relations section of our website, the reports and other information that we file with the SEC. Information contained on our website is not a prospectus and does not constitute a part of this prospectus and investors should not rely on any such information in deciding whether to invest.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Except where otherwise indicated, this prospectus speaks as of the date hereof. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Yozamp Products Company, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Yozamp Products Company, LLC (the Company) as of December 31, 2020 and 2019, and the related statements of operations, statements of members’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial states have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition

As discussed in note 2, the Company recognizes revenue upon transfer of control of promised goods to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products.

Auditing management’s evaluation of agreements with customers can be a significant judgment given the fact that an agreement could be verbal in nature.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant support.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2021. Houston, Texas

December 17, 2021

Yozamp Products Company, LLC

Balance Sheets

As of December 31,	2020	2019

Assets
Current Assets
Cash and cash equivalents	$290,675	$139,510
Accounts receivable	208,725	32,125
Inventory	368,278	362,788
Prepaid/in-transit inventory	353,192	179,540
Other current assets	4,150	3,750
Total current assets	1,225,020	717,713

Property and equipment	212,761	71,436
Accumulated depreciation	(51,720)	(45,501)
Property and equipment, net	161,041	25,935

Other Assets
Operating leases - right-of-use asset	210,218	92,125
Deposits	8,117	3,111
Total assets	$1,604,396	$838,884

Liabilities and members’ deficit

Current liabilities
Accounts payable	$52,003	$86,406
Accrued expenses and other current liabilities	87,896	33,750
Line of credit and short-term revolving loans	830,000	52,574
Current portion of operating lease liability	68,102	31,424
Liability for sale of future revenues, net	120,844	—
Current portion of long-term-debt	17,440	—
Liability for refunds	58,000	—
Total current liabilities	1,234,285	204,154

Long-term-debt, net of current portion	248,470	—
Operating lease liability, net of current portion	153,146	62,912
Member promissory notes	1,075,000	1,075,000
Convertible notes and accrued interest	273,157	—
Total liabilities	2,984,058	1,342,066

Members’ deficit	(1,379,662)	(503,182)
Total liabilities and members’ deficit	$1,604,396	$838,884

See accompanying notes to the financial statements

Yozamp Products Company, LLC

Statements of Operations for the Years Ended December 31, 2020 and 2019

For the years ending December 31,	2020	2019
Sales, net	$1,571,736	$1,412,699

Cost of sales	1,268,769	917,163

Gross profit	302,967	495,536

Selling, general and administrative	1,056,858	597,599

Loss from operations	(753,891)	(102,063)

Other (Income) Expense
Grant income	(80,000)	—
Interest Income	(851)	(5)
Interest expense	196,887	99,065
Loss on disposal of property and equipment	4,574	—
Total other (income) expense	120,610	99,060
Loss before taxes	(874,501)	(201,123)

Franchise Taxes	1,979	150
Net loss	$(876,480)	$(201,273)

Net loss per membership unit (basic and diluted)	$(9)	$(2)
Weighted-average number of membership units outstanding	100,000	100,000

See accompanying notes to the financial statements

Yozamp Products Company, LLC

Statements of Members’ Deficit for the years ended December 31, 2020 and 2019

	Member	Accumulated	Total Members’
	Contributions	Deficit	Deficit

Balance at December 31, 2018	$450,000	$(301,909)	$148,091
Reclassification of member contributions to member promissory notes	$(450,000)	—	(450,000)
Net loss		(201,273)	(201,273)
Balance at December 31, 2019	—	(503,182)	(503,182)

Net loss	—	(876,480)	(876,480)
Balance at December 31, 2020	$—	$(1,379,662)	$(1,379,662)

See accompanying notes to the financial statements

Yozamp Products Company, LLC
Statements of Cash Flows for the years ended December 31, 2020 and 2019

Years Ended December 31,	2020	2019
Cash flows from operating activities

Net loss	$(876,480)	$(201,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	16,572	13,785
Accrued interest on convertible debt	3,157	—
Amortization of debt discount (sale of future liabilities)	4,171	—

Loss on disposal of property and equipment	4,573	—
Changes in operating assets and liabilities:
(Increase) Decrease in accounts receivable	(176,600)	57,987
(Increase) Decrease in inventory	(5,490)	7,194
Increase in prepaid/in-transit inventory	(173,652)	(70,540)
(Increase) Decrease in other current assets	(400)	159
Increase in deposits	(5,006)	(1,111)
Increase (Decrease) in accounts payable	(34,403)	70,248
Increase (Decrease) in accrued expenses and other current
liabilities	54,146	(934)
Increase in liability for refunds	58,000	—
Increase in right-of-use assets and lease liabilities	8,819	2,211
Net cash used in operating activities	(1,122,593)	(122,274)

Cash flows from investing activities
Purchases of property and equipment	(38,426)	(9,798)
Proceeds from disposal of property and equipment	1,675	—
Net cash used in investing activities	(36,751)	(9,798)

Cash flows from financing activities
Borrowings on line of credit and short-term revolving loans	970,000	85,000
Repayments on line of credit and short-term revolving loans	(192,574)	(32,426)
Proceeds from issuance of long-term debt	150,000	—
Principal payments on long-term debt	(3,590)	—
Proceeds from sale of future revenues, net of discount	125,000	—
Payments on liability for sale of future revenues	(8,327)	—
Proceeds from issuance of member promissory notes	—	125,000
Proceeds from issuance of convertible notes	270,000	—
Net cash provided by financing activities	1,310,509	177,574

Net change in cash and cash equivalents	151,165	45,502
Cash and cash equivalents, beginning	139,510	94,008
Cash and cash equivalents, ending	$290,675	$139,510

Yozamp Products Company, LLC

Statements of Cash Flows for the years ended December 31, 2020 and 2019

Supplemental disclosure of cash flow information:
Cash paid for interest	$196,887	$99,065
Cash paid for franchise taxes	1,979	$150

Non-cash operating activities:
Reclassification of members equity contributions to member promissory notes	$—	$450,000
Acquisition/modification of operating lease right-of-use asset and lease liability	$180,494	$122,189
Purchases of property and equipment in exchange for long-term debt	$119,500	$—

See accompanying notes to the financial statements

Yozamp Products Company, LLC

Notes to Financial Statements

1.    Organization and Nature of Operations

Yozamp Products Company, LLC dba Expion360 (“the Company”) was organized in the state of Oregon in June 2016. The Company designs, assembles, and distributes premium lithium batteries for all RV, Marine, Golf, Industrial, Residential and Off-The-Grid needs. The Company uses Lithium Ion Phosphate (LiFePO4) as its battery chemistry. LiFePO4 chemistry is considered a top choice for high energy density, dependability, longevity and safety providing the ability to power anything and anywhere.

Beginning in March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and are expected to continue to impact the Company’s business. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations and financial position, and its disruption to the Company’s business and battery development and timeline, will depend in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

2.    Summary of Significant Accounting Policies

Limited Liability Company

The Company was formed on June 16, 2016, as a Limited Liability Company (LLC) under State of Oregon statutes. The LLC has an indefinite life. The Company elected to be treated as a Subchapter S Corporation effective January 1, 2017 and began operating under a limited liability company agreement acknowledging the S Corporation election adopted to coincide with that election (the “Original Agreement”). Net profits and losses of the Company and all distributions are allocated among the members in proportion to the ownership units held. The Original Agreement was amended and restated on January 1, 2021 to add additional members and a non-voting class of member units. (See Note 15 Subsequent Events).

The Company converted to a C Corporation under the laws of the State of Nevada pursuant to articles of conversion filed with the Nevada Secretary of State dated filed as of November 16,  2021.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings, financial position, or cash flows.

Going Concern

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding before the Company achieves sustainable revenues and profit from operations. The Company expects to continue to incur additional losses for the foreseeable future, and the Company will need to raise additional debt or equity financing.

As presented in the accompanying financial statements, the Company has sustained recurring losses and negative cash flows from operations, and as of December 31, 2020, total liabilities exceed total assets by approximately $1,380,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern within twelve months after the date that the financial statements for the year ended December 31, 2020, are issued. However, management is working to address its cash flow challenges, including outside financing, alternative supply chain resources, and in-house assembly lines.

Yozamp Products Company, LLC

Notes to Financial Statements

The growing movement for green energy, has sparked increasing demand for the lithium-ion battery, which is the most prolific technology in use today. The Company’s sales in 2021 have more than doubled over 2020 and product demand continues to rise. During 2021, the Company received additional financing of close to $4 million through equity purchases and convertible notes and has secured financing commitments of $1.1 million expected to be received prior to year-end. An initial public offering (“IPO”) is planned for early 2022. The funding will be used, in part, to build in- house assembly lines to improve the cash-flow cycle, side stepping the three-month turn around that the Company currently experiences from suppliers in China. A distribution/assembly warehouse has been secured in Indiana for 2022 to better service customers throughout the U.S. Additionally, management has secured a secondary source, based in Denmark, for lithium-ion phosphate cells used in its batteries, should supply issues with China arise. Management believes that these factors will contribute to achieving profitability. However, there can be no assurance that the Company will be successful in achieving its objectives, including addressing its cash flow challenges.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary materially from the estimates that were used. The Company’s significant accounting estimates include the carrying value of accounts receivable and inventory, the depreciable lives of fixed assets, and reserves for returns and allowances.

Future events, including the extent and the duration of the COVID-19 related economic impacts, and their effects cannot be predicted with certainty and, accordingly, the Company’s accounting estimates require the exercise of judgment

Cash and Cash Equivalents

The Company considers all cash amounts which are not subject to withdrawal restrictions or penalties, and all highly liquid investments purchased with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains its cash balances with high-quality financial institutions located in the United States. Accounts are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per institution. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents. At December 31, 2020 and 2019, cash balances did not exceed FDIC limits.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, are due within a year or less, and generally do not bear any interest. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. An allowance for uncollectible accounts is recorded to reduce accounts receivable to the estimated amount that will be collected. The allowance is based upon management’s review of the accounts receivable aging and specific identification of potentially uncollectible balances. Recoveries of accounts previously written off and adjustments to the allowance for uncollectible accounts are recorded as adjustments to bad debt expense. There was no allowance for doubtful accounts at December 31, 2020 and 2019, as management believed all outstanding amounts to be fully collectible.

Yozamp Products Company, LLC

Notes to Financial Statements

Inventory

Inventory is stated at the lower of cost (first in, first out) or net realizable value and consists of batteries and accessories, resale items, component, and related landing costs. Throughout 2020 and 2019, the Company operated primarily as a distributor and inventory as of December 31, 2020 and 2019 consisted of inventory parts and products purchased for resale. The Company periodically reviews its inventory for evidence of slow-moving or obsolete inventory and provides for an allowance when considered necessary. The Company determined that no such reserve was necessary as of December 31, 2020 and 2019. The Company prepays for inventory purchases from foreign suppliers. Prepaid inventory totaled $353,192 and $179,540 at December 31, 2020 and 2019, respectively, and includes inventory in transit where title has passed to the Company but has not yet been physically received.

Vendor and Foreign Concentrations of Inventory Suppliers

During 2020 and 2019, approximately 90% and 77%, respectively, of inventory purchases was made from foreign suppliers in China and Hong Kong. An adverse change in either the economical or political conditions abroad could negatively impact the Company’s supply chain. The inability to obtain product to meet sales demand could adversely affect results of operations, however the Company has secured a secondary source for lithium iron phosphate cells used in its batteries from a supplier in Denmark, enabling the Company to source materials outside of China in the event it becomes necessary to do so.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 - 7 years
Office furniture and equipment	5 - 7 years
Molds	5 – 10 years
Warehouse equipment	5 - 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the statements of operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long- term operating lease liabilities on the Company’s balance sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s balance sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Yozamp Products Company, LLC

Notes to Financial Statements

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the years ended December 31, 2020 and 2019.

Product Warranties

The Company sells the majority of its products to customers along with unconditional repair or replacement warranties. The Company’s branded DC mobile chargers are warranted for two years from date of sale and its branded VPR 4EVER Classic and Platinum batteries are warranted at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of December 31, 2020 and 2019 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is reasonably possible that the Company’s estimate of a liability for product liability claims will change in the near term.

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal, however, in 2020 the Company sold discontinued products recorded a liability for refunds. As of December 31, 2020, the liability totaled $58,000. Revenue is recorded net of this amount. Any returns of discontinued product are not added back to inventory and therefore related costs are nominal and not recorded as an asset.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Concentration of Major Customers

Customers are considered major customers when net revenue exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

During the year ended December 31, 2020, sales to four customers individually totaled $273,102, $250,142, $221,726, and $186,897, and $931,867, comprising in aggregate approximately 57% of our total sales. Amounts due from these customers represented approximately 69% of total accounts receivable as of December 31, 2020.

Yozamp Products Company, LLC

Notes to Financial Statements

During the year ended December 31, 2019, sales to two customers totaled $273,840 and $151,973, comprising approximately 30% of our total revenues. Amounts due from these two customers represented approximately 37% of total accounts receivable as of December 31, 2019. An additional three customers comprised 49% of our accounts receivable as of December 31, 2019.

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified on the Statement of Operations as “Sales, net” and totaled $1,513 and $2,981 for 2020 and 2019, respectively. Shipping and handling costs for shipping product to customers totaled $54,664 and $39,068 for 2020 and 2019, respectively, and are classified in selling, general, and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $84,178 and $45,035 for the years ended December 31, 2020 and 2019, respectively, and is included in selling, general, and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $126,218 and $17,319 for the years ended December 31, 2020 and 2019, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

The Company is a limited liability company taxed as a Subchapter S corporation and is not a taxpaying entity for federal income tax purposes. The Company’s taxable income or losses is allocated to its members in accordance with their respective ownership percentage. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements. Certain states impose minimum franchise taxes on entities taxed as a S corporation, accordingly, the accompanying financial statements include provisions for state franchise tax fees.

The Company has adopted the provisions in ASC 740, Income Taxes, related to accounting for uncertain tax positions. It requires that the Company recognize the impact of a tax position in the financial statements if the position is more likely than not to be sustained upon examination and on the technical merits of the position. Management has concluded that there are no material unrecognized tax benefits at December 31, 2020 and 2019.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company’s balance sheet at December 31, 2020 and 2019 and has not recognized interest and/or penalties in the statement of operations for the years ended December 31, 2020 and 2019, since there are no material unrecognized tax benefits. Management believes no material change to the amount of unrecognized tax benefits will occur within the next twelve months.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. At December 31, 2020, the Company has not recorded any income tax provision/(benefit) resulting from the CARES Act mainly due the Company’s history of net operating losses generated.

Yozamp Products Company, LLC

Notes to Financial Statements

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2021 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, line of credit and short-term revolving loans, member promissory notes, convertible notes, and notes payable. The fair value of cash and cash equivalents, accounts receivable, accounts payable, line of credit and short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the member promissory notes, convertible notes, and notes payable approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

We currently operate in one reportable segment and our Chief Executive Officer is the chief operating decision maker.

New Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020- 06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. Similarly, equity-classified convertible preferred stock instruments will be accounted for as single units of account in equity unless the conversion feature needs to be bifurcated under Topic 815. The new guidance also made amendments to the earnings per share guidance in Topic 260, Earnings Per Share, for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted earnings per share calculation. Further, ASU 2020-06 made revisions to Subtopic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. Effective January 1, 2021, the Company early adopted ASU 2020-06 using the modified retrospective approach. Adoption of the new standard did not have a material impact on the Company’s financial statements or disclosures.

Yozamp Products Company, LLC

Notes to Financial Statements

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The new guidance clarifies the interaction of accounting for the transition into and out of the equity method and the accounting for measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Effective January 1, 2021, the Company adopted ASU 2020-01. The adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

Effective January 1, 2019, the Company adopted the new lease accounting guidance in ASU 2016- 02, Leases (Topic 842), as amended. See Note 12 Commitments and Contingencies.

Accounting Guidance Issued but Not Yet Adopted

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force).” ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the guidance, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. ASU 2021-04 is applied prospectively and is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this guidance.

Yozamp Products Company, LLC

Notes to Financial Statements

3.	Property and Equipment, Net

Property and equipment consist of the following:

December 31,	2020	2019

Vehicles and transport	$104,238	$1,600
Office furniture and equipment	59,339	24,215
Warehouse equipment	30,288	13,027
Molds	15,992	32,594
Leasehold improvements	2,904	—

	212,761	71,436

Less: accumulated depreciation	(51,720)	(45,501)

Property and equipment, net	$161,041	$25,935

The Company recorded $16,572 and $13,785 of depreciation expense related to its property and equipment for the years ended December 31, 2020 and 2019, respectively.

4.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

December 31,	2020	2019

Accrued interest	$39,985	$—
Accrued salaries and payroll liabilities	21,599	11,992
Credit cards	20,312	21,402
Commissions	4,171	356
Franchise tax	1,829	—
Accrued expenses and other current liabilities Line of Credit	$87,896	$33,750

5.	Liability for Sale of Future Revenues.

On December 8, 2020, Reliant Funding, under the ACH Total Receipts Purchase Agreement (“Purchase Agreement”), purchased a 50% interest in the Company’s future revenues for a purchase price of $125,000. Pursuant to the terms of the Purchase Agreement, the purchased percentage shall continue to be owned by Reliant Funding, until the Company has paid the full purchased amount of $174,875. Repayment of the purchased amount is achieved through 252 daily bank account withdrawals of $694. During the year ended December 31, 2020, the Company repaid a total of $8,327, including $4,172 of interest at an effective annual interest rate of approximately 71%. At December 31, 2020, the Company has a total liability related to the Purchase Agreement of $120,844 with future payments totaling $166,548. The Purchase Agreement is secured by substantially all assets of the Company.

Yozamp Products Company, LLC

Notes to Financial Statements

6.	Line of Credit and Short-Term Revolving Loans

In August 2019, the Company entered into a Financing and Security Agreement (“FSA”) with Celtic Bank Corporation (“Celtic”). Pursuant to the FSA, Celtic provides a revolving line of credit plan under which the Company may obtain draws from Celtic. Draws are subject to a draw credit limit and amounts available for draws shall increase to the extent draws are repaid. The interest that each draw shall bear on the unpaid principal balance and the amounts and number of consecutive periodic installments is established at the time of draw. The FSA is guaranteed by the Company’s majority member. Repayment is achieved through weekly withdrawals of principal and interest at an effective annual interest rate of approximately 41%. During the years ended December 31, 2020 and 2019, the Company’s draws totaled $70,000 and $85,000, respectively. At December 31, 2019, the outstanding principal balance was $52,574. All draws were paid in full during the year ended December 31, 2020 and the FSA was terminated.

From January 2020 to October 2020, the Company received proceeds totaling $900,000 pursuant to four unsecured Working Capital Loan Agreements (“WC Loans”) with two different outside investors. Pursuant to the terms of the WC Loans, the Company may borrow, repay and reborrow loans within the limit established within each WC Loan. At December 31, 2020, $830,000 is outstanding under the WC Loan Agreements. The terms of each WC Loan are summarized below:

●	$150,000 limit - dated January 25, 2020; monthly interest only payments at 10% annual interest, principal payment of $70,000 due March 31, 2020 (paid in 2020) with balance due 12 months from date of issue (paid in 2021).

●	$150,000 limit - dated January 28, 2020; monthly interest only payments at 12% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021 (See Note 15 Subsequent Events).

●	$200,000 limit – dated March 22, 2020; monthly interest only payments at 15% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021 (See Note 15 Subsequent Events).

●	$400,000 limit – dated August 31, 2020; monthly interest only payments at 10% annual interest; pursuant to the WC Loan, the maturity date shall be determined by mutual agreement and shall be at least 30 days after a maturity date is agreed upon. The note was modified effective January 1, 2021 to establish a maturity date of December 31, 2021 (See Note 15 Subsequent Events).

Yozamp Products Company, LLC

Notes to Financial Statements

7. Long-Term Debt

Long-term debt consists of the following at December 31, 2020:

Note payable – bank. Payable in monthly installments of $332, including interest at 5.8% per annum, due August 2025, secured by equipment and personally guaranteed by a member	$16,260

Note payable – credit union. Payable in monthly installments of $508, including interest at 5.45% per annum, due July 2026, secured by a vehicle and personally guaranteed by a member	29,270

Note payable – credit union. Payable in monthly installments of $1,131, including interest at 5.45% per annum, due October 2027, secured by a vehicle and personally guaranteed by a member	70,380

Note payable – SBA. Economic Injury Disaster Loan payable in monthly installments of $731, including interest at 3.75% per annum, due May 2050, and personally guaranteed by a member	150,000

Total	265,910
Less current portion	(17,440)

Long-term debt, net of current portion	$248,470

Future maturities of long-term debt are as follows:

Years ending December 31,

2021	$17,440
2022	19,920
2023	21,262
2024	22,703
2025	22,909
Thereafter	161,676

Total	$265,910

8. Member Promissory Notes

As of December 31, 2020 and 2019, the Company has an outstanding principal balance of $1,075,000 due to three of the founding members under unsecured Promissory Notes Agreements (“Notes”). Proceeds of $125,000 were received during the year ended December 31, 2019. All Notes require monthly interest only payments at 10% per annum. The Notes mature at various dates from August 2023 to January 2025 as follows: August 2023 - $500,000; January 2024 - $375,000; December 2024 - $200,000. Interest paid to the Member under the Notes totaled $77,604 and $86,857 during the years ended December 31, 2020 and 2019, respectively. At December 31, 2020, included in accrued expenses and other current liabilities is $29,902 of accrued interest on these promissory notes.

Yozamp Products Company, LLC

Notes to Financial Statements

In May 2021, a Note for $250,000 issued to the majority founding member, that was originally to mature in January 2025, was modified to a convertible note (See Note 15 - Subsequent Events).

9.	Convertible Notes

In August and October of 2020, the Company received proceeds totaling $270,000 from the issuance of four Convertible Notes (“Notes”). The Notes accrue monthly interest at 6% per annum and include two options for conversion: (1) Automatic conversion of the principal balance and accrued interest into new financing securities issued in a new financing round of at least $1 million, not including the Notes — the conversion price will be equal to 85% of the price per unit at which the investor in the new financing purchased their equity securities; (2) Optional conversion in founder securities if the Company gives the investor notice of its intent to prepay the Note or (b), the Company has not consummated a new financing prior to maturity. The conversion price is equal to $17 million divided by the number of founder securities outstanding at the date of the Notes (100,000 units), or $170 per unit. The Notes mature three years from date of issue. The outstanding balance at December 31, 2020 is $273,157, including accrued interest of $3,157, which was recognized as interest expense in 2020.

Under the first conversion option, the conversion is contingent upon a future event, and therefore the difference between the conversion price and the fair value of the equity units on the commitment date (transaction date) is not recognized. Under the second option, the conversion price of $170 exceeded the fair value of the Company’s units of $85 at date of issue and therefore no beneficial conversion feature was recorded.

10.	PPP Grant Income

On April 13, 2020, the Company received proceeds of $70,000 under the Paycheck Protection Program (“PPP”) provision of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP provided funding to small businesses through the federally guaranteed loans administered through Section 7(a) of the Small Business Act. The Company also received proceeds of $10,000 under the COVID-19 Economic Injury Disaster Loans (EIDL) program. The proceeds were initially recorded as debt. During 2020 the Company incurred sufficient payroll costs and retained sufficient levels of employment and employee pay to submit a request for forgiveness. The proceeds were recorded as grant income in 2020.

11.	Trust Agreement for Designated Beneficiaries

In March 2020, the LLC members established a Trust for the granting of membership interests to three individuals. At the time of grant, the existing LLC members (“Settlors”) transferred 8% of the ownership and membership interests of the Company to a Trust for the purpose of holding the vested interest for the three beneficiaries. The Settlors continue to hold title to the membership interests conveyed to the Trust until the Company operating agreement is restated, and the Settlors continue to receive their pro rata distribution of profits and losses from the interests until that occurs. At the date of issuance, the fair value of the shares issued was determined to be nominal and no expense was recorded in connection with the grants. The operating agreement was amended and restated effective January 1, 2021(See Note 15 - Subsequent Events).

Yozamp Products Company, LLC

Notes to Financial Statements

12.	Commitments and Contingencies

Operating Leases

Effective January 1, 2019, the Company adopted the new lease accounting guidance in ASU 2016- 02, Leases (Topic 842), as amended, using the modified retrospective approach with the effective date as the date of initial application. The Company has elected the “package of practical expedients” permitted in ASC Topic 842. Accordingly, the Company accounted for its single existing operating lease on the adoption date as an operating lease under the new guidance, without reassessing (a) whether the contract contains a lease under ASC Topic 842, (b) whether classification of the operating lease would be different in accordance with ASC Topic 842, or (c) whether the unamortized initial direct costs before transition adjustments would have met the definition of initial direct costs in ASC Topic 842 at lease commencement. As a result of the adoption of the new lease accounting guidance, the Company recognized on January 1, 2019 (the beginning of the earliest period presented) (a) a lease liability of $102,532, which represents the present value of the remaining lease payments of $135,673, discounted using an effective interest rate of 13.6%, and (b) a right-of-use asset of $102,532. The lease includes annual increases of 3%, requires the Company to pay real estate taxes, insurance, and repairs, and is guaranteed by two of the members. The lease, originally initiated in 2017, expired in February 2020 but included a three-year option to renew that was exercised and extended through February 2023.

The lease was modified in June 2020 to extend the expiration date to February 2025. The lease modification resulted in a new lease liability of $116,476, which represents the present value of the remaining lease payments of $157,886 discounted using an effective interest rate of 13.4%, and a corresponding right-of-use asset of $116,476. Accordingly, the balance of the original lease liability and right-of-use asset were adjusted as of the modification date to reflect the modified lease liability and right-of-use assets amounts.

During the years ended December 31, 2020 and 2019, the Company entered into two more long- term, non-cancelable operating lease agreements for office and warehouse space resulting in the Company recognizing an additional lease liability totaling $136,388 and $19,657, respectively, representing the present value of the lease payments discounted using effective interest rates of 11.2% to 12.1%, respectively, and a corresponding right-of-use assets of $136,388 and $19,657, respectively. The lease entered into in 2020 expires in January 2023 and the lease entered into in 2019 expired in September 2020. The leases generally provide for annual increases based on a fixed amount and generally require the Company to pay real estate taxes, insurance, and repairs. The lease entered into in 2020 is guaranteed by the majority member.

Under ASC 842, the incremental borrowing rate (IBR) for leases must be (1) a rate of interest over a similar term, and (2) for an amount that is equal to the lease payments. The Company uses both the Federal Reserve Economic Data (FRED) U.S. corporate debt effective yield and the U.S. Treasury rates adjusted for credit spread as the primary data points for purposes of determining the IBR.

Yozamp Products Company, LLC

Notes to Financial Statements

The following is a summary of total lease costs:
December 31,	2020	2019
Operating lease cost	$81,066	$32,561
Short-term lease costs	19,535	16,360
Variable lease costs	—	—
	$100,601	$48,921

The weighted-average remaining lease term is 3.14 years and 2.92 years as of December 31, 2020 and 2019, respectively. The weighted average discount rate is 12.37% and 13.35%, as of December 31, 2020 and 2019, respectively. Operating cash flows from the operating leases totaled $53,582 and $27,853 for 2020 and 2019, respectively.

The total lease liability at December 31, 2020 and 2019 was $221,248 and $94,336, respectively. The following is a maturity analysis of the annual undiscounted cash flows of the operating lease liabilities as of December 31, 2020:

Total

2021	$91,667
2022	93,962
2023	44,339
2024	34,329
2025	5,721
Thereafter	—

Total future minimum lease payments	$270,018

Less imputed interest	(48,770)

Total	$221,248

Current lease liability	$68,102

Noncurrent lease liability	153,146

Total	$221,248

The Company may be involved from time to time in litigation or claims arising in the ordinary course of its business. While the ultimate liability, if any, arising from these claims cannot be determined with certainty, the Company believes that the resolution of any such matters will not likely have a material adverse effect on the Company’s financial statements.

Yozamp Products Company, LLC

Notes to Financial Statements

13.	Net Loss Per Membership Unit

The basis net loss per membership unit is calculated by dividing the net loss by the weighted average number of membership units outstanding during the period. Diluted earnings or loss per membership unit adjusts the basic earnings or loss per membership unit for the potentially dilutive impact of securities (e.g., options and warrants). As the Company does not have any dilutive securities and has reported losses for all periods presented, basic net loss per membership unit equals diluted net loss per membership unit.

For the years ended December 31, 2020 and 2019, the basic and diluted loss per membership unit was $9 and $2, respectively.

14.	Related Party Transactions

During the years ended December 31, 2020 and 2019, related party transactions consisted of Member Promissory Notes (see Note 8).

15.	Subsequent Events

The date to which events occurring after December 31, 2020, the date of the most recent balance sheets, have been evaluated for possible adjustment to the financial statements or disclosures is December 17, 2021, which is the date the financial statements were issued.

Significant events occurring subsequent to December 31, 2020 consist of the following:

LLC Operating Agreement Amended

Effective January 1, 2021 the Company amended and restated its limited liability company operating agreement (the “Amended Agreement”). The Amended Agreement added new members and provided for two classes of member units - Class A units and Class B units, whereas holders of Class A units have one vote per Class A unit and holders of Class B units have no voting rights. In accordance with the terms of the Amended Agreement, the management of the business and affairs of the Company shall be vested exclusively by the Managing Member, who is also the majority interest holder.

Yozamp Products Company, LLC

Notes to Financial Statements

Convertible Debt - Induced Conversions and Modifications

In late 2020, all convertible debt holders were offered the opportunity for early conversion of their convertible notes (See Note 9 – Convertible Notes) into Class B founder units effective January 1, 2021. Three of the four convertible note holders converted notes with a principal balance of $170,000 and accrued interest of $3,157 into 2,338 Class B member units at per unit conversion prices ranging from $67 - $76. In accordance with FASB ASC 470-20, Debt with Conversion and Other Options, the fair value of the additional units issued under the induced conversion over the value of the number of units issuable under the original terms of the convertible note agreements is recognized as an induced conversion expense. Accordingly, upon early conversion on January 1, 2021, the Company recognized $112,133 of induced conversion expense with a corresponding entry to members’ equity of $285,290 consisting of the $173,157 of principal and interest converted and the excess fair value of $112,133.

The fourth convertible note holder opted out of the early conversion and instead, the original note was modified into a term loan effective January 1, 2021. The modification included the elimination of the conversion feature, an increase in the interest rate from the original 6% per annum to 10% per annum, to be paid monthly instead of accrued, and an earlier maturity date of December 31, 2021. The modification resulted in a new effective annual interest rate of 9.58%, and with a revised one-year maturity on December 31, 2021, all interest will be incurred in 2021. The modification resulted in less than a 10% difference in the present values of cash flows of the original note compared to the modified note. Accordingly, there was no accounting changes related to these modifications.

Short-Term Revolving Loans - Modifications

Effective January 1, 2021, three of the working capital loan agreements (“WC Loans”, See Note 6 – Line of Credit and Short-Term Revolving Loans), all from the same investor, were modified. The modification was to extend the maturity date on two of the notes from January 28, 2021 and March 22, 2021 to December 31, 2021, and to establish a maturity date of December 31, 2021 for the WC Loan that left the maturity date open to negotiations in the original agreement. All fees incurred in connection with these agreements were nominal and, given the short-term maturity of one year, were expensed as incurred. Accordingly, there was no accounting changes related to these modifications.

Liability for Sale of Future Revenues

On January 26, 2021 the Company received additional proceeds of $125,000 from Reliant Funding under the ACH Total Receipts Purchase Agreement (“Purchase Agreement”) (See Note 5 – Liability for Sale of Future Revenues). Pursuant to the terms of the Purchase Agreement, the purchased percentage shall continue to be owned by Reliant Funding, until the Company has paid the full purchased amount of $174,875. Pursuant to the terms of the Purchase Agreement, the Company received $125,000 of proceeds with repayment achieved through 252 daily bank account withdrawals of $694. The effective annual interest rate is approximately 71%.

Leases

Effective February 1, 2021, the Company entered into a new long-term, non-cancelable operating lease agreement for office and warehouse space resulting in the Company recognizing a lease liability totaling $1,268,089, representing the present value of the lease payments discounted using an effective interest rate of 7.47%, and a corresponding right-of-use asset of $1,268,089. The lease entered into in 2021 expires in January 2028 and contains one three-year option to renew. The lease provides for annual increases based on a fixed amount and requires the Company to pay real estate taxes, insurance, and repairs. The lease is guaranteed by the majority member.

Yozamp Products Company, LLC

Notes to Financial Statements

Effective March 1, 2021 and July 1, 2021, the Company entered into subleases for suites under two of its existing operating lease under similar terms as the Company’s lease agreements. Because the Company is not relieved of its primary obligations under the original lease, the Company accounts for the subleases as a lessor. Sublease rental income is recorded based on the contractual rental payments which are not substantially different from recognition on a straight-line basis over the lease term.

In October and November 2021, the Company entered into two new long-term, non-cancelable operating lease agreements for office and warehouse space effective January 1, 2022. One lease expires in January 2029 and contains one three-year option to renew. The lease requires monthly payments of $31,425 and provides for annual increases based on a fixed percentage amount. The second lease expires in January 2027 and contains one five-year option to renew. The lease requires monthly payments of $4,853 and provides for annual CPI increases. Both leases require the Company to pay real estate taxes, insurance, and repairs. The Company is currently assessing the lease liability and right-of-use asset to be recognized on the effective date.

Sale of Class B Units

On January 1, 2021, the Company issued 262 Class B membership units in exchange for building signage valued at $20,000.

In March and April of 2021, the Company sold 6,157 of Class B membership units to three new members for gross proceeds of $522,000.

Convertible Notes with Warrants

During 2021, the Company received proceeds of $2,929.000 from the issuance of unsecured convertible notes (the “Notes”). At the option of the Note holder and after the completion of a merger with a Special Purpose Acquisition Company (“SPAC”) or an Initial Public Offering (“IPO”), the holder may convert all or a part of the outstanding principal and accrued interest into shares of common stock of the merged or public company. The Notes bear interest at rate of 10% per annum, mature two years from date of issue and are convertible at per share prices ranging from $.50 to $2.50. Effective January 1, 2021, the Company early adopted ASU 2020-06, and accordingly, no beneficial conversion features were recognized.

In connection with the issuance of the Notes, the Company incurred commissions totaling $148,000, which were recorded as a discount to the Notes and is amortized to debt issuance costs over the term of the Note using the straight-line method because is not substantially different from the effective interest method.

The notes included detachable warrants (“Warrants”) to purchase 3,862,000 shares of the merged or public company. However, the Company converted to a C Corporation under the laws of the State of Nevada pursuant to articles of conversion filed with the Nevada Secretary of State dated filed as of November 16, 2021 (see below). All terms under the original notes, including the warrants, were rescinded and the note holders agreed to convert into common stock at conversion prices ranging from $1.21 to $3.63 per share. Since the warrants were not exercisable until a merger with a SPAC or in IPO, there was no impact on the financial statements at date of grant. The Company is currently assessing the impact of the note cancellations, if any, on the financial statements.

Modification of Member Promissory Note to Convertible Note

On May 15, 2021, the Company modified a Member Promissory Note (See Note 8 – Member Promissory Notes) in the amount of $250,000 to be a convertible note for the same amount plus additional proceeds of $24,000 for a total convertible note of $274,000. The convertible note includes detachable Warrants to purchase 548,000 shares of the Company’s common stock. The convertible note bears interest at rate of 10% per annum, matures two years from date of issue and is convertible at $.50 per share. The modification resulted in a new effective annual interest rate of 9.15%. The modification resulted in less than a 10% difference in the present values of cash flows of the original note compared to the modified note, Accordingly, there was no accounting changes related to these modifications. The convertible note was issued under the same terms and conditions as the convertible notes issued to third-party investors (see above – Convertible Notes and Warrants) and therefore, in substance, was not a capital transaction. As noted above, upon the conversion to a C corporation, all terms under the convertible note, including the warrants, were rescinded and the member agreed to convert the note and accrued interest at a conversion price of $1.21 per share.

Yozamp Products Company, LLC

Notes to Financial Statements

Conversion to C corporation

In anticipation of its upcoming initial public offering, the Company converted to a C Corporation under the laws of the State of Nevada pursuant to articles of conversion filed with the Nevada Secretary of State dated filed as of November 16, 2021. The membership units of the existing members and all existing convertible note holders (see above - Convertible Notes and Warrants) converted into 4,181,111 shares of common stock. Additionally, investors purchased 88,889 shares of common stock for total proceeds of $316,400. Additionally, 30,000 shares of common stock were issued in exchange for services. The Company’s issued and outstanding shares of common stock totaled 4,300,000 upon conversion to a C corporation.

401(k) Plan

During 2021, the Company adopted a 401(k) Plan (“Plan”) for the benefit of its employees. Employees may contribute to the Plan within defined limits as defined by the Internal Revenue Service. Substantially all employees are eligible to participate. The Company has the option to make profit sharing contributions at its discretion.

Senior Secured Promissory Notes

In November 2021, the Company received gross proceeds of $1,600,000 ($1,385,000, net of issuance costs of $215,000), for the issuance of senior secured promissory notes. The notes bear interest on the unpaid principal balance at an aggregate rate of 15% per annum, of which 10% is paid monthly and 5% is deferred until maturity date. The maturity date is the earlier of (a) May 15, 2023, (b) the closing of a Qualified Subsequent Financing, defined as an IPO or debt or equity financing in which the Company received aggregate gross proceeds of $3 million or more from any parties that do not currently own, directly or indirectly, and capital stock of the Company, and (c) the closing of a change of control. The notes are senior to all other debt and are secured by substantially all assets of the Company. The notes included detachable warrants to purchase 559,431 shares of common stock at an exercise price of $3.32 per share. The warrants are exercisable for a period of 10 years from date of grant. The Company is currently assessing the impact of the issuance of the warrants of the financial statements.

The Company issued 228,163 warrants in connection with the senior secured promissory notes and the convertible note issuances earlier in 2021 (See above – Convertible Notes with Warrants). The Company is currently assessing the fair value of the warrants and the impact, if any, on the financial statements.

Stock Option Plans

2021 Employee Stock Option Plan

The purpose of the Company’s 2021 Employee Stock Option Plan is to assist eligible employees of the Company in acquiring a stock ownership in the Company and to help such employees provide for their future security and to encourage them to remain in the employment of the Company. The Plan consists of a Section 423 Component and Non-Section 423 Component. The Section 423 Component is intended to qualify as an employee stock purchase plan and also authorizes the grant of options. Option granted under the Non-Section 423 Component shall be granted pursuant to separate offerings containing sub-plans. The Company may make one or more offerings under the plan. The duration and timing of each offering period may be established or changed by the board, but in no event may an offering period exceed 27 months and in no event may the purchase period for the option exceed the duration of the offering period under which it is established. On each exercise date for an offering period, each participant shall automatically be deemed to have exercised the option to purchase the largest number of whole shares which can be purchased under the offering. Option awards are generally granted with an exercise price equal to 85% of the lesser of (a) the fair market value of a share on the applicable grant date and (b) the applicable exercise date, or such price as determined by the administrator, provided that in no event shall the option price be less that the per share par value price. The maximum number of shares granted under the plan shall not exceed 2,500,000 shares. No awards have been granted to date under the plan.

Yozamp Products Company, LLC

Notes to Financial Statements

2021 Incentive Award Plan

The purpose of the Company’s 2121 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company be providing these individuals with equity ownership opportunities. Various stock- based awards may be granted under the plan to eligible employees, consultants, and non-employee directors. The number of shares issued under the plan is subject to limits and is adjusted annually. No more than 1,000,000 shares may be issued pursuant to the exercise of incentive stock options. The number of shares granted, the exercise price, and the terms will be determined at date of grant, however, the exercise prices shall not be less than 100% of the fair value on the grant date (110% for options granted to greater than 10% shareholders) and the term shall not exceed ten years. No awards have been granted to date under the plan.

Other

In November 2021, the Company issued 30,000 options independently of any of the above described plans. The Company is currently assessing the fair value of the options and the impact, if any, on the financial statements.

Yozamp Products Company, LLC

Balance Sheets

	September 30, 2021	December 31, 2020
	(unaudited)

Assets

Current Assets
Cash and cash equivalents	$353,609	$290,675
Accounts receivable	741,021	208,725
Inventory	891,636	368,278
Prepaid/in-transit inventory	1,530,456	353,192
Other current assets	62,453	4,150
Total current assets	3,579,175	1,225,020

Property and equipment	573,130	212,761
Accumulated depreciation	(89,896)	(51,720)
Property and equipment, net	483,234	161,041
Other Assets
Operating leases - right-of-use asset	1,335,139	210,218
Deposits	56,401	8,117
Total assets	$5,453,949	$1,604,396

Liabilities and members’ deficit

Current liabilities
Accounts payable	$90,692	$52,003
Accrued expenses and other current liabilities	49,106	87,896
Line of credit and short-term revolving loans	600,000	830,000
Current portion of operating lease liability	211,686	68,102
Liability for sale of future revenues, net	82,547	120,844
Current portion of long-term-debt	156,168	17,440
Liability for refunds	—	58,000
Total current liabilities	1,190,199	1,234,285

Long-term-debt, net of current portion	443,255	248,470
Operating lease liability, net of current portion	1,149,671	153,146
Member promissory notes	825,000	1,075,000
Convertible notes and accrued interest, net	3,125,102	273,157
Security deposits - sublease	3,498	—
Total liabilities	6,736,725	2,984,058

Members’ deficit	(1,282,776)	(1,379,662)
Total liabilities and members’ deficit	$5,453,949	$1,604,396

Yozamp Products Company, LLC

Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Sales, net	$1,331,081	$540,138	$3,209,847	$1,153,576

Cost of sales	796,966	374,369	2,024,442	919,470

Gross profit	534,115	165,769	1,185,405	234,106

Selling, general and administrative	755,889	302,037	1,515,047	772,839

Loss from operations	(221,774)	(136,268)	(329,642)	(538,733)

Other (Income) Expense
Debt conversion expense	—		112,133	—
Sublease income	(30,360)		(54,677)	—
Amortization of debt discount on convertible notes	16,383		21,104	—
Interest Income	(9)	(25)	(168)	(36)
Interest expense	145,418	52,349	322,800	127,011
Gain on disposal of property and equipment			—	(455)
Other	(430)	(200)	(430)	(305)
Total other (income) expense	131,002	52,124	400,762	126,215

Loss before taxes	(352,776)	(188,392)	(730,404)	(664,948)

Franchise Taxes	—		—	150

Net loss	$(352,776)	$(188,392)	$(730,404)	$(665,098)

Net loss per membership unit (basic and diluted)	$(3)	$(2)	$(7)	$(7)
Weighted-average number of membership units outstanding	106,157	100,000	106,157	100,000

Yozamp Products Company, LLC

Statements of Members’ Deficit

(unaudited)

	Member Contributions	Accumulated Deficit	Total Members’ Deficit

Balance at June 30, 2020	$—	$(963,561)	$(963,561)

Net loss		(188,392)	(188,392)
Balance at September 30, 2020	$—	$(1,151,953)	$(1,151,953)

Balance at June 30,2021	$827,290	$(1,757,290)	$(930,000)

Net loss		(352,776)	(352,776)
Balance at September 30, 2021	$827,290	$(2,110,066)	$(1,282,776)

Balance at December 31, 2019	$—	$(503,182)	$(503,182)

Net loss		(665,098)	(665,098)
Balance at September 30, 2020	$—	$(1,168,280)	$(1,168,280)

Balance at December 31, 2020	$—	$(1,379,662)	$(1,379,662)

Conversion of convertible notes and accrued interest	173,157	—	173,157
Issuance of membership interests in exchange for building signage	20,000	—	20,000
Issuance of member units for cash proceeds	522,000	—	522,000
Effect of debt conversion	112,133	—	112,133
Net loss	—	(730,404)	(730,404)
Balance at September 30, 2021	$827,290	$(2,110,066)	$(1,282,776)

Yozamp Products Company, LLC

Statements of Cash Flows

(unaudited)

For the nine months ended September,	2021	2020

Cash flows from operating activities
Net loss	$(730,404)	$(665,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	38,176	8,570
Accrued interest on convertible notes	72,998	1,362
Amortization of interest (sale of future revenues)	87,219	—
Amortization of debt discount on convertible notes	21,104	—
Debt conversion expense on induced conversion of convertible notes	112,133	—
Gain on disposal of property and equipment	—	(455)
Changes in operating assets and liabilities:
Increase in accounts receivable	(532,296)	(188,784)
(Increase) Decrease in inventory	(523,358)	14,473
(Increase) Decrease in prepaid/in-transit inventory	(1,177,264)	89,183
(Increase) Decrease in other current assets	(58,303)	1,600
Increase in deposits	(48,284)	(5,005)
Increase (decrease) in accounts payable	38,689	(38,379)
Increase (Decrease) in accrued expenses and other current liabilities	(33,607)	48,204
Increase (Decrease) in liability for refunds	(58,000)	58,000
Increase in right-of-use assets and lease liabilities	15,188	9,067
Increase in security deposits (sublease)	3,498	—
Net cash used in operating activities	(2,772,511)	(667,262)

Yozamp Products Company, LLC
Statements of Cash Flows

(unaudited)

Cash flows from investing activities
Purchases of property and equipment	(94,203)	(26,124)
Proceeds from disposal of property and equipment	—	1,675
Net cash used in investing activities	(94,203)	(24,449)

Cash flows from financing activities
Borrowings on line of credit and short-term revolving loans		570,000
Repayments on line of credit and short-term revolving loans	(230,000)	(192,574)
Proceeds from issuance of long-term debt	—	230,000
Principal payments on long-term debt	(17,836)	(901)
Proceeds from sale of future revenues, net of discount	125,000	—
Payments on liability for sale of future revenues	(250,516)	—
Proceeds from issuance of convertible notes, net of discount	2,781,000	250,000
Proceeds from issuance of Class B membership interests	522,000	—
Net cash provided by financing activities	2,929,648	856,525

Net change in cash and cash equivalents	62,934	164,814

Cash and cash equivalents, beginning	290,675	139,510
Cash and cash equivalents, ending	$353,609	$304,324

Supplemental disclosure of cash flow information:
Cash paid for interest	$287,761	$93,067
Cash paid for franchise taxes	$1,829	$150

Yozamp Products Company, LLC

Statements of Cash Flows

(unaudited)

Convertible Notes and accrued interest converted to Class B Membership interests	$173,157	$—
Reclassification of modified convertible note to long-term-debt	$100,000	$—
Reclassification of modified member promissory note to convertible notes	$250,000	$—
Issuance of Class B membership interests in exchange for property and equipment	$20,000	$—
Acquisition/modification of operating lease right-of-use asset and lease liability	$1,268,089	$180,494
Purchases of property and equipment in exchange for long-term debt	$246,166	$48,299

Yozamp Products Company, LLC

Notes to the Financial Statements

1.	Organization and Nature of Operations

Yozamp Products Company, LLC dba Expion360 (“the Company”) was organized in the state of Oregon in June 2016. The Company designs, assembles, and distributes premium lithium batteries for all RV, Marine, Golf, Industrial, Residential and Off-The-Grid needs. The Company uses Lithium Ion Phosphate (LiFePO4) as its battery chemistry. LiFePO4 chemistry is considered a top choice for high energy density, dependability, longevity and safety providing the ability to power anything and anywhere.

Beginning in March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and are expected to continue to impact the Company’s business. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations and financial position, and its disruption to the Company’s business and battery development and timeline, will depend in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

2.	Summary of Significant Accounting Policies

Limited Liability Company

The Company was formed on June 16, 2016, as a Limited Liability Company (LLC) under State of Oregon statutes. The LLC has an indefinite life. The Company elected to be treated as a Subchapter S corporation effective January 1, 2017 and began operating under a limited liability company agreement acknowledging the S corporation election adopted to coincide with that election (the “Original Agreement”). Net profits and losses of the Company and all distributions are allocated among the members in proportion to the ownership units held.

Effective January 1, 2021 the Company amended and restated its limited liability company operating agreement (the “Amended Agreement”). The Amended Agreement added new members and provided for two classes of member units - Class A units and Class B units, whereas holders of Class A units have one vote per Class A unit and holders of Class B units have no voting rights. In accordance with the terms of the Amended Agreement, the management of the business and affairs of the Company shall be vested exclusively by the Managing Member, who is also the majority interest holder.

The Company converted to a C Corporation under the laws of the State of Nevada pursuant to articles of conversion filed with the Nevada Secretary of State dated filed as of November 16, 2021.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings, financial position or cash flows.

Going Concern

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding before the Company achieves sustainable revenues and profit from operations. As presented in the accompanying financial statements, the Company has sustained recurring losses and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern within twelve months after the date that the financial statements for the nine months ended September 30, 2021, are issued. However, management is working to address its cash flow challenges, including outside financing, alternative supply chain resources, and in-house assembly lines.

The growing movement for green energy has sparked increasing demand for the lithium-ion battery, which is the most prolific technology in use today. The Company’s sales in 2021 have more than doubled over 2020 and product demand continues to rise. During the nine months ended September 2021, the Company received additional financing of approximately $3.3 million through equity purchases and convertible notes and has secured financing commitments of $1.1 million expected to be received prior to year-end. An initial public offering (“IPO”) is planned for early 2022. The funding will be used, in part, to build in-house assembly lines to improve the cash-flow cycle, side stepping the three-month turn around that the Company currently experiences from suppliers in China. A distribution/assembly warehouse has been secured in Indiana for 2022 to better service customers throughout the U.S. Additionally, management has secured a secondary source, based in Denmark, for lithium-ion phosphate cells used in its batteries, should supply issues with China arise. Management believes that these factors will contribute to achieving profitability. However, there can be no assurance that the Company will be successful in achieving its objectives, including addressing its cash flow challenges.

Yozamp Products Company, LLC

Notes to the Financial Statements

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary materially from the estimates that were used. The Company’s significant accounting estimates include the carrying value of accounts receivable and inventory, the depreciable lives of fixed assets, and reserves for returns and allowances.

Future events, including the extent and the duration of the COVID-19 related economic impacts, and their effects cannot be predicted with certainty and, accordingly, the Company’s accounting estimates require the exercise of judgment

Cash and Cash Equivalents

The Company considers all cash amounts which are not subject to withdrawal restrictions or penalties, and all highly liquid investments purchased with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains its cash balances with high-quality financial institutions located in the United States. Accounts are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per institution. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents. At September 30, 2021, cash balances exceeded FDIC limits by $107,193.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, are due within a year or less, and generally do not bear any interest. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. An allowance for uncollectible accounts is recorded to reduce accounts receivable to the estimated amount that will be collected. The allowance is based upon management’s review of the accounts receivable aging and specific identification of potentially uncollectible balances. Recoveries of accounts previously written off and adjustments to the allowance for uncollectible accounts are recorded as adjustments to bad debt expense. There was no allowance for doubtful accounts at September 30, 2021 and December 31, 2020, as management believed all outstanding amounts to be fully collectible.

Inventory

Inventory is stated at the lower of cost (first in, first out) or net realizable value and consists of batteries and accessories, resale items, components, and related landing costs. Through 2020, the Company operated primarily as a distributor and inventory as of December 31, 2020 totaling $368,278 consisted of inventory parts and products purchased for resale. The Company began in-house assembly in 2021 and as of September 30, 2021, inventory consisted of finished assemblies totaling $451,443 and raw materials (inventory components, parts, and packaging) totaling $440,193. In 2021, the valuation of inventory includes determining which fixed production overhead costs can be included in inventory based on normal capacity of the assembly warehouse. The Company periodically reviews its inventory for evidence of slow-moving or obsolete inventory and provides for an allowance when considered necessary. The Company determined that no such reserve was necessary as of September 30, 2021 and December 31, 2020. The Company prepays for inventory purchases from foreign suppliers. Prepaid inventory totaled $1,530,456 and $353,192 at September 30, 2021 and December 31, 2020, respectively, and includes inventory in transit where title has passed to the Company but has not yet been physically received.

Yozamp Products Company, LLC

Notes to the Financial Statements

Vendor and Foreign Concentrations of Inventory Suppliers

During the three months ended September 30, 2021 and 2020, approximately 92% and 42%, respectively, of inventory purchases was made from foreign suppliers in China and Hong Kong and during the nine months ended September 30, 2021 and 2020, approximately 92% and 82%, respectively, of inventory purchases was made from foreign suppliers in China and Hong Kong. An adverse change in either the economical or political conditions abroad could negatively impact the Company’s supply chain. The inability to obtain product to meet sales demand could adversely affect results of operations, however the Company has secured a secondary source for lithium ion phosphate cells used in its batteries from a supplier in Denmark, enabling the Company to source materials outside of China in the event it becomes necessary to do so.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 - 7 years
Office furniture and equipment	3 - 7 years
Molds	5 – 10 years
Warehouse equipment	5 - 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the consolidated statements of operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s balance sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s balance sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

Yozamp Products Company, LLC

Notes to the Financial Statements

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the three months and nine months ended September 30, 2021 and 2020.

Product Warranties

The Company sells the majority of its products to customers along with unconditional repair or replacement warranties. The Company’s branded DC mobile chargers are warranted for two years from date of sale and its branded VPR 4EVER Classic and Platinum batteries are warranted at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of September 30, 2021 and December 31, 2020 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is reasonably possible that the Company’s estimate of a liability for product liability claims will change in the near term.

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal, however, during the nine months ended September 30, 2020, the Company sold discontinued products and recorded a liability for refunds. As of December 31, 2020, the liability for refunds totaled $58,000. Revenue is recorded net of this amount. Any returns of discontinued product are not added back to inventory and therefore related costs are nominal and not recorded as an asset. During the three months and nine months ended September 30, 2021, the Company issued final credits for these returns totaling approximately $8,600 and $56,000, respectively, which were included in the refund liability at December 31, 2020.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Concentration of Major Customers

Customers are considered major customers when net revenue exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

Yozamp Products Company, LLC

Notes to the Financial Statements

There were no customer concentrations during the three months ended September 30, 2021. During the nine months ended September 30, 2021, sales to two customers totaling $440,036 and $370,134 comprised approximately 25% of total sales. Amounts due from these customers represented approximately 27% of total accounts receivable at September 30, 2021. An additional customer comprised 14% of accounts receivable at September 31, 2021.

During the three months ended September 30, 2020, sales to three customers totaling $120,556, $115,777, and $91,845, respectively, comprised approximately 61% of total sales. During the nine months ended September 30, 2020, sales to four customers totaling $310,798, $173,336, $165,142, and $135,106, respectively comprised approximately 65% of total revenues. Four customers comprised 69% of accounts receivable at December 31, 2020.

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified on the Statement of Operations as “Sales, net” and totaled $5,839 and $191 for the three months ended September 30, 2021 and 2020, respectively and $20,812 and $870 for the nine months ended September 30, 2021 and 2020, respectively. Shipping and handling costs for shipping product to customers totaled $23,664 and $13,560 for the three months ended September 30, 2021 and 2020, respectively, and $73,393 and $32,620 for the nine months ended September 30, 2021 and 2020, respectively, and are classified in selling, general, and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $11,025 and $46,495 for the three months ended September 30, 2021 and 2020, respectively, and $46,550 and $75,502 for the nine months ended September 30, 2021 and 2020, respectively, and is included in selling, general, and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $3,205 and$13,422 for the three months ended September 30, 2021 and 2020, respectively, and $14,917 and $118,593 for the nine months ended September 30, 2021 and 2020, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

The Company is a limited liability company taxed as a Subchapter S corporation and is not a taxpaying entity for federal income tax purposes. The Company’s taxable income or losses is allocated to its members in accordance with their respective ownership percentage. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements. Certain states impose minimum franchise taxes on entities taxed as a S corporation, accordingly, the accompanying financial statements include provisions for state franchise tax fees.

The Company has adopted the provisions in ASC 740, Income Taxes, related to accounting for uncertain tax positions. It requires that the Company recognize the impact of a tax position in the financial statements if the position is more likely than not to be sustained upon examination and on the technical merits of the position. Management has concluded that there are no material unrecognized tax benefits at September 30, 2021 and 2020.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company’s balance sheet at September 30, 2021 and 2020 and has not recognized interest and/or penalties in the statement of operations for the nine months ended September 30, 2021 and 2020, since there are no material unrecognized tax benefits. Management believes no material change to the amount of unrecognized tax benefits will occur within the next twelve months.

Yozamp Products Company, LLC

Notes to the Financial Statements

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. At September 30, 2021, the Company has not recorded any income tax provision/(benefit) resulting from the CARES Act mainly due the Company’s history of net operating losses generated.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2021 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, line of credit and short-term revolving loans, member promissory notes, convertible notes, and notes payable. The fair value of cash and cash equivalents, accounts receivable, accounts payable, line of credit and short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the member promissory notes, convertible notes, and notes payable approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

We currently operate in one reportable segment and our Chief Executive Officer is the chief operating decision maker.

New Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. Similarly, equity-classified convertible preferred stock instruments will be accounted for as single units of account in equity unless the conversion feature needs to be bifurcated under Topic 815. The new guidance also made amendments to the earnings per share guidance in Topic 260, Earnings Per Share, for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted earnings per share calculation. Further, ASU 2020-06 made revisions to Subtopic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. Effective January 1, 2021, the Company early adopted ASU 2020-06 using the modified retrospective approach. Adoption of the new standard did not have a material impact on the Company’s financial statements or disclosures.

Yozamp Products Company, LLC

Notes to the Financial Statements

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The new guidance clarifies the interaction of accounting for the transition into and out of the equity method and the accounting for measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted this guidance on January 1, 2021. The adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

Accounting Guidance Issued but Not Yet Adopted

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force).” ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the guidance, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. ASU 2021-04 is applied prospectively and is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this guidance.

3.	Property and Equipment, Net

Property and equipment consist of the following:

	September 30, 2021	December 31, 2020

Vehicles and transport	$356,882	$104,238
Office furniture and equipment	105,003	59,339
Leasehold improvements	50,896	2,904
Warehouse equipment	44,357	30,288
Molds	15,992	15,992

	573,130	212,761

Less: accumulated depreciation	(89,896)	(51,720)
Property and equipment, net	$483,234	$161,041

Yozamp Products Company, LLC

Notes to the Financial Statements

The Company recorded $16,422 and $4,182 of depreciation expense related to its property and equipment for the three months ended September 30, 2021 and 2020, respectively, and $38,176 and $8,570 for the nine months ended September 30, 2021 and 2020, respectively.

4.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30, 2021	December 31, 2020

Accrued salaries and payroll liabilities	$25,468	$21,599
Commissions	14,517	4,171
Credit cards	3,520	20,312
Interest	—	39,985
Franchise tax	—	1,829
Other	5,601	—

Accrued expenses and other current liabilities	$49,106	$87,896

5.	Liability for Sale of Future Revenues

On December 8, 2020 and January 26,2021, Reliant Funding, under two separate ACH Total Receipts Purchase Agreements (“Purchase Agreements”), purchased a 50% interest in the Company’s future revenues for a total purchase price of $250,000. Pursuant to the terms of the Purchase Agreement, the purchased percentage shall continue to be owned by Reliant Funding, until the Company has paid the full purchased amount of $349,750. Repayment of the purchased amount is achieved through 252 daily bank account withdrawals of $1,388. During the three months ended September 30, 2021, the Company repaid a total of $88,826, including $21,299 of interest at an effective annual interest rate of 71%. During the nine months ended September 30, 2021, the Company repaid a total of $250,516, including $87,219 of interest at an effective annual interest rate of approximately 71%. At September 30, 2021 and December 31, 2020, the Company has a total remaining liability related to the Purchase Agreement of $82,547 and $120,844, respectively, and total remaining payments of $90,907 and $166,548, respectively. The Purchase Agreement is secured by substantially all assets of the Company.

6.	Line of Credit and Short-Term Revolving Loans

In August 2019, the Company entered into a Financing and Security Agreement (“FSA”) with Celtic Bank Corporation (“Celtic”). Pursuant to the FSA, Celtic provided a revolving line of credit plan under which the Company could obtain draws from Celtic. Draws were subject to a draw credit limit and amounts available for draws would increase to the extent draws are repaid. The interest that each draw bore on the unpaid principal balance and the amounts and number of consecutive periodic installments was established at the time of draw. The FSA was guaranteed by the Company’s majority member. Repayment was achieved through weekly withdrawals of principal and interest at an effective annual interest rate of approximately 41%. During the nine months ended September 30, 2020, the Company’s draws totaled $70,000. All draws were repaid during the nine months ended September 30, 2020 and the FSA was terminated.

Yozamp Products Company, LLC

Notes to the Financial Statements

From January 2020 to October 2020, the Company received proceeds totaling $900,000 pursuant to four unsecured Working Capital Loan Agreements (“WC Loans”) with two different outside investors. Pursuant to the terms of the WC Loans, the Company may borrow, repay and reborrow loans within the limit established within each WC Loan. At September 30, 2021 and December 31, 2020, $600,000 and $830,000, respectively, was outstanding under the WC Loan Agreements. The terms of each WC Loan are summarized below:

●	$150,000 limit - dated January 25, 2020; monthly interest only payments at 10% annual interest, principal payment of $70,000 due March 31, 2020 (paid) with balance due 12 months from date of issue, which was paid in full during the nine months ended September 30, 2021.

●	$150,000 limit - dated January 28, 2020; monthly interest only payments at 12% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021 and was paid in full during the nine months ended September 30, 2021.

●	$200,000 limit – dated March 22, 2020; monthly interest only payments at 15% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021.

●	$400,000 limit – dated August 31, 2020; monthly interest only payments at 10% annual interest; pursuant to the WC Loan, the maturity date shall be determined by mutual agreement and shall be at least 30 days after a maturity date is agreed upon. The note was modified effective January 1, 2021 to establish a maturity date of December 31, 2021.

Effective January 1, 2021, as noted above, three of the working capital loan agreements, all from the same investor, were modified. The modification was to extend the maturity date on two of the notes from January 28, 2021 and March 22, 2021 to December 31, 2021, and to establish a maturity date of December 31, 2021 for the WC Loan that left the maturity date open to negotiations in the original agreement. All fees incurred in connection with these agreements were nominal and, given the short-term maturity of one year, were expensed as incurred. There was no accounting changes related to these modifications.

Yozamp Products Company, LLC

Notes to the Financial Statements

7.	Long-Term Debt

Long-term debt consists of the following at September 30, 2021:

Note payable – bank. Payable in monthly installments of $332, including interest at 5.8% per annum, due August 2025, secured by equipment and personally guaranteed by a member	$13,933

Note payable – credit union. Payable in monthly installments of $508, including interest at 5.45% per annum, due July 2026, secured by a vehicle and personally guaranteed by a member	25,833

Note payable – credit union. Payable in monthly installments of $1,131, including interest at 5.45% per annum, due October 2027, secured by a vehicle and personally guaranteed by a member	64,472

Note payable – SBA. Economic Injury Disaster Loan payable in monthly installments of $731, including interest at 3.75% per annum, due May 2050, and personally guaranteed by a member	153,945

Note payable – individual. Monthly payments of interest only at 10% per annum, due December 31, 2021; unsecured	100,000

Note payable – finance company. Payable in monthly installments of $994, including interest at 8.5% per annum, due July 2016, secured by a vehicle and personally guaranteed by a member	47,156

Note payable – finance company. Payable in monthly installments of $2,204, including interest at 11.21% per annum, due August 2026, secured by a vehicle and personally guaranteed by a member	97,300

Note payable – finance company. Payable in monthly installments of $834, including interest at 7.29%% per annum, due October 2027, secured by a vehicle and personally guaranteed by a member	48,392

Note payable – finance company. Payable in monthly installments of $834, including interest at 7.29%% per annum, due October 2027, secured by a vehicle and personally guaranteed by a member	48,392

Total	599,423

Less current portion	(156,168)

Long-term debt, net of current portion	$443,255

Future maturities of long-term debt are as follows:

Periods ending September 30,
2022	$156,168
2023	62,495
2024	67,940
2025	73,562
2026	66,977
Thereafter	172,281

Total	$599,423

8.	Member Promissory Notes

As of September 30, 2021 and December 31, 2020, the Company has an outstanding principal balance of $825,000 and $1,075,000, respectively, due to founding members under unsecured Promissory Notes Agreements (“Notes”). All Notes require monthly interest only payments at 10% per annum. The Notes mature at various dates from August 2023 to December 2024 as follows: August 2023 - $500,000; January 2024 - $125,000; December 2024 - $200,000. Interest paid to the Members under the Notes totaled $20,627 and $28,127 during the three months ended September 30, 2021 and 2020 respectively and $101,281 and $58,963 nine months ended September 30, 2021 and 2020, respectively. At September 30, 2020, included in accrued expenses and other current liabilities is $20,944 of accrued interest on these promissory notes.

Yozamp Products Company, LLC

Notes to the Financial Statements

On May 15, 2021, the Company modified a Note in the amount of $250,000 to be a convertible note for the same amount plus additional proceeds of $24,000 to a total convertible not of $274,000. The convertible note includes with detachable warrants to purchase 548,000 shares of the Company’s common stock. The convertible note bears interest at a rate of 10% per annum, matures two years from date of issue and is convertible at $.50 per share. The modification resulted in a new effective annual interest rate of 9.15%. The modification resulted in less than a 10% difference in the present values of cash flows of the original note compared to the modified note. Accordingly, there was no accounting changes related to these modifications. The convertible note was issued under the same terms and conditions as the convertible notes issued to third-party investors (see Note 9 – Convertible Notes) and therefore, in substance, was not a capital transaction. Effective November 1, 2021, all terms under the convertible note, including the warrants, were rescinded and the member agreed to convert the note at a conversion price of $1.21 per share.

9.	Convertible Notes

In August and October of 2020, the Company received proceeds totaling $270,000 from the issuance of four Convertible Notes (“Notes”). The Notes accrue monthly interest at 6% per annum and include two options for conversion: (1) Automatic conversion of the principal balance and accrued interest into new financing securities issued in a new financing round of at least $1 million, not including the Notes — the conversion price will be equal to 85% of the price per unit at which the investor in the new financing purchased their equity securities; (2) Optional conversion in founder securities if (a) the Company gives the investor notice of its intent to prepay the Note or (b), the Company has not consummated a new financing prior to maturity. The conversion price is equal to $17 million divided by the number of founder securities outstanding at the date of the Notes (100,000 units), or $170 per unit. The Notes mature three years from date of issue. The outstanding balance at December 31, 2020 was $273,157, including accrued interest of $3,157, which was recognized as interest expense during 2020.

Under the first conversion option, the conversion is contingent upon a future event, and therefore the difference between the conversion price and the fair value of the equity units on the commitment date (transaction date) is not recognized. Under the second option, the conversion price of $170 exceeded the fair value of the Company’s units of $85 at date of issue and therefore no beneficial conversion feature was recorded.

In late 2020, all convertible debt holders were offered the opportunity for early conversion of their convertible notes into Class B member units effective January 1, 2021. Three of the four convertible note holders converted notes with a principal balance of $170,000 and accrued interest of $3,157 into 2,338 Class B member units at per unit conversion prices ranging from $67 - $76. In accordance with FASB ASC 470-20, Debt with Conversion and Other Options, the fair value of the additional units issued under the induced conversion over the value of the number of units issuable under the original terms of the convertible note agreements is recognized as debt conversion expense. Accordingly, upon early conversion on January 1, 2021, the Company recognized $112,133 of debt conversion expense with a corresponding entry to members’ deficit of $285,290 consisting of the $173,157 of principal and interest converted and the excess fair value of $112,133.

The fourth convertible note holder opted out of the early conversion and instead, the original note was modified into a term loan effective January 1, 2021. The modification included the elimination of the conversion feature, an increase in the interest rate from the original 6% per annum to 10% per annum, to be paid monthly instead of accrued, and an earlier maturity date of December 31, 2021. The modification resulted in a new effective annual interest rate of 9.58%, and a revised one-year maturity on December 31, 2021. The modification resulted in less than a 10% difference in the present values of cash flows of the original note compared to the modified note. Accordingly, there was no accounting changes related to these modifications.

During the nine months ended September 30, 2021, the Company received proceeds of $2,929,000 from the issuance of unsecured convertible notes (the “Notes”). At the option of the Note holder and after the completion of a merger with a Special Purpose Acquisition Company (“SPAC”) or an Initial Public Offering (“IPO”), the holder may convert all or a part of the outstanding principal and accrued interest into shares of common stock of the merged or public company. The Notes bear interest at rate of 10% per annum, mature two years from date of issue and are convertible at per share prices ranging from $.50 to $2.50. Effective January 1, 2021, the Company early adopted ASU 2020-06, and accordingly, no beneficial conversion features were recognized.

Yozamp Products Company, LLC

Notes to the Financial Statements

In connection with the issuance of the Notes, the Company incurred commissions totaling $148,000, which were recorded as a discount to the Notes and is amortized over the term of the Note using the straight-line method because is not substantially different from the effective interest method. Amortization of debt issuance costs totaled $16,383 during the three months ended September 30, 2021 and $21,104 during the nine months ended September 30, 2021.

The notes included detachable warrants (“Warrants”) to purchase 3,862,000 shares of the merged or public company. However, effective November 1, 2021, all terms under the original notes, including the warrants, were rescinded and the note holders agreed to convert into common stock at conversion prices ranging from $1.21 to $3.63 per share (See Note 17 - Subsequent Events). Since the warrants were not exercisable until a merger with a SPAC or in IPO, there was no impact on the financial statements at date of grant.

10.	PPP Grant Income

On April 13, 2020, the Company received proceeds of $70,000 under the Paycheck Protection Program (“PPP”) provision of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP provided funding to small businesses through the federally guaranteed loans administered through Section 7(a) of the Small Business Act. The Company also received proceeds of $10,000 under the COVID-19 Economic Injury Disaster Loans (EIDL) program. During 2020 the Company incurred sufficient payroll costs and retained sufficient levels of employment and employee pay to submit a request for forgiveness. The proceeds were recorded as grant income in 2020.

11.	Trust Agreement for Designated Beneficiaries

In March 2020, the LLC members established a Trust for the granting of membership interests to three individuals. At the time of grant, the existing LLC members (“Settlors’) transferred 8% of the ownership and membership interests of the Company to a Trust for the purpose of holding the vested interest for the three beneficiaries. The Settlors continued to hold title to the membership interests conveyed to the Trust until the Company operating agreement is restated, and the Settlors continued to receive their pro rata distribution of profits and losses from the interests until that restatement. At the date of issuance, the fair value of the shares issued was determined to be nominal and no expense was recorded in connection with the grants. The beneficiaries became members effective January 1, 2021, when the operating agreement was amended and restated.

12.	Commitments and Contingencies

Operating Leases

During the nine months ended September 30, 2021 and 2020, the Company entered into two long-term, non-cancelable operating lease agreements for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $1,268,089 and $136,388, respectively, representing the present value of the lease payments discounted using effective interest rates of 7.47% and 11.2%, respectively, and a corresponding right-of-use assets of $1,268,089 and $136,388, respectively. The lease entered into in 2021 expires in January 2028 and contains one three-year option to renew. The lease entered into in 2020 expires in January 2023. The leases generally provide for annual increases based on a fixed amount and generally require the Company to pay real estate taxes, insurance, and repairs. Both leases are guaranteed by the majority member.

In July 2020, an existing lease was modified to extend the expiration date from February 2023 to February 2025. The lease modification resulted in a new lease liability of $116,476, which represents the present value of the remaining lease payments of $157,886 discounted using an effective interest rate of 13.4%, and a corresponding right-of-use asset of $116,476. Accordingly, the balance of the original lease liability and right-of-use asset were adjusted as of the modification date to reflect the modified lease liability and right-of-use assets amounts.

Yozamp Products Company, LLC

Notes to the Financial Statements

Under ASC 842, the incremental borrowing rate (IBR) for leases must be (1) a rate of interest over a similar term, and (2) for an amount that is equal to the lease payments. The Company uses both the Federal Reserve Economic Data (FRED) U.S. corporate debt effective yield and the U.S. Treasury rates adjusted for credit spread as the primary data points for purposes of determining the IBR.

The following is a summary of total lease costs:

September 30,	2021	2020

Operating lease cost	$223,175	$66,331
Short-term lease costs	3,222	11,502
Variable lease costs	—	—

	$226,397	$77,833

The weighted-average remaining lease term is 5.85 years and 3.14 years as of September 30, 2021 and December 31, 2020, respectively. The weighted average discount rate is 8.06% and 12.37%, as of September 30, 2021 and December 31, 2020, respectively. Operating cash flows from the operating leases totaled $122,395 and $36,234 for nine months ended September 2021 and 2020, respectively.

The total lease liability at September 30, 2021 and December 31, 2020 was $1,361,357 and $221,248, respectively. The following is a maturity analysis of the annual undiscounted cash flows of the operating lease liabilities as of September 30, 2021:

Total

2022	$313,289
2023	285,920
2024	267,692
2025	254,668
2026	247,575
Thereafter	340,838

Total future minimum lease payments	1,709,982

Less imputed interest	(348,625)

Total	$1,361,357

Current lease liability	$211,686
Noncurrent lease liability	1,149,671

Total	$1,361,357

Subleases

Effective March 1, 2021 and July 1, 2021, the Company entered into subleases for suites under two of its existing operating lease with similar terms as the Company’s lease agreements. Because the Company is not relieved of its primary obligations under the original lease, the Company accounts for the subleases as a lessor. Sublease rental income is recorded based on the contractual rental payments which are not substantially different from recognition on a straight-line basis over the lease term and totaled $30,360 during the three months ended September 30, 2021 and $54,677 during the nine months ended September 30, 2021.

Yozamp Products Company, LLC

Notes to the Financial Statements

Litigation

The Company may be involved from time to time in litigation or claims arising in the ordinary course of its business. While the ultimate liability, if any, arising from these claims cannot be determined with certainty, the Company believes that the resolution of any such matters will not likely have a material adverse effect on the Company’s financial statements.

13.	401(k) Plan

During the nine months ended September 30, 2021, the Company adopted a 401(k) Plan (“Plan”) for the benefit of its employees. Employees may contribute to the Plan within defined limits as defined by the Internal Revenue Service. Substantially all employees are eligible to participate. The Company has the option to make profit sharing contributions at its discretion. The Company made no contributions during the three months or nine months ended September 30, 2021.

14.	Issuance of Membership Units

On January 1, 2021, the Company issued 2,338 Class B member units upon the conversion of convertible notes and accrued interest totaling $173,157 (see Note 9 – Convertible Notes

On January 1, 2021, the Company issued 262 Class B membership units in exchange for building signage valued at $20,000.

In March and April of 2021, the Company sold 6,157 of Class B membership units to three new members for gross proceeds of $522,000.

15.	Net Loss Per Membership Unit

The basis net loss per membership unit is calculated by dividing the net loss by the weighted average number of membership units outstanding during the period. Diluted earnings or loss per membership unit adjusts the basic earnings or loss per membership unit for the potentially dilutive impact of securities (e.g., options and warrants). As the Company does not have any dilutive securities and has reported losses for all periods presented, basic net loss per membership unit equals diluted net loss per membership unit.

For the three month ended September 30, 2021 and 2020, the basic and diluted loss per membership unit was $3 and $2, respectively. For the nine months ended September 30, 2021 and 2020, the basic and diluted loss per membership unit was $7 and $6, respectively.

16.	Related Party Transactions

During the nine months ended September 30, 2021 and the year ended December 31, 2020, related party transactions consisted of Member Promissory Notes, one of which was modified in May 2021 to be a convertible note with warrants (see Note 8). During the nine months ended September 30, 2021, the Company also received proceeds totaling $44,000 for the issuance of convertible notes to existing LLC members. The notes included warrants to purchase 88,000 shares of common stock. The notes and warrants were subsequently cancelled (see Note 9).

Yozamp Products Company, LLC

Notes to the Financial Statements

17.	Subsequent Events

The date to which events occurring after September 30, 2021, the date of the most recent balance sheets, have been evaluated for possible adjustment to the financial statements or disclosures is December 17, 2021, which is the date the financial statements were issued.

Significant events occurring subsequent to September 30, 2021 consist of the following:

Leases

In October and November 2021, the Company entered into two new long-term, non-cancelable operating lease agreements for office and warehouse space which are both effective January 1, 2022. One lease expires in January 2029 and contains one three-year option to renew. The lease requires monthly payments of $31,425 and provides for annual increases based on a fixed percentage amount. The second lease expires in January 2027 and contains one five-year option to renew. The lease requires monthly payments of $4,853 and provides for annual CPI increases. Both leases require the Company to pay real estate taxes, insurance, and repairs. The Company is currently assessing the lease liability and right-of-use asset to be recognized on the effective date.

Rescission of Convertible Notes and Warrants

In October 2021, all terms under the convertible notes issued during the nine months ended September 30, 2021, including the warrants, were rescinded and the note holders agreed to convert into common stock at conversion prices ranging from $1.21 to $3.63 per share (See below – Conversion to C corporation). The Company is currently assessing the impact of the note cancellations, if any, on the financial statements.

In anticipation of an upcoming initial public offering the Company converted to a C Corporation under the laws of the State of Nevada pursuant to articles of conversion filed with the Nevada Secretary of State dated filed as of November 16, 2021 and changed its name to Expion360, Inc. The membership units of the existing members and all existing convertible note holders converted into 4,181,111 shares of common stock. Additionally, investors purchased 88,889 shares of common stock for total proceeds of $316.400. Additionally, 30,000 shares of common stock were issued in exchange for services. The Company’s issued and outstanding shares of common stock totaled 4,300,000 upon conversion to a C corporation.

Senior Secured Promissory Notes

In November 2021, the Company received gross proceeds of $1,600,000 ($1,385,000, net of issuance costs of $215,000), for the issuance of senior secured promissory notes. The notes bear interest on the unpaid principal balance at an aggregate rate of 15% per annum, of which 10% is paid monthly and 5% is deferred until maturity date. The maturity date is the earlier of (a) May 15, 2023, (b) the closing of a Qualified Subsequent Financing, defined as an IPO or debt or equity financing in which the Company received aggregate gross proceeds of $3 million or more from any parties that do not currently own, directly or indirectly, and capital stock of the Company, and (c) the closing of a change of control. The notes are senior to all other debt and are secured by substantially all assets of the Company. The notes included detachable warrants to purchase 559,431 shares of common stock at an exercise price of $3.32 per share. The warrants are exercisable for a period of 10 years from date of grant. The Company is currently assessing the impact of the issuance of the warrants of the financial statements.

The Company issued 228,163 warrants in connection with the senior secured promissory notes and the convertible note issuances earlier in 2021 (See above – Convertible Notes with Warrants). The Company is currently assessing the fair value of the warrants and the impact, if any, on the financial statements.

Yozamp Products Company, LLC

Notes to the Financial Statements

Stock Option Plans

2021 Employee Stock Option Plan

The purpose of the Company’s 2021 Employee Stock Option Plan is to assist eligible employees of the Company in acquiring a stock ownership in the Company and to help such employees provide for their future security and to encourage them to remain in the employment of the Company. The Plan consists of a Section 423 Component and Non-Section 423 Component. The Section 423 Component is intended to qualify as an employee stock purchase plan and also authorizes the grant of options. Option granted under the Non-Section 423 Component shall be granted pursuant to separate offerings containing sub-plans. The Company may make one or more offerings under the plan. The duration and timing of each offering period may be established or changed by the board, but in no event may an offering period exceed 27 months and in no event may the purchase period for the option exceed the duration of the offering period under which it is established. On each exercise date for an offering period, each participant shall automatically be deemed to have exercised the option to purchase the largest number of whole shares which can be purchased under the offering. Option awards are generally granted with an exercise price equal to 85% of the lesser of (a) the fair market value of a share on the applicable grant date and (b) the applicable exercise date, or such price as determined by the administrator, provided that in no event shall the option price be less that the per share par value price. The maximum number of shares granted under the plan shall not exceed 2,500,000 shares. No awards have been granted to date under the plan.

2021 Incentive Award Plan

The purpose of the Company’s 2121 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company be providing these individuals with equity ownership opportunities. Various stock- based awards may be granted under the plan to eligible employees, consultants, and non-employee directors. The number of shares issued under the plan is subject to limits and is adjusted annually. No more than 1,000,000 shares may be issued pursuant to the exercise of incentive stock options. The number of shares granted, the exercise price, and the terms will be determined at date of grant, however, the exercise prices shall not be less than 100% of the fair value on the grant date (110% for options granted to greater than 10% shareholders) and the term shall not exceed ten years. No awards have been granted to date under the plan.

In November 2021, the Company issued 30,000 options independently of any of the above described plans. The Company is currently assessing the fair value of the options and the impact, if any, on the financial statements.

Through and including ______________, 2022 (the 25th day after the date of this offering), all dealers effecting transactions in these shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in additionto a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

2,466,750 Shares of Common Stock

EXPION360 INC.

Prospectus

Joint Bookrunners

Paulson Investment Company LLC	Alexander Capital, LP

The date of this prospectus is January 21, 2022

[Alternate Page for Resale Prospectus]

Subject to Completion, dated [●][●]¸[●].

EXPION360 INC.

PROSPECTUS

559,431 Shares of Common Stock

This prospectus relates to the offer for sale of up to an aggregate of 559,431 shares of common stock, par value $0.001 per share, of Expion360 Inc., a Nevada corporation, by the selling stockholders identified herein (referred to collectively herein as the “selling stockholders,” or, individually, as a “selling stockholder”). The shares are all issuable upon exercise of the warrants granted to the selling stockholders. The exercise price of the warrants is $3.32 per share, and they expire in November 2031.

We are not selling securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. We may receive up to approximately $1,601,130 aggregate gross proceeds in the event the warrants are exercised and full cash is paid.

After exercise of the warrants, the selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. Each selling stockholder may be considered “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We have applied to list our common stock on The Nasdaq Capital Market (“NASDAQ”) under the symbols “[●].” No assurance can be given that our application will be approved. If our common stock is not approved for filing on NASDAQ, we will not consummate this offering.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, under applicable Securities and Exchange Commission (“SEC”) rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company.”

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page [●] of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [      ], 2022

[Alternate Page for Resale Prospectus]

THE OFFERING

Shares of common stock offered by Selling Stockholders	559,431 shares of common stock issuable upon exercise of stock purchase warrants held by the selling stockholders

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders

Proposed Nasdaq Ticker Symbols	We have applied to have our common stock offered in the offering listed on the Nasdaq Capital Market under the symbol “[●]”. The listing of our common stock on the Nasdaq is a condition to consummating the offering. No assurance can be given that our application will be approved. None of the shares being registered for resale by the selling stockholders on this prospectus may be sold prior to the closing of our initial public offering, and only then in compliance with applicable laws, rules and regulations.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” on page [●], together with all of the other information set forth in this prospectus, before deciding to invest in the securities offered by this prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.

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SELLING STOCKHOLDERS

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SELLING STOCKHOLDERS

An aggregate of up to 482,268 shares of common stock may be offered by certain selling stockholders. The following table sets forth certain information with respect to each selling stockholder for whom we are registering shares for resale to the public. No material relationships exist between any of the selling stockholders and us nor have any such material relationships existed within the past three years.

			Shares Of Common Stock Beneficially Owned After Completion Of The Offering(2)
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned Before this Offering(1)	Number of Shares of Common Stock Offered Hereby	Percent of Common Stock Beneficially Owned Following Offering	Percent of Common Stock Beneficially Owned Following Offering
Donald A. Foss Revocable Living Trust dated January 1981(3)	301,418	301,418	—		*
Victor Henry David Trione c/o Neoteric, LLC	30,142	30,142	—		*
Seven Hills Healthcare Advisors LLC Defined Benefit Pension Plan	30,142	30,142	—		*
Eaglevision Ventures, Inc.	28,936	28,936	__		*
John Neary	28,936	28,936	__		*
Park Family Trust Est. Aug 29, 2012(4)	22,606	22,606	—		*
Cheryl Krane	19,291	19,291
Rowland W. Day II and Jaimie D. Day Family Trust U/D/T April 13, 1990	15,071	15,071	—		*
Istvan Elek	15,071	15,071	—		*
SMEA2Z LLC	15,071	15,071	—		*
Dr. SK Rao	15,071	15,071	—		*
Garry Mauro	15,071	15,071	—		*
Ron G. Olthuis	7,535	7,535	—		*
Alessandro Parravicini	7,535	7,535	—		*
Kökény László	7,535	7,535	—		*

* Less than 1%

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Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(1)	The number of shares of common stock owned prior to the offering in this column assumes the successful completion of our initial public offering, and assumes that each selling stockholder purchases the shares available for purchase pursuant to their Warrants.

(2)	Assumes the sale of all shares offered pursuant to this prospectus. Applicable percentages based on 4,300,000 shares of common stock outstanding as of this prospectus.

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PLAN OF DISTRIBUTION

 The selling stockholders, which as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. Subject to those same restrictions, the selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the offering; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the offering is complete.

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In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Subject to those same restrictions, the selling stockholders may also (i) sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities and (ii) enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). No underwriter of our initial public offering is entitled to receive any reimbursement for expenses in connection with the sale of shares by a selling stockholder.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 relating to the securities being offered through this prospectus. As permitted by the rules and regulations of the SEC, the prospectus does not contain all the information described in the registration statement. For further information about us and our securities, you should read our registration statement, including the exhibits and schedules. In addition, we will be subject to the requirements of the Securities Exchange Act of 1934, as amended, following the offering and thus will file reports, proxy statements and other information with the SEC. These SEC filings and the registration statement are available to you over the Internet at the SEC’s website at http://www.sec.gov/. You may also read and copy any document we file with the SEC at the SEC’s public reference room in at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Statements contained in this prospectus as to the contents of any agreement or other document are not necessarily complete and, in each instance, you should review the agreement or document which has been filed as an exhibit to the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. All of the amounts shown are estimated except the SEC registration fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Type of Expense		Amount
Securities and Exchange Commission Registration Fee		$	[●	]
Nasdaq Application Fee			[●	]
FINRA Filing Fee			3,090.09
Transfer Agent Fees				*
Printing and Engraving Expenses				*
Accounting Fees and Expenses			[●	]*
Legal Fees and Expenses			[●	]*
Miscellaneous Costs				*
Total	$
* Estimated.

Item 14. Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

●         Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●         Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The articles of incorporation of the Company provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, the Company shall indemnify directors and officers of the Company in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Company. The articles of incorporation of the Company further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, and that if the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time; and in addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Company in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Company, must be paid, by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Further, the Company has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. Such agreements may require the Company, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the Company by the underwriters against certain liabilities.

We expect to enter into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Item 15: Recent Sales of Unregistered Securities

In the past three years, we have issued the following securities that were not registered under the Securities Act(each of the issuances was exclusively to “accredited investors” as defined in Regulation D under the Securities Act and in reliance on the exemptions available pursuant to Regulation D under, and Section 4(a)(2) of, the Securities Act):

Membership Interest Purchases

As of September 30, 2021 and December 31, 2020, the Company had an outstanding principal balance of $825,000 and $1,075,000, respectively, due to founding members under unsecured Promissory Notes Agreements (“Notes”). All Notes require monthly interest only payments at 10% per annum. The Notes mature at various dates from August 2023 to December 2024 as follows: August 2023 - $500,000; January 2024 - $125,000; December 2024 - $200,000. Interest paid to the Members under the Notes totaled $20,627 and $28,127 during the three months ended September 30, 2021 and 2020 respectively and $101,281 and $58,963 nine months ended September 30, 2021 and 2020, respectively. At September 30, 2020, included in accrued expenses and other current liabilities is $20,944 of accrued interest on these promissory notes.

On May 15, 2021, the Company modified a Note in the amount of $250,000 to be a convertible note for the same amount with detachable warrants to purchase 548,000 shares of the Company’s common stock. The modification resulted in a new effective annual interest rate of 9.15%. The modification resulted in less than a 10% difference in the present values of cash flows of the original note compared to the modified note. Accordingly, there was no accounting changes related to these modifications. The convertible note was issued under the same terms and conditions as the convertible notes issued to third-party investors (see Note 9 – Convertible Notes) and therefore, in substance, was not a capital transaction. Effective November 1, 2021, all terms under the convertible note, including the warrants, were rescinded and the member agreed to convert the note at a conversion price of $1.21 per share.

On January 1, 2021, the Company issued 2,338 Class B member units upon the conversion of convertible notes and accrued interest totaling $173,157 (see Note 9 – Convertible Notes

On January 1, 2021, the Company issued 262 Class B membership units in exchange for building signage valued at $20,000.

In March and April of 2021, the Company sold 6,157 of Class B membership units to three new members for gross proceeds of $522,000.

Convertible Notes Issuances

In August and October of 2020, the Company received proceeds totaling $270,000 from the issuance of four Convertible Notes (“Notes”). The Notes accrue monthly interest at 6% per annum and include two options for conversion: (1) Automatic conversion of the principal balance and accrued interest into new financing securities issued in a new financing round of at least $1 million, not including the Notes — the conversion price will be equal to 85% of the price per unit at which the investor in the new financing purchased their equity securities; (2) Optional conversion in founder securities if (a) the Company gives the investor notice of its intent to prepay the Note or (b), the Company has not consummated a new financing prior to maturity. The conversion price is equal to $17 million divided by the number of founder securities outstanding at the date of the Notes (100,000 units), or $170 per unit. The Notes mature three years from date of issue. The outstanding balance at December 31, 2020 was $273,157, including accrued interest of $3,157, which was recognized as interest expense during 2020.

Under the first conversion option, the conversion is contingent upon a future event, and therefore the difference between the conversion price and the fair value of the equity units on the commitment date (transaction date) is not recognized. Under the second option, the conversion price of $170 exceeded the fair value of the Company’s units of $85 at date of issue and therefore no beneficial conversion feature was recorded.

In late 2020, all convertible debt holders were offered the opportunity for early conversion of their convertible notes into Class B member units effective January 1, 2021. Three of the four convertible note holders converted notes with a principal balance of $170,000 and accrued interest of $3,157 into 2,338 Class B member units at per unit conversion prices ranging from $67 - $76. In accordance with FASB ASC 470-20, Debt with Conversion and Other Options, the fair value of the additional units issued under the induced conversion over the value of the number of units issuable under the original terms of the convertible note agreements is recognized as debt conversion expense. Accordingly, upon early conversion on January 1, 2021, the Company recognized $112,133 of debt conversion expense with a corresponding entry to members’ deficit of $285,290 consisting of the $173,157 of principal and interest converted and the excess fair value of $112,133.

The fourth convertible note holder opted out of the early conversion and instead, the original note was modified into a term loan effective January 1, 2021. The modification included the elimination of the conversion feature, an increase in the interest rate from the original 6% per annum to 10% per annum, to be paid monthly instead of accrued, and an earlier maturity date of December 31, 2021. The modification resulted in a new effective annual interest rate of 9.58%, and a revised one-year maturity on December 31, 2021. The modification resulted in less than a 10% difference in the present values of cash flows of the original note compared to the modified note. Accordingly, there was no accounting changes related to these modifications.

During the nine months ended September 30, 2021, the Company received proceeds of $2,929,000 from the issuance of unsecured convertible notes (the “Notes”). At the option of the Note holder and after the completion of a merger with a Special Purpose Acquisition Company (“SPAC”) or an Initial Public Offering (“IPO”), the holder may convert all or a part of the outstanding principal and accrued interest into shares of common stock of the merged or public company. The Notes bear interest at rate of 10% per annum, mature two years from date of issue and are convertible at per share prices ranging from $.50 to $2.50. Effective January 1, 2021, the Company early adopted ASU 2020-06, and accordingly, no beneficial conversion features were recognized.

In connection with the issuance of the Notes, the Company incurred commissions totaling $148,000, which were recorded as a discount to the Notes and is amortized over the term of the Note using the straight-line method because is not substantially different from the effective interest method. Amortization of debt issuance costs totaled $16,383 during the three months ended September 30, 2021 and $21,104 during the nine months ended September 30, 2021.

The notes included detachable warrants (“Warrants”) to purchase 3,862,000 shares of the merged or public company. However, effective November 1, 2021, all terms under the original notes, including the warrants, were rescinded and the note holders agreed to convert into common stock at conversion prices ranging from $1.21 to $3.63 per share (See Note 17 - Subsequent Events). Since the warrants were not exercisable until a merger with a SPAC or in IPO, there was no impact on the financial statements at date of grant.

On November 22, 2021, we completed a private placement (the “Secured Note Financing”). In connection therewith, we issued an aggregate of $1,600,000 of 15% senior secured notes (the “Notes”) and warrants to purchase an aggregate of 559,431 shares of common stock at an exercise price of $3.32 per share (the “Warrants”). After deducting offering related expenses, including legal fees of $15,000 and certain diligence and advisory fees of $200,000 paid to an entity controlled by an employee of the underwriter, the net proceeds to us were approximately $1,385,000. Out of the total warrants, warrants to purchase 28,935 shares of our common stock were issued to the same entity controlled by an employee of the underwriter that received the advisory fee. The maturity date of the Notes is the earlier of (i) May 15, 2023, (ii) the closing a Qualified Subsequent Equity Financing and (iii) the closing of a Change of Control. The Notes bear interest at a rate of 15% per annum of which (i) 10% accrues from the Closing Date and is paid to holder within 10 days after the first day of each month and (ii) 5% accrues and compound annually and payable in arrears on the Maturity Date. The Notes are general secured obligations as set forth in a security agreement between us and the noteholders. The Warrants are exercisable for a period of 10-years from the date of issuance and may be exercised via cashless exercise/net exercise provisions contained in the Warrants.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The list of exhibits is set for under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

(b)	Financial Statement Schedules

See the “Index to Financial Statements” for a list of the financial statements included in this registration statement. All financial statement schedules are omitted because they are not required, are inapplicable, or the information is included in our consolidated financial statements or notes to those consolidated financial statements contained in this registration statement.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned on January 21, 2022.

EXPION360 INC.

By:	/s/ John Yozamp
John Yozamp
Chief Executive Officer
Chairman of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below, hereby severally constitutes and appoints John Yozamp and Paul Shoun, and both or either one of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Exchange Act of 1934, this report has been signed below on January 21, 2022 by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

John Yozamp

/s/ John Yozamp
Chief Executive Officer and Chairman of the Board of Directors

Paul Shoun /s/ Paul Shoun
Chief Operations Officer, Director

Paul Colburn /s/ Paul Colburn
Chief Financial Officer

EXHIBIT INDEX

Number	Description of Document

1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation of the Company, effective as of November 4, 2021
3.2	Bylaws of the Company currently in effect
4.1*	Form of the Company’s common stock certificate
4.4*	Form of Underwriters’ Warrant

5.1*	Opinion of Parr Brown Gee & Loveless, PC
10.1	Form of common stock warrant issued to Selling Stockholders
10.2+	Expion360 Inc 2021 Incentive Award Plan
10.3+	Expion360 Inc 2021 Employee Stock Purchase Plan
10.4*	Consent to be Named as a Director Nominee – David Hendrickson
10.5*	Consent to be Named as a Director Nominee – David Diamond
10.6*	Consent to be Named as a Director Nominee – J. Allen Kosowsky
10.7	Form of Senior Secured Note issued to bridge loan investors
10.8	Form of Security Agreement issued to bridge loan investors
10.9*	Commercial Lease of premises at 2025 SW Deerhound Avenue Redmond, OR
10.10+	Executive Employment Agreement between John Yozamp and Expion360 Inc. dated November 15, 2021
10.11+	Executive Employment Agreement between Paul Shoun and Expion360 Inc. dated November 15, 2021
21.1	Subsidiaries of the Company
23.1	Consent of M&K CPAS PLLC
23.2*	Consent of Parr Brown Gee & Loveless, PC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

*	To be filed by amendment
+	Indicates a management contract or compensatory plan or arrangement